As filed with the Securities and Exchange Commission on March 28, 2006

Registration No. 333-131760

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Depositor)

(Exact name of registrant as specified in its charter)

UNITED STATES OF AMERICA (State or other jurisdiction of incorporation or organization)	13-4994650 (I.R.S. Employer Identification Number)

1111 Polaris Parkway

Columbus, Ohio 43240

(800) 992-7169

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark I. Kleinman

Senior Vice President

JPMorgan Chase Bank, National Association

270 Park Avenue

New York, NY 10017

(212) 270-6562

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Neila B. Radin, Esq. JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017 (212) 270-0938	Laura Palma, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Asset Backed Notes and Certificates	$10,000,000,000	100%	$10,000,000,000	$1,070,000.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	A total of $813,080.08 of which has been previously paid as follows: $107.00 was previously paid with the initial filing of this Registration Statement; $547,944.60 was previously paid on September 17, 2003 by Chase Bank USA, National Association (formerly known as Chase Manhattan Bank USA, National Association), a wholly-owned subsidiary of JPMorgan Chase & Co., parent company of the Registrant, in connection with the unissued Asset-Backed Securities registered under Registration Statement No. 333-109768 initially filed on October 17, 2003, and is being offset against the total filing fee due for this Registration Statement pursuant Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933; and $265,028.48 was previously paid on September 9, 2003 by Bank One Auto Securitization LLC, a wholly-owned subsidiary of JPMorgan Chase & Co., in connection with the unissued Asset Backed Securities registered under Registration Statement No. 333-107580 initially filed on August 1, 2003, and is being offset against the total filing fee due for this Registration Statement pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion dated                  , 200

PROSPECTUS SUPPLEMENT

(To Prospectus dated                  , 20    )

$

Chase Auto Owner Trust 20    -

Issuing Entity

$             Asset Backed Notes

$             Asset Backed Certificates

JPMorgan Chase Bank, National Association

Sponsor, [Originator,] Depositor and Servicer

The following securities are being offered by this prospectus supplement:

	Class [A-1] Notes		Class [A-2] Notes		Class [A-3] Notes			Class [A-4] Notes			Certificates (1)
Principal Amount	$		$		$			$			$
Interest Rate		%		%		%			%			%
Final Scheduled Payment Date
Price to Public		%		%			%			%		%
Underwriting Discount		%		%			%			%		%
Proceeds to Depositor		%		%			%			%		%

(1)	The issuing entity will also issue [$[ ] of Class [ ] asset backed notes with a final scheduled payment date of [ ] and] a Class R certificate to the depositor. The [Class [ ] notes and] the Class R certificate [is] [are] not being offered for sale by this prospectus supplement.

The total price to public is $            .

The total underwriting discount is $            .

The total proceeds to the depositor are $            .

The assets of the issuing entity will be motor vehicle loans and related property.

The issuing entity will pay interest and principal on the securities on the     th day of each month. The first payment date will be                  , 20    .

Credit enhancement will consist of a reserve account, overcollateralization and the subordination of certain payments in respect of the certificates.

[The issuing entity will enter into an interest rate swap agreement with [            ] to hedge its floating rate obligations on the Class A-[    ] notes.]

Before you purchase any of these securities, be sure to read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page [S-    ] of this prospectus supplement and on page [    ] of the prospectus.

Neither the securities nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

These securities represent obligations of or interests in the issuing entity only and are not obligations of or interests in JPMorgan Chase Bank, National Association or any of its affiliates.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Notes	Underwriter of the Certificates
[Names of Underwriters]	[Name of Underwriter]

The date of this prospectus supplement is                  , 20    .

Page
Summary of Terms	S-4
Risk Factors	S-17
Holders of certificates are subject to greater credit risks because distributions in respect of the certificates are subordinate to payments on the notes.	S-17
You may experience prepayments and losses on your securities after an event of default under the indenture.	S-17
Only the assets of the issuing entity are available to pay your securities.	S-17
Geographic concentration of motor vehicle loans may result in more risk to you.	S-17
The absence of an existing market for the securities may limit your ability to resell the securities.	S-18
[The ratings on the securities are dependent on the creditworthiness of [the third party credit enhancer].]	S-18
[You may suffer losses as a result of the interest rate swap agreement.]	S-18
The Issuing Entity	S-19
General	S-19
Capitalization of the Issuing Entity	S-19
Issuing Entity Property	S-19
Trustees	S-21
Owner Trustee	S-21
Indenture Trustee	S-21
Sponsor, [Originator,] Depositor, Servicer and Administrator	S-21
Subservicer	S-21
[The Swap Counterparty]	S-21
[Third Party Credit Enhancer]	S-22
Affiliations and Certain Relationships and Related Transactions	S-22
The Motor Vehicle Loans	S-23
Eligibility Criteria	S-23
Composition of the Motor Vehicle Loans	S-23
[Pre-Funding Account and Subsequent Motor Vehicle Loans]	S-28
[Purchase of Additional Motor Vehicle Loans]	S-28
Static Pool Data	S-28
Delinquency and Loan Loss Information	S-28
Use of Proceeds	S-32
Weighted Average Life of the Securities	S-33
Maturity and Prepayment Considerations	S-33
Illustration of Effect of Prepayments of Motor Vehicle Loans on the Life of the Securities	S-33
The Notes	S-37
General	S-37
Payments of Interest	S-37
[Interest Rate Swap]	S-38
Payments of Principal	S-38
Prepayment	S-39
The Certificates	S-40
General	S-40
Distributions of Interest	S-40
Distributions of Principal	S-40
Prepayment	S-41
Restrictions on Foreign Ownership	S-42
Payments and Distributions	S-43
Source of Funds	S-43
Priority of Payments and Distributions	S-43

S-i

S-ii

Reading These Documents

We provide information on the Chase Auto Owner Trust 20[    ] and the securities to be issued by the issuing entity in two documents that offer varying levels of detail:

•	the prospectus—provides general information, some of which may not apply to the securities.

•	this prospectus supplement—provides a summary of the specific terms of the securities.

We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with “S”.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page [S-    ] in this document and on page [    ] in the attached prospectus to locate the referenced sections.

The glossary of terms on page [S-    ] of this prospectus supplement lists definitions of certain terms used in this prospectus supplement and the glossary of terms on page [    ] in the prospectus lists definitions of certain terms used in this prospectus supplement and the prospectus.

You should rely only on information on the securities provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information. The information in this prospectus supplement or the attached prospectus is accurate only as of the dates on their respective covers. We are not offering the securities in any state where the offer is not permitted.

If you have received a copy of this prospectus supplement and the attached prospectus in electronic format, and, if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and attached prospectus from the depositor or the underwriters.

In this prospectus supplement, the terms “JPMorgan Chase,” “we,” “us” and “our” refer to JPMorgan Chase Bank, National Association.

Priority of Payments and Distributions

Available Amount
[Withdrawal from Reserve Account]
Servicing fee
Administration fee
[Fixed payment to swap counterparty]
On a *pro rata* basis, [any termination payments to the swap counterparty and] interest due on all notes
To the Principal Distribution Subaccount(1), the First Priority Principal Distribution Amount
Interest in respect of the certificates
To the Principal Distribution Subaccount(1), the Second Priority Principal Distribution Amount
Deposit, if needed, into the reserve account
To the Principal Distribution Subaccount(1), the Regular Principal Distribution Amount
To the holder of Class R certificate, any remaining portion of the Available Amount

Summary of Terms

The following summary is a short description of the main terms of the securities offered by this prospectus supplement. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the securities offered by this prospectus supplement, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Offered Securities

The following securities are being offered by this prospectus supplement:

$ Class [A-1]	% Asset Backed Notes
$ Class [A-2]	% Asset Backed Notes
$ Class [A-3]	% Asset Backed Notes
$ Class [A-4]	% Asset Backed Notes
$	% Asset Backed Certificates

The issuing entity will also issue [$[            ] of Class [    ] asset backed notes with a final scheduled payment date of [            ] and] a Class R certificate, [none of] which [are] [is not] being offered by this prospectus supplement. The depositor will initially retain [the Class [    ] notes and] the Class R certificate.

Issuing Entity

Chase Auto Owner Trust 200    -     is a Delaware statutory trust established by the depositor pursuant to a trust agreement.

Sponsor, Depositor, Servicer and Administrator

JPMorgan Chase Bank, National Association.

Originator

JPMorgan Chase Bank, National Association[, and/or [            ], one of its affiliates.]

Subservicer

Chase Auto Finance Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association.

Owner Trustee

[name of owner trustee]

Indenture Trustee

[name of indenture trustee]

Paying Agent

JPMorgan Chase Bank, National Association.

[Third Party Enhancement Provider

[name of third party enhancement provider]]

[Swap Counterparty

[name of swap counterparty]]

Closing Date

The issuing entity expects to issue the securities on                  , 20    .

Cutoff Date

The depositor will transfer the motor vehicle loans to the issuing entity as of                  , 20    .

[Statistical Cutoff Date

The depositor prepared the statistical information on the motor vehicle loans to be transferred to the issuing entity as of                  , 20    .]

Property of the Issuing Entity

The property of the issuing entity will include the following:

•	the motor vehicle loans,

•	all collections on the motor vehicle loans received on and after the cutoff date,

•	amounts held from time to time in the reserve account[, the yield supplement account] and other bank accounts maintained for the issuing entity,

•	security interests in the financed vehicles,

•	rights to proceeds from the exercise of the depositor’s recourse rights against dealers,

•	rights to proceeds from claims on insurance policies that cover the obligors of the motor vehicle loans or the vehicles financed by the motor vehicle loans and

•	repossessed financed vehicles.

The issuing entity will pledge its property to the indenture trustee to secure payment of the notes.

The Motor Vehicle Loans

On the closing date, the depositor will transfer motor vehicle loans having an aggregate principal balance of approximately $             as of the cutoff date to the issuing entity in exchange for the securities. The motor vehicle loans are retail installment sales contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks. Collections on the motor vehicle loans will be the issuing entity’s primary source of funds for making payments in respect of the securities.

Motor vehicle loans may be purchased from the issuing entity by the depositor in connection with the breach by the depositor of certain representations and warranties relating to the motor vehicle loans and may be purchased by the servicer in connection with the breach by the servicer of certain servicing covenants. The servicer will be deemed to have purchased a motor vehicle loan if it deposits in the collection account amounts that it mistakenly believes are collections resulting in the payment in full of that motor vehicle loan and discovers its error after the payment date following such deposit. In addition, the servicer will have the option to purchase all of the motor vehicle loans from the issuing entity under certain circumstances.

For information on the depositor’s and the servicer’s purchase obligations, refer to the sections of the prospectus entitled “Sale of Motor Vehicle Loans—Repurchase of Motor Vehicle Loans” and “Servicing—Servicing Procedures—Collection Procedures” and the section of this prospectus supplement entitled “Transfer and Servicing Agreements—Servicing Procedures.” For information on the servicer’s purchase option, see the section of this prospectus supplement entitled “Transfer and Servicing Agreements—Servicer Purchase Option.”

[Statistical Information

The statistical information in this prospectus supplement on the motor vehicle loans to be transferred to the issuing entity on the closing date is presented as of                 , 20    . The depositor may select additional motor vehicle loans to be transferred to the issuing entity after the statistical cutoff date. In addition, certain motor vehicle loans included in the statistical information may not be included in the motor vehicle loans transferred to the issuing entity on the closing date. As a result of this potential variation in the motor vehicle loans to be transferred to the issuing entity and the amortization of the motor vehicle loans between the statistical cutoff date and the cutoff date, the statistical distribution of the characteristics of the motor vehicle loans as of the cutoff date may vary from the statistical distribution of those characteristics as of                 , 20    , although that variance will not be material.]

The aggregate principal balance of the motor vehicle loans as of the [statistical] cutoff date was $            .

The composition of the motor vehicle loans as of the [statistical] cutoff date was as follows:

Number of Motor Vehicle Loans
Average Principal Balance	$
Average Original Balance	$
Weighted Average Contract Rate	%
Contract Rate (Range)	% to %
Weighted Average Original Term	months
Original Term (Range)	months to
Weighted Average Remaining Term	months
Remaining Term (Range)	months to months
Weighted Average FICO®(1) Score
FICO® Scores (Range)	to

(1)	FICO is a registered trademark of Fair Isaac & Co.

[Pre-Funding and Subsequent Motor Vehicle Loans

On the closing date, $[    ] will be deposited in a pre-funding account maintained with the indenture trustee. This amount represents [    ]% of the aggregate principal balance of the motor vehicle loans as of the [statistical] cutoff date plus the amount in the pre-funding account. During a funding period from the closing date to [                , 20    ], the issuing entity will use the funds in the pre-funding account to purchase additional motor vehicle loans from the depositor that are required to meet the same eligibility criteria applicable to the motor vehicle loans transferred to the issuing entity on the closing date[, except that [state any different eligibility criteria for subsequent motor vehicle loans].] Prior to being used to purchase subsequent motor vehicle loans, funds on deposit in the pre-funding account will be invested at the direction of the servicer in highly rated short-term securities. The funding period will end on the earliest to occur of (i) [                , 20    ], (ii) the date on which the amount in the pre-funding account is less than $[            ] and (iii) the occurrence of an event of default under the indenture. On the payment date following the termination of the funding period, the indenture trustee will apply any remaining funds in the pre-funding account to pay principal of the notes and make a distribution in respect of principal on the certificates.]

[Purchases of Additional Motor Vehicle Loans

During the period from the closing date to [                , 20    ], the issuing entity will apply up to $[            ] of collections on the motor vehicle loans to purchase additional motor vehicle loans from the depositor. This amount represents [    ]% of the aggregate principal balance of the motor vehicle loans as of the [statistical] cutoff date. The additional motor vehicle loans will be required to meet the same eligibility criteria applicable to the motor vehicle loans transferred to the issuing entity on the closing date[, except that [state any different eligibility criteria for the additional motor vehicle loans.]

The Notes

Form

The [offered] notes will be issued in book-entry form through DTC, Clearstream and Euroclear in minimum denominations of $[100,000] and integral multiples of $[1,000] in excess thereof. Definitive notes will be issued only under limited circumstances.

Payment Dates

The issuing entity will pay interest and principal on the notes on the     th day of each month unless the     th day is not a business day, in which case the payment will be made on the following business day. The first payment date is                 , 20    .

Record Dates

On each payment date, the issuing entity will pay interest and principal to the holders of the notes as of the related record date. The record date for the notes will be the day before the payment date. If definitive notes are issued, the record date will be the last day of the month before the payment date.

Interest Rates

On each payment date, the issuing entity will pay interest on each class of notes at the following per annum rates:

Class	Interest Rate
[A-1]	[	]
[A-2]	[	]
[A-3]	[	]
[A-4]	[	]

Interest Accrual

[Class [A-1] Notes [and Class [A-    ] Notes] . “Actual/360”, accrued from the prior payment date (or the closing date, in the case of the first payment date) to and excluding the current payment date.]

[Class [A-2] Notes, Class [A-3] Notes and Class [A-4] Notes.] “30/360”, accrued from the     th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the     th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

•	the outstanding principal balance,

•	the interest rate [and]

•	[in the case of the Class [A-1] notes [and the Class [A- ] notes], the actual number of days in the accrual period divided by 360, and]

•	[in the case of the Class [A-2] notes, the Class [A-3] notes and the Class [A-4] notes,] 30 (or in the case of the first payment date, ) divided by 360.

Interest on any note that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

For a more detailed description of the payment of interest on the notes, refer to the section of this prospectus supplement entitled “The Notes—Payments of Interest.”

Principal Payments

The issuing entity will pay principal in respect of the securities on each payment date in an amount generally equal to the lesser of

•	the amount available to the issuing entity to pay principal in respect of the securities on that payment date and

•	a target principal distribution amount equal to the amount by which

•	the sum of the outstanding principal balance of the notes and the certificate balance of the certificates on the prior payment date exceeds

•	the aggregate principal balance of the motor vehicle loans for that payment date less [the sum of (i) the yield supplement overcollateralization amount for that payment date and (ii)] the target overcollateralization amount for that payment date.

The issuing entity will pay the principal of the notes on each payment date in an amount generally equal to the lesser of

•	the amount available to the issuing entity to pay principal on the notes on that payment date and

•	the amount by which the outstanding principal balance of the notes on the prior payment date exceeds the lesser of:

•	the sum of (i) [ ]% of [the amount by which] the aggregate principal balance of the motor vehicle loans for that payment date [exceeds the yield supplement overcollateralization amount for that payment date] and (ii) the amount required to be on deposit in the reserve account on that payment date

and

•	the aggregate principal balance of the motor vehicle loans for that payment date less [the sum of (i) the yield supplement overcollateralization amount for that payment date and (ii)] the target overcollateralization amount for that payment date.

For information on the amount of principal of the notes payable after the acceleration of the maturity of the notes following an event of default arising from a payment default, refer to the section of this prospectus supplement entitled “Payments and Distributions—Priority of Payments and Distributions—After Acceleration of the Notes Following a Payment Default.”

Application of Principal Prior to Acceleration of the Notes. The issuing entity will pay the principal of the notes of each class sequentially starting with the earliest maturing class of notes then outstanding until that class is paid in full.

Application of Principal After Acceleration of the Notes. After an acceleration of the maturity of the notes following an event of default, the issuing entity will pay the principal [amount of the Class A-1 notes until the Class A-1 notes have been paid in full and then pay the principal] of the [remaining classes of] notes ratably, based upon the outstanding principal amount of each [such] class of notes.

The issuing entity is required to pay the entire outstanding principal amount of each class of notes, to the extent not previously paid, on the following final scheduled payment dates:

Class	Final Scheduled Payment Dates
[A-1]	[	]
[A-2]	[	]
[A-3]	[	]
[A-4]	[	]

The issuing entity expects that each class of notes will be paid in full earlier than its final scheduled payment date.

For a more detailed description of the payment of principal on the notes, refer to the section of this prospectus supplement entitled “The Notes—Payments of Principal.”

Prepayment

The issuing entity will prepay the Class [A-4] notes in full if the servicer exercises its option to purchase the motor vehicle loans.

For a more detailed description of the servicer’s option to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled “Transfer and Servicing Agreements—Servicer Purchase Option.”

Events of Default

The occurrence of any of the following events will be an event of default under the indenture:

•	a default for [ ] days or more in the payment of any interest on any of the notes,

•	a default in the payment of the principal of or any installment of the principal of any note when it becomes due and payable,

•	a default in the observance or performance of any other covenant or agreement of the issuing entity made in the indenture which default materially and adversely affects the rights of the holders of the notes and which default continues for a period of 30 days after written notice of the default is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% in principal amount of the notes, or for such longer period, not to exceed 90 days, as may be reasonably necessary to remedy the default, provided that the default is capable of being remedied within 90 days or less, or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The amount of principal due and payable to the holders of a class of notes under the indenture until the final scheduled payment date for that class of notes will generally be limited to amounts available to pay the principal of the notes. Thus, the failure to pay principal on a class of notes on any payment date generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

After an event of default, the indenture trustee and the noteholders would have various rights and remedies, including the right to accelerate the maturity of the notes and to force a sale of the motor vehicle loans. These remedies would be exercised collectively and involve voting requirements. For a description of these provisions of the indenture, refer to the section of the prospectus entitled “The Indenture—Events of Default—Noteholder Rights Upon Event of Default.”

The Certificates

Form

The certificates will be issued [in book-entry form through DTC] in minimum denominations of $[100,000] and integral multiples of $[1,000] in excess thereof. [Definitive certificates will be issued only under limited circumstances.]

Payment Dates

The issuing entity will make distributions of interest and principal in respect of the certificates on the     th day of each month unless the     th day is not a business day, in which case the distribution will be made on the following business day. The first payment date is                  , 20    .

Record Dates

On each payment date, the issuing entity will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day before the payment date. If definitive certificates are issued, the record date will be the last day of the month before the payment date.

Pass-Through Rate

On each payment date, the issuing entity will distribute interest in respect of the certificates at the pass-through rate of [            ]% per annum.

Interest Accrual

“30/360”, accrued from the     th day of the previous month (or the closing date, in the case of the first payment date) to and excluding the     th day of the current month.

The issuing entity will not make distributions of interest in respect of the certificates after the acceleration of the maturity of the notes following an event of default arising from a payment default until the notes are paid in full.

Interest in respect of the certificates that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the pass-through rate, to the extent lawful.

Principal Distributions

The issuing entity will distribute principal in respect of the certificates on each payment date in an amount generally equal to the lesser of

•	the amount available to the issuing entity to make distributions of principal in respect of the certificates and

•	the portion of the target principal distribution amount for that payment date that is not payable as principal to the holders of the notes.

No principal will be distributable in respect of the certificates until the first payment date on which the amount of the credit enhancement for the notes is at least equal to [    ]% of [the difference of] the aggregate principal balance of the motor vehicle loans for that payment date [minus the yield supplement overcollateralization amount for that payment date]. The amount of the credit enhancement for the notes on any payment date will equal the sum of the amount on deposit in the reserve account on that payment date and the amount by which the aggregate principal balance of the motor vehicle loans for that payment date [less the yield supplement overcollateralization amount for that payment date] exceeds the outstanding principal balance of the notes on the prior payment date.

The issuing entity is expected to reduce the outstanding certificate balance to zero no later than [            ], the final scheduled payment date for the certificates.

Prepayment

The issuing entity will reduce the outstanding certificate balance to zero if the servicer exercises its option to purchase the motor vehicle loans.

For a more detailed description of the servicer’s option to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled “Transfer and Servicing Agreements—Servicer Purchase Option.”

Priority of Payments

From available collections on the motor vehicle loans received during the prior calendar month and any amounts withdrawn from the reserve account [and/or the yield supplement account], the issuing entity will pay the following amounts on each payment date in the following order of priority:

•	Servicing Fee—the servicing fee payable to the servicer,

•	Administration Fee—the administration fee payable to the administrator,

•	[Fixed Payment—fixed payment payable to the swap counterparty],

•	Note Interest [and Termination Payments]— [on a pro rata basis], interest payable on the notes, ratably to the holders of each class of notes [and any termination payment payable to the swap counterparty],

•	First Priority Principal Distribution Amount—to the principal distribution subaccount for distribution to the holders of the notes, an amount, if any, generally equal to the excess of the outstanding principal balance of the notes on the prior payment date over the aggregate principal balance of the motor vehicle loans for that payment date [less the yield supplement overcollateralization amount for that payment date],

•	Certificate Interest—interest distributable in respect of the certificates, to the holders of the certificates; provided that, if the maturity of the notes has been accelerated following an event of default arising from a payment default, interest will not be distributed to the holders of the certificates until the notes are paid in full,

•	Second Priority Principal Distribution Amount—to the principal distribution subaccount for distribution to the holders of the securities, an amount, if any, generally equal to the excess of the sum of the outstanding principal balance of the notes and the certificate balance of the certificates on the prior payment date over the aggregate principal balance of the motor vehicle loans for that payment date [less the yield supplement overcollateralization amount for that payment date] (reduced by any amounts deposited in the principal distribution subaccount on that payment date on account of the first priority principal distribution amount),

•	Reserve Account—to the reserve account, the amount, if any, needed to bring the amount on deposit in the reserve account up to the required amount,

•

Regular Principal Distribution Amount—to the principal distribution subaccount for distribution to the holders of the securities, an amount equal to the target principal distribution amount for that payment date (reduced by any amounts deposited in the principal distribution subaccount on that payment date on account of the first priority principal distribution amount and the second priority principal distribution amount), and

•	Distribution On Class R Certificate—to the holder of the Class R certificate, any remaining amount.

For a more detailed description of the priority of payments, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

Servicing Fee

The issuing entity will pay the servicer a servicing fee for each month on the following payment date equal to

•	1/12 of [ ]% of the aggregate principal balance of the motor vehicle loans at the end of the month immediately preceding that month (or, in the case of the first payment date, [ ] multiplied by [ ] of [ ]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date),

•	all late fees, prepayment charges and other administrative fees and expenses, if any, collected during that month and

•	all investment earnings on funds deposited into the collection account during that month.

On each payment date, the servicer will receive its servicing fee out of available funds prior to the payment of any other expenses of the issuing entity and prior to any payments on the securities.

Administration Fee

The issuing entity will pay the administrator an administration fee of $[            ] per month payable on the following payment date. On each payment date, the administrator will receive its administration fee out of available funds after payment of the servicing fee but prior to the payment of any other expenses of the issuing entity prior to any payments on the securities.

Credit Enhancement

Losses on the motor vehicle loans and other shortfalls of cash flow will be covered by

•	excess payments on other motor vehicle loans,

•	withdrawals from the reserve account, and

•	allocations of available funds to

•	the payment of interest on the notes and the first priority principal distribution amount before the distribution of interest in respect of the certificates,

•	the payment of certain amounts of principal of the notes before the distribution of principal in respect of the certificates as described in this prospectus supplement, and

•	after the maturity of the notes has been accelerated following an event of default arising from a payment default, the payment of principal of the notes before the distribution of interest in respect of the certificates.

If the credit enhancement is not sufficient to cover all amounts payable on the notes and distributable in respect of the certificates, the losses will be allocated first to the certificates and then to the notes of all classes on a pro rata basis.

Overcollateralization

Overcollateralization is the amount by which (i) the aggregate principal balance of the motor vehicle loans [minus the yield supplement overcollateralization amount] exceeds (ii) the sum of the outstanding principal

balance of the notes and the certificate balance of the certificates. The initial overcollateralization amount will equal $[            ]. Overcollateralization is intended to absorb losses on the motor vehicle loans that the holders of the securities would otherwise incur.

On each payment date, collections in excess of the amount needed by the issuing entity to pay the servicing fee, the administration fee, [the fixed payment payable to the swap counterparty,] the interest payable on the notes[, any termination payment payable to the swap counterparty] and the interest distributable in respect of the certificates, to deposit the first priority principal distribution amount and the second priority principal distribution amount into the principal distribution subaccount and to deposit the amount, if any, needed to bring the amount on deposit in the reserve account up to the required amount will be distributed in reduction of the principal amount of the securities until the overcollateralization amount is equal to the target overcollateralization amount for that payment date.

The target overcollateralization amount for any payment date will equal the greater of (x) the amount, if any, by which [            ]% of [the difference of] the aggregate principal balance of the motor vehicle loans for that payment date [minus the yield supplement overcollateralization amount for that payment date] exceeds the amount required to be on deposit in the reserve account on that payment date and (y) [            ]% of [the difference of] the aggregate principal balance of the motor vehicle loans as of the cutoff date [minus the yield supplement overcollateralization amount for the closing date].

Reserve Account

On the closing date, the issuing entity will deposit an amount equal to [            ]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date [minus the yield supplement overcollateralization amount for the closing date] in the reserve account.

On each payment date, if collections on the motor vehicle loans [and amounts withdrawn from the yield supplement account] are insufficient to pay the servicing fee, the administration fee, [the fixed payment payable to the swap counterparty,] the interest payable on the notes[, any termination payment payable to the swap counterparty] and the interest distributable in respect of the certificates and to deposit the first priority principal distribution amount and the second priority principal distribution amount into the principal distribution subaccount, the indenture trustee will withdraw available funds from the reserve account to pay such amounts or make such deposits. The first priority principal distribution amount will include the amount needed to pay the outstanding principal amount of the notes of any class on the scheduled final payment date for such class. The second priority principal distribution amount will include the amount needed to reduce the certificate balance of the certificates to zero on the scheduled final distribution date for the certificates.

Generally, the balance required to be on deposit in the reserve account on each payment date will be [the lesser of (i) $[            ] (or [            ]% of [the difference of] the aggregate principal balance of the motor vehicle loans as of the cutoff date [minus the yield supplement overcollateralization amount for the closing date]) and (ii) the sum of the outstanding principal balance of the notes and the certificate balance of the certificates on the prior payment date] [the greater of (i) [            ]% of the aggregate principal balance of the motor vehicle loans for that payment date [minus the yield supplement overcollateralization amount for that payment date] and (ii) [            ]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date [minus the yield supplement overcollateralization amount for the closing date], provided, that the balance required to be on deposit in the reserve fund pursuant to clause (i) will be calculated using [            ]% if [describe applicable pool performance criteria].

If the depositor desires to reduce the balance required to be on deposit in the reserve account to a lesser amount and the rating agencies confirm that such reduction in the required balance will not adversely affect the ratings of any of the notes or the certificates, the depositor will reduce its required balance in the reserve account to a lesser amount.

On each payment date, the issuing entity will deposit into the reserve account the amount, if any, needed to bring the amount on deposit in the reserve account up to the required amount if and to the extent of any funds available for that purpose as described in the section of this prospectus supplement entitled “Payments and Distributions—Priority of Payments and Distributions.”

On each payment date, the issuing entity will distribute to the holder of the Class R certificate funds on deposit in the reserve account in excess of the required balance. On each payment date, the holder of the Class R certificate will be entitled to receive all investment earnings on funds on deposit in the reserve account earned since the prior payment date.

For a more detailed description of the deposits to and withdrawals from the reserve account, refer to the section of this prospectus supplement entitled “Credit Enhancement—Reserve Account.”

[Third Party Credit Enhancement

If the issuing entity has the benefit of credit enhancement from a third party, this paragraph will briefly summarize how such credit enhancement works.]

[Yield Enhancement

Interest shortfalls on the motor vehicle loans will be covered by [withdrawals from the yield supplement account] [the yield supplement overcollateralization amount].

[Yield Supplement Account

On the closing date, the issuing entity will deposit $             in the yield supplement account. That amount is the aggregate amount that is estimated to be required to be withdrawn from the yield supplement account on payment dates in accordance with the provisions described in the following paragraph. No additional deposits will be made to the yield supplement account after the closing date.

On or before each payment date, the indenture trustee will withdraw from funds on deposit in the yield supplement account and deposit in the collection account the aggregate amount by which (1) one month’s interest on the principal balance of each applicable motor vehicle loan (other than a motor vehicle loan designated as a “defaulted receivable”) at the required minimum rate per annum exceeds (2) one month’s interest on the principal balance of that motor vehicle loan at the annual contract rate of that motor vehicle loan. The required minimum rate per annum will generally be equal to the sum of the servicing fee rate of [            ]% per annum and the time weighted average rate per annum at which interest will accrue on the notes and the certificates, assuming the motor vehicle loans prepay at an ABS percentage of [            ]%.

For a more detailed description of the withdrawals from the yield supplement account, refer to the section of this prospectus supplement entitled “Yield Enhancement—Yield Supplement Account—Withdrawals from Yield Supplement Account.”]

[Yield Supplement Overcollateralization Amount

On the closing date, there will be an additional amount of motor vehicle loans in the amount of $[            ] representing the yield supplement overcollateralization amount. The yield supplement overcollateralization amount is intended to compensate for the low annual contract rates of interest on some of the motor vehicle loans.

The yield supplement overcollateralization amount for each payment date will decline. The yield supplement overcollateralization amount for each payment date is set forth on the schedule on page S-[    ] of this prospectus supplement. The yield supplement overcollateralization amount has been calculated for each payment date as the sum of the amount for each motor vehicle loan equal to the excess, if any, of (x) the scheduled payments due on that motor vehicle loan for each future collection period discounted to present value as of the end of the preceding collection period at the annual contract rate of that motor vehicle loan over (y) the scheduled payments due on that motor vehicle loan for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the annual contract rate of that motor vehicle loan and [            ]%. Future scheduled payments on each motor vehicle loan were assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

For a more detailed description of the yield supplement overcollateralization amount, refer to the section of this prospectus supplement entitled “Yield Enhancement—Yield Supplement Overcollateralization Amount.”] ]

Tax Status

Simpson Thacher & Bartlett LLP, special counsel to the depositor, will deliver its opinion that for U.S. federal income tax purposes:

•	the notes will be characterized as debt and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a note, you will agree to treat your note as indebtedness for all U.S. federal, state and local income tax purposes.

By purchasing a certificate, you will agree to treat the issuing entity as a partnership in which the certificateholders are partners for federal, state and local income tax purposes.

For a more detailed discussion of tax matters, refer to the section of the prospectus entitled “Material Federal Income Tax Consequences.”

Tax-Related Investment Restrictions on Certificates

The certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Internal Revenue Code and any transfer of a certificate to a person that is not a U.S. person shall be void. Purchasers of certificates and their assignees will be deemed to represent that they are eligible to purchase the certificates.

Employee Benefit Plan Considerations

The notes are generally eligible for purchase by or on behalf of employee benefit plans and other similar retirement plans and arrangements that are subject to ERISA, Section 4975 of the tax code or any similar laws or regulations, and by entities whose underlying assets are considered to include the assets of such plans and arrangements, provided certain conditions are satisfied.

The certificates may also be purchased by or on behalf of such plans, arrangements and entities if certain conditions are satisfied. However, any fiduciary of such a plan, arrangement or entity that is considering an investment in the certificates should consult with counsel concerning the consequences of such a purchase, including the treatment of income in respect of the certificates as unrelated business taxable income to a tax-exempt investor. For more information refer to the sections entitled “Employee Benefit Plan Considerations” of this prospectus supplement and the prospectus.

Ratings of the Securities

It is a condition to the offering of the securities that each class of notes and the certificates receive at least the following ratings from [Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.,] [Moody’s Investors Service, Inc.], and [Fitch Ratings]:

Class	[Standard & Poor’s]	[Moody’s]	[Fitch]
[A-1]
[A-2]
[A-3]
[A-4]
Certificates

A rating is not a recommendation to purchase, hold or sell the securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities are an assessment by the applicable rating agencies of the likelihood that interest on the securities will be paid on a timely basis and that the principal of the securities will be paid in full by their final scheduled payment dates. The ratings do not consider to what extent the securities will be subject to prepayment or that the principal of the securities will be paid prior to their final scheduled payment dates. We have requested that each rating agency maintain ongoing surveillance of its ratings assigned to the securities. However, we cannot assure you that a rating agency will continue its surveillance of the ratings of the securities or that any of these ratings will not be lowered or withdrawn by the related rating agency.

[Legal Investment

The Class [A-1] notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Investor Information—Mailing Address and Telephone Number

The mailing address of the principal executive offices of JPMorgan Chase Bank, National Association is 1111 Polaris Parkway, Columbus, Ohio 43240. Its telephone number is (800) 992-7169.

Risk Factors

You should consider the following risk factors and the risk factors described on page [    ] of the prospectus in deciding whether to purchase any of the securities.

Holders of certificates are subject to greater credit risks because distributions in respect of the certificates are subordinate to payments on the notes.

The certificates bear greater credit risk than the notes because distributions of principal in respect of the certificates are subordinated to the payment of principal of the notes as described in this prospectus supplement and distributions of interest in respect of the certificates are subordinated to payment of interest on the notes and, after the acceleration of the maturity of the notes following an event of default arising from a payment default, no further distributions of principal or interest in respect of the certificates will be made until the notes are paid in full.

The subordination of the certificates means that the holders of the certificates are more likely to suffer the consequences of delinquent payments and defaults on the motor vehicle loans than the holders of the notes.

You may experience prepayments and losses on your securities after an event of default under the indenture.

An event of default under the indenture may result in losses on your notes or certificates if the motor vehicle loans are sold and the sale proceeds, together with any other assets of the issuing entity, are insufficient to pay the amounts owed on the notes and the certificates. In addition, if you receive your principal earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities.

Only the assets of the issuing entity are available to pay your securities.

The issuing entity will not have any source of funds other than the motor vehicle loans and the amounts on deposit in the reserve account [and the yield supplement account]. You must rely for repayment of your securities on payments on the motor vehicle loans and available amounts on deposit in the reserve account [and the yield supplement account]. Funds on deposit in the reserve account [and the yield supplement account] will be limited in amount. You may suffer a loss if the amount on deposit in the reserve account is exhausted and payments on the motor vehicle loans [and amounts withdrawn from the yield supplement account] are insufficient to make payments on the notes and the certificates.

The securities will not be insured or guaranteed by JPMorgan Chase or any of its affiliates and are not obligations of or interests in JPMorgan Chase or any of its affiliates.

Geographic concentration of motor vehicle loans may result in more risk to you.

If adverse events or economic conditions were particularly severe in a geographic region where there is substantial concentration of obligors, the amount of delinquent payments and defaulted receivables may increase. As a result, the overall timing and amount of collections on the motor vehicle loans may differ from what you expect, and you may experience delays or reductions in payments on your securities.

The following are the approximate percentages of the aggregate principal balance of the motor vehicle loans as of the [statistical] cutoff date of the motor vehicle loans whose primary obligors are located in the following states:

[insert states]

None of the remaining states accounted for more than 5% of the aggregate principal balance of the motor vehicle loans as of the [statistical] cutoff date.

The absence of an existing market for the securities may limit your ability to resell the securities.

There is currently no existing market for the securities. The underwriters currently intend to make a market in the securities, but none of them is under any obligation to do so. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide you with liquidity of investment or that it will continue for the life of the securities.

[The ratings on the securities are dependent on the creditworthiness of [the third party credit enhancer].]

The ratings of the securities will depend primarily on the creditworthiness of [the third party credit enhancer]. If its ratings were to be reduced, there is a significant risk that the ratings assigned to the securities would be reduced.]

[You may suffer losses as a result of the interest rate swap agreement.]

The issuing entity will enter into an interest rate swap agreement because the motor vehicle loans bear interest at fixed rates while the Class [    ] notes will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest payments on the securities.

The issuing entity may be dependent on receiving payments from the swap counterparty in order to make interest payments on the securities without using amounts that would otherwise be paid as principal on the notes or in respect of the certificates. If the swap counterparty fails to make a required payment under the interest rate swap agreement, you may experience delays and/or reductions in the interest and principal payments on your securities.

The swap counterparty’s claim for a fixed payment under the interest rate swap agreement will be higher in priority than all payments on the securities. The swap counterparty’s claim for termination payments will be at the same priority as interest on the notes. If a payment under the interest rate swap agreement is due to the swap counterparty on a payment date and there are insufficient collections on the motor vehicle loans and insufficient funds on deposit in the reserve account to make payments of interest and in respect of principal on the securities after making that payment you may experience delays and/or reductions in the interest and principal payments on your securities.

The interest rate swap agreement generally may not be terminated except [described termination events and events of default]. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could be substantial. If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the securities will be reduced to the extent the interest rate on the Class [__] notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement. If the interest rate swap agreement is terminated and no replacement is entered into and collections on the motor vehicle loans and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your securities, you may experience delays and/or reductions in the interest and principal payments on your securities.]

The Issuing Entity

General

Chase Auto Owner Trust 20    -     is a statutory trust formed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the closing date, between JPMorgan Chase and [name of owner trustee], as owner trustee.

The issuing entity’s principal offices are in Delaware at the address listed below under “Trustees—Owner Trustee.” The fiscal year of the issuing entity will be the calendar year.

Capitalization of the Issuing Entity

The issuing entity will be capitalized by the issuance of the notes, the certificates and the Class R certificate and a cash capital contribution of $             by the depositor, [$             of] which will be deposited by the issuing entity into the reserve account [and $             of which will be deposited by the issuing entity into the yield supplement account]. The certificate balance[,] [and] the reserve account [and the yield supplement account] represent the equity in the issuing entity. The issuing entity will issue the Class R certificate [and the Class [    ] notes] to the depositor and the [Class A-    ] notes and certificates to the order of the depositor in exchange for the depositor’s cash contribution and the depositor’s transfer of the motor vehicle loans and related property to the issuing entity. The Class R certificate does not have a principal balance nor does it accrue interest. The [Class [    ] notes and the] Class R certificate [are] [is] not being offered for sale pursuant to this prospectus supplement. The depositor will be prohibited from selling or otherwise transferring the Class R certificate (or any interest in the Class R certificate) except to an affiliate of the depositor.

The issuing entity will not issue any other debt other than the notes or issue any securities other than the notes and the certificates. [The issuing entity will have liabilities under the interest rate swap agreement.]

The following table illustrates the capitalization of the issuing entity as of the cutoff date, as if the issuance and sale of the notes and the certificates had taken place on that date:

Class [A-1] Notes	$
Class [A-2] Notes
Class [A-3] Notes
Class [A-4] Notes
Certificates
Class R Certificate

Total	$

Issuing Entity Property

The issuing entity property will include a pool of motor vehicle loans and all monies received on the motor vehicle loans on and after the cutoff date. The motor vehicle loans are motor vehicle retail installment sales contracts and purchase money notes and other notes relating to new or used automobiles or light-duty trucks. [The issuing entity property will also include [subsequent] [additional] motor vehicle loans acquired by the issuing entity after the closing date. For more information about the motor vehicle loans to be acquired after the closing date, refer to the section of this prospectus supplement entitled “The Motor Vehicle Loans—[Pre-Funding Account and Subsequent Motor Vehicle Loans] [Purchase of Additional Motor Vehicle Loans].”]

The issuing entity property will also include:

•	amounts held from time to time in the reserve account[, the yield supplement account] and other accounts maintained for the issuing entity,

•	security interests in the financed vehicles,

•	rights to proceeds from the exercise of the depositor’s recourse rights against dealers,

•	rights to proceeds from claims on theft and physical damage, credit life and credit disability insurance policies covering the vehicles financed by the motor vehicle loans or the obligors of the motor vehicle loans,

•	repossessed financed vehicles and

•	any and all proceeds of the above items.

The issuing entity will pledge its property to the indenture trustee to secure payment of the notes. The issuing entity will not acquire any other property.

Trustees

Owner Trustee

[Name of owner trustee] will be the owner trustee under the trust agreement. [Name of owner trustee] is a [                    ] and its principal offices are located at [                    ], telephone [            ]. [            ] has served as owner trustee in numerous asset-backed securities transactions involving auto receivables. The owner trustee will appoint JPMorgan Chase as authenticating agent, certificate registrar and paying agent under the trust agreement. The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

For a description of the owner trustee’s duties and responsibilities under the trust agreement, refer to the section of the prospectus entitled “The Issuing Entities—The Owner Trustee.”

Indenture Trustee

[                    ] will be the indenture trustee under the indenture. [                    ] is a[                    ]. Its corporate trust office is located at [                    ]. [                ] has provided corporate trust services since [                ]. As of [December 31, 2005], [            ] was acting as trustee on more than [    ] series of prime auto loan receivables backed securities with an original aggregate principal balance of approximately $[    ] billion. The indenture trustee will appoint JPMorgan Chase as authenticating agent, note registrar and paying agent under the indenture. The depositor and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

For a description of the indenture trustee’s duties and responsibilities under the indenture, refer to the section of the prospectus entitled “The Indenture—The Indenture Trustee.”

Sponsor, [Originator,] Depositor. Servicer and Administrator

JPMorgan Chase is the sponsor of the securitization and is primarily responsible for structuring the issuing entity and the securitization of the motor vehicle loans. [The motor vehicle loans were originated by JPMorgan Chase.] JPMorgan Chase will be the only party responsible for all servicing functions, including acting as paying agent. Information regarding JPMorgan Chase as sponsor[, originator] and depositor is set forth in the section of the prospectus entitled “JPMorgan Chase.” Information regarding JPMorgan Chase as servicer is set forth in the section of the prospectus entitled “Servicing” and information regarding JPMorgan Chase as administrator is set forth in the section of the prospectus entitled “The Trusts—Management and Administration.”

Subservicer

JPMorgan Chase will perform its obligations as servicer under the sale and servicing agreement through its wholly-owned subsidiary, Chase Auto Finance Corp. The servicer will remain liable for those obligations as if it alone were servicing the motor vehicle loans. Chase Auto Finance is organized as a corporation under the laws of the State of Delaware. Information regarding the subservicer is set forth in the section of the prospectus entitled “Servicing—Chase Auto Finance.”

[The Swap Counterparty]

[Name of swap counterparty] is the swap counterparty. It is organized as a [            ] under the laws of [            ]. [To be inserted: description of the general character of the business of the swap counterparty]. [The long-term credit rating assigned to the swap counterparty by [            ] is currently “[            ]” and by [            ] is currently “[            ]”. Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap. [Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage in respect of the interest rate swap is less than 10%].]

[Third Party Credit Enhancer]

[Name of third party credit enhancer] is the [                    ]. It is organized as a [            ] under the laws of [            ]. [To be inserted: description of the general character of the business of the third party credit enhancer and the terms of the arrangement with the third party credit enhancer. If the third party credit enhancer is liable or contingently liable to provide more than 10%/20% of cash flow, include appropriate financial data/statements as appropriate. ]

Affiliations and Certain Relationships and Related Transactions

JPMorgan Chase, as sponsor and depositor, created the issuing entity. JPMorgan Chase is also the servicer [,originator] and the administrator. [Additionally, J.P. Morgan Securities Inc., an underwriter of the notes and the certificates, is an affiliate of JPMorgan Chase.] The owner trustee and the indenture trustee are banking corporations that the sponsor and its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee may be acting in similar capacities for other asset-backed transactions of the sponsor for similar or other asset types. The owner trustee and the indenture trustee charge fees for their services and such fees are paid by the servicer and not out of the cash flows of the issuing entity. Funds on deposit in the collection account[, the yield supplement account] and the reserve account may be invested from time to time in investments acquired from or issued by the indenture trustee, the owner trustee, one or more of the underwriters or affiliates of the indenture trustee, the owner trustee or one or more of the underwriters.

The Motor Vehicle Loans

Eligibility Criteria

The issuing entity will own a pool of motor vehicle loans consisting of retail installment sales contracts, purchase money notes and other notes secured by new and used automobiles and light-duty trucks. The motor vehicle loans were selected from the retail installment sales contracts, purchase money notes and other notes owned by JPMorgan Chase that satisfy certain criteria. We did not use any selection procedure that we believe to be materially adverse to you in selecting the motor vehicle loans to transfer to the issuing entity. [The motor vehicle loans were required to satisfy these criteria as of the statistical cutoff date and will be required to satisfy these criteria as of the cutoff date.] No expenses incurred in connection with the selection and acquisition of the motor vehicle loans will be payable from the proceeds of the issuance of the securities.

In addition to the criteria described in the section of the prospectus entitled “The Motor Vehicle Loans—General” these criteria include the requirement that each motor vehicle loan:

•	has a remaining maturity, as of the [applicable] cutoff date, of at least months and not more than months,

•	is secured by a new financed vehicle and had an original maturity of not less than months and not more than months or is secured by a used financed vehicle and had an original maturity of not less than months and not more than months,

•	is a fully-amortizing fixed rate [simple interest] contract that provides for level scheduled monthly payments over its remaining term and has an annual contract rate of interest of not more than % per annum,

•	has a remaining principal balance, as of the [applicable] cutoff date, of not less than $ and not more than $ ,

•	has no payment more than days past due as of the [applicable] cutoff date,

•	is not originated by or through a dealer located in the State of [name states], [and]

•	unless originated by or through a dealer in the State of New York, is not a motor vehicle loan subject to a debt cancellation policy issued by JPMorgan Chase to the obligor that forgives the principal balance of the motor vehicle loan to the extent that the insurance proceeds in the event of a total loss of the financed vehicle are insufficient to repay the motor vehicle loan in full [and

•	is a motor vehicle loan originated by a dealer under a dealer agreement with JPMorgan Chase].

Composition of the Motor Vehicle Loans

[The statistical information presented in this prospectus supplement on the motor vehicle loans to be transferred to the issuing entity on the closing date is presented as of the statistical cutoff date, which is             , 20    .

As of the statistical cutoff date, the motor vehicle loans had an aggregate principal balance of $            . As of the cutoff date, which is             , 20    , the motor vehicle loans are expected to have an aggregate principal balance of approximately $            .

The aggregate principal balance of the motor vehicle loans to be transferred to the issuing entity as of the cutoff date will be less than the aggregate principal balance of those motor vehicle loans as of the statistical cutoff date because of the amortization of those motor vehicle loans between the statistical cutoff date and the cutoff date. In addition, certain motor vehicle loans included in the statistical information may not be included in the motor vehicle loans transferred to the issuing entity on the closing date. Motor vehicle loans initially selected for transfer to the issuing entity will not be included if they do not satisfy the eligibility criteria as of the cutoff date. Motor vehicle loans may prepay in full between the statistical cutoff date and the cutoff date. In addition, JPMorgan Chase may delete certain of the motor vehicle loans from the final pool of motor vehicle loans transferred to the issuing entity and may select additional motor vehicle loans to be transferred to the issuing entity after the statistical cutoff date. As a result of these changes in the motor vehicle loans to be transferred to the issuing entity, the statistical distribution of the characteristics of the motor vehicle loans as of the cutoff date may vary from the statistical distribution of those characteristics as of the statistical cutoff date, although that variance will not be material.]

The motor vehicle loans were selected from JPMorgan Chase’s portfolio of retail installment sales contracts, purchase money notes and other notes secured by new and used automobile and light-duty trucks that met the above criteria. [For administrative reasons, JPMorgan Chase selected only from those motor vehicle loans in its portfolio that were posted to its servicing system since             , 20    , which were segregated and held for sale by JPMorgan Chase.]

As of the [statistical] cutoff date, approximately             % of the aggregate principal balance of the motor vehicle loans were secured by new vehicles and light-duty trucks, and approximately             % were secured by used vehicles and light duty trucks. [As of the [statistical] cutoff date, approximately             % of the aggregate principal amount of the motor vehicle loans were evidenced by electronic contracts.]

[As of the [statistical] cutoff date, approximately             % of the aggregate principal balance of the motor vehicle loans were originated under programs with automobile manufacturers under which the manufacturers make upfront payments to JPMorgan Chase in exchange for JPMorgan Chase’s originating motor vehicle loans with below-market annual contract rates of interest.]

The composition of the motor vehicle loans as of the [statistical] cutoff date[, which is             , 20    , was as follows:

Composition of the Motor Vehicle Loans

	New Financed Vehicles	Used Financed Vehicles	Total

Aggregate Principal Balance	$	$	$
Number of Motor Vehicle Loans
Average Principal Balance	$	$	$
Average Original Balance	$	$	$
Weighted Average Contract Rate	%	%	%
Contract Rate (Range)	% to %	% to %	% to %
Weighted Average Original Term	months	months	months
Original Term (Range)	months to months	months to months	months to months
Weighted Average Remaining Term	months	months	months
Remaining Term (Range)	months to months	months to months	months to months
Weighted Average FICO® Score(1)
FICO Score (Range) (1)	to	to	to

(1)	FICO scores are based on independent third party information, the accuracy of which cannot be verified by JPMorgan Chase. FICO scores should not necessarily be relied upon as a meaningful predictor of the performance of the motor vehicle loans.

The distribution by contract rate of the motor vehicle loans, the geographic distribution of the motor vehicle loans, the distribution by principal balance of the motor vehicle loans and the distribution by remaining term to maturity of the motor vehicle loans, in each case as of the [statistical] cutoff date, are set forth in the following tables.

Distribution by Contract Rate of the Motor Vehicle Loans

[As of the Statistical Cutoff Date]

Contract Rate Range	Number of Motor Vehicle Loans	Principal Balance		Percent of Aggregate Principal Balance(1)
[0.00% to 0.99%			$		%
1.00% to 1.99%
2.00% to 2.99%
3.00% to 3.99%
4.00% to 4.99%
5.00% to 5.99%
6.00% to 6.49%
6.50% to 6.99%
7.00% to 7.49%
7.50% to 7.99%
8.00% to 8.49%
8.50% to 8.99%
9.00% to 9.49%
9.50% to 9.99%
10.00% to 10.49%
10.50% to 10.99%
11.00% to 11.49%
11.50% to 11.99%
12.00% to 12.49%
12.50% to 12.99%
13.00% to 13.49%
13.50% to 13.99%
14.00% to 14.49%
14.50% to 14.99%
15.00% to 15.49%
15.50% to 15.99%
16.00% to 16.49%
16.50% to 16.99%
17.00% to 17.49%
17.50% to 17.99%
18.00]%

Total		$			%

(1)	Percentages may not add to 100.00% due to rounding.

Geographic Distribution of the Motor Vehicle Loans(2)

[As of the Statistical Cutoff Date]

State	Number of Motor Vehicle Loans	Principal Balance		Percent of Aggregate Principal Balance(3)
Alaska			$		%
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total:		$			%

(2)	Based on the billing address of the primary obligor of the motor vehicle loan.
(3)	Percentages may not add to 100.00% due to rounding.

Distribution by Principal Balance of the Motor Vehicle Loans

[As of the Statistical Cutoff Date]

Principal Balance ($)	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(1)

0.01 to 5,000.00		$	%

5,000.01 to 10,000.00

10,000.01 to 15,000.00

15,000.01 to 20,000.00

20,000.01 to 25,000.00

25,000.01 to 30,000.00

30,000.01 to 35,000.00

35,000.01 to 40,000.00

40,000.01 to 45,000.00

45,000.01 to 50,000.00

50,000.01 to 55,000.00

55,000.01 to 60,000.00

60,000.01 to 65,000.00

65,000.01 to 70,000.00

70,000.01 to 75,000.00

75,000.01 to 80,000.00

80,000.01 to 85,000.00

85,000.01 to 90,000.00

90,000.01 to 95,000.00

95,000.01 to 100,000.00

[ to ]

Total:		$	%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution by Remaining Term to Maturity of the Motor Vehicle Loans

[As of the Statistical Cutoff Date]

Remaining Term to Maturity (in months)	Number of Motor Vehicle Loans	Principal Balance	Percent of Aggregate Principal Balance(1)
1 to 12		$	%
13 to 24
25 to 36
37 to 48
49 to 60
61 to 72
[ ] to [ ]

Total:		$	%

(1)	Percentages may not add to 100.00% due to rounding.

[Pre-Funding Account and Subsequent Motor Vehicle Loans]

On the closing date, $[            ] will be deposited in a pre-funding account maintained with the indenture trustee. This amount represents [            ]% of the aggregate principal balance of the motor vehicle loans as of the [statistical] cutoff date plus the amount in the pre-funding account. During a funding period from the closing date to [            , 20    ], the issuing entity will use the funds in the pre-funding account to purchase motor vehicle loans from the depositor that are required to meet the same eligibility criteria as were applicable to the motor vehicle loans transferred to the issuing entity on the closing date[, except that [state any different eligibility criteria for subsequent motor vehicle loans]. Prior to being used to purchase subsequent motor vehicle loans, funds on deposit in the pre-funding account will be invested at the direction of the servicer in highly rated short-term securities. The indenture trustee acting at the direction of the servicer will have the authority to withdraw funds from the pre-funding account. The funding period will end on the earliest to occur of (i) [                , 20    ], (ii) the date on which the amount in the pre-funding account is less than $[            ] and (iii) the occurrence of an event of default under the indenture. On the payment date following the termination of the funding period, any remaining funds in the pre-funding account will be applied to pay principal of the notes and make distributions of principal in respect of the certificates.]

[Purchase of Additional Motor Vehicle Loans]

During the period from the closing date to [                , 20    ], the issuing entity will apply up to $[            ] of collections on the motor vehicle loans to purchase additional motor vehicle loans from the depositor. This amount represents [    ]% of the aggregate principal balance of the motor vehicle loans as of the [statistical] cutoff date. The additional motor vehicle loans will be required to meet the same eligibility criteria as were applicable to the motor vehicle loans transferred to the issuing entity on the closing date[, except that [state any different eligibility criteria for additional motor vehicle loans.]

Static Pool Data

Certain static pool data consisting of delinquency, cumulative loss and prepayment data for securitizations of motor vehicle loans originated by JPMorgan Chase or Chase USA is available online at www.[                ]. The static pool data information is presented for each pool of motor vehicle loans originated by JPMorgan Chase or Chase USA securitized during the last five years. The static pool data is not deemed part of this prospectus supplement or the registration statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. We cannot assure you that the prepayment, loss or delinquency experience of the motor vehicle loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of the motor vehicle loans included in any of these previously securitized pools. In this regard, you should note how the characteristics of the motor vehicle loans included in these previously securitized pools differ from the characteristics of the motor vehicle loans being transferred to the issuing entity. Such differences, along with the varying economic conditions applicable to the motor vehicle loans in these previously securitized pools, may make it unlikely that the motor vehicle loans in the issuing entity will perform in the same way that the motor vehicle loans in these previously securitized pools have performed.

Access to the information on the static pool website will be unrestricted and free of charge. The information described above will remain on the static pool website for a period of not less than five years. If a subsequent update or change is made to that information, the date of that update or change will be clearly indicated on the static pool website.

Delinquency and Loan Loss Information

The following tables set forth information with respect to delinquencies, loan losses and recoveries for the Chase Auto Portfolio as of the dates and for the periods indicated. [The portions of the Chase Auto Portfolio that provide for payments based on a variable rate of interest or that provide for a final scheduled payment that is greater than each scheduled monthly payment are included in the following tables, but the motor vehicle loans held by the issuing entity will not include those types of loans. We do not maintain separate records that distinguish among the delinquency and loan loss experience for fixed rate motor vehicle loans (such as the motor vehicle loans included in the issuing entity) and variable rate motor vehicle loans nor do we maintain records of the delinquency and loan loss experience that excludes motor vehicle loans with larger final scheduled payments. We believe that the delinquency and loan loss experience with respect to the types of motor vehicle loans included in the issuing entity is not materially different from the performance of the Chase Auto Portfolio set forth below.]

The data presented in the following tables are for illustrative purposes only. Over the periods shown the size of the Chase Auto Portfolio has increased and decreased as new motor vehicle loans were originated and existing motor vehicle loans were repaid or liquidated. The delinquency and loan loss percentages for a static pool of motor vehicle loans originated in any period would differ from the delinquency and loan loss percentages shown in the following tables. In addition, delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. We cannot assure you that the delinquency and loan loss experience of the motor vehicle loans included in the issuing entity will be similar to the delinquency and loan loss levels set forth below.

Delinquency Experience

	As of December 31,
	2005		2004
	Dollars (000’s)	Number of Loans(5)	Dollars (000’s)	Number of Loans(5)
Outstanding Principal Amount	$35,793,598	2,587,553	$38,928,111	2,622,165

Delinquencies(1)(2)
30-59 Days	$293,564	24,478	$340,803	23,778
60-89 Days	78,222	6,991	87,220	7,369
90 Days or More	40,094	4,190	41,265	4,772

Total Delinquencies	$411,880	$35,659	$469,288	35,919
Repossession Inventory	39,776	2,293	37,528	2,346
Total Delinquencies & Repossession Inventory	$451,656	37,952	$506,816	38,265

Delinquencies(1)(2)(3)
30-59	0.82%		0.88%
60-89	0.22%		0.22%
90 Days or More	0.11%		0.11%

Total Delinquencies(3)(4)	1.15%		1.21%
Repossession Inventory(3)	0.11%		0.10%

Total Delinquencies & Repossession Inventory(3)(4)	1.26%		1.30%

	As of December 31,
	2003		2002		2001
	Dollars (000’s)	Number of Loans(5)	Dollars (000’s)	Number of Loans(5)	Dollars (000’s)	Number of Loans(5)
Outstanding Principal Amount	$36,963,554	2,434,978	$29,495,746	2,010,249	$21,714,246	1,594,239
Delinquencies(1)(2)
30-59 Days	$370,450	23,974	$303,180	22,265	$291,015	22,079
60-89 Days	98,120	8,035	91,864	7,695	87,256	7,758
90 Days or More	38,826	3,852	42,527	3,713	50,033	4,543

Total Delinquencies	$507,396	35,861	$437,571	33,673	$428,304	34,380
Repossession Inventory	40,512	2,718	30,937	2,021	35,005	2,408
Total Delinquencies & Repossession Inventory	$547,908	38,579	$468,508	35,694	$463,309	36,788

Delinquencies(1)(2)(3)
30-59 Days	1.00%		1.03%		1.34%
60-89 Days	0.27%		0.31%		0.40%
90 Days or More	0.11%		0.14%		0.23%

Total Delinquencies(3)(4)	1.37%		1.48%		1.97%
Repossession Inventory(3)	0.11%		0.10%		0.16%

Total Delinquencies & Repossession Inventory(3)(4)	1.48%		1.59%		2.13%

(1)	Delinquencies include principal amounts and interest.
(2)	The period of delinquency is based on the number of days payments are contractually past due. An obligor is deemed delinquent if more than 10% of a scheduled monthly payment remains unpaid.
(3)	As a percent of outstanding principal in dollars.
(4)	Percentages representing Total Delinquencies and Total Delinquencies & Repossession Inventory may not equal the sum of their components due to rounding.
(5)	Number of delinquent loans is the average number of loans delinquent for the month preceding the date set forth above.

Loan Loss Experience

(Dollars in 000’s)

	Year Ended December 31,
	2005	2004	2003	2002	2001
Number of Loans(1)	2,587,553	2,622,165	2,434,978	2,010,249	1,594,239
Period End Outstanding Principal Amount	$35,793,598	$38,928,111	$36,963,554	$29,495,746	$21,714,246
Average Outstanding Principal Amount(2)	$36,061,430	$38,641,654	$34,223,940	$24,990,004	$18,673,313
Number of Repossessions(3)	16,578	16,861	17,121	15,287	12,615
Number of Gross Charge-Offs	24,712	25,698	26,622	26,829	20,727
Gross Charge-Offs(4)	$175,290	$176,250	$196,112	$182,179	$137,710
Gross Charge-Offs as a % of Period End Outstanding Principal Amount(4)	0.49%	0.45%	0.53%	0.62%	0.63%
Gross Charge-Offs as a % of Average End Outstanding Principal Amount(4)	0.49%	0.46%	0.57%	0.73%	0.74%
Recoveries(5)	$(55,146)	$(45,590)	$(49,382)	$(44,139)	$(30,149)
Net Charge-Offs(6)	$120,144	$130,660	$146,730	$138,040	$107,561
Net Charge-Offs as a % of Period End Outstanding Principal Amount(6)	0.34%	0.34%	0.40%	0.47%	0.50%
Net Charge-Offs as a % of Average Outstanding Principal Amount(6)	0.33%	0.34%	0.43%	0.55%	0.58%

(1)	Number of loans as of period end.
(2)	The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.
(3)	The number of repossessions excludes loans that have been subsequently reinstated.
(4)	Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles. Refer to the section of the prospectus entitled “Servicing—Servicing Procedures—Collection Procedures” for information concerning our charge-off policy.
(5)	Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles.
(6)	Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of its components due to rounding.

Use of Proceeds

The depositor will use the proceeds from the sale of the securities, after capitalizing the issuing entity by making the initial deposit into the reserve account [and the deposit into [the yield supplement account ] [pre-funding account]] and paying expenses, for general purposes.

Weighted Average Life of the Securities

Maturity and Prepayment Considerations

Additional information regarding maturity and prepayment considerations with respect to the securities is provided in the section of the prospectus entitled “Weighted Average Life of the Securities.”

The rate of payment of principal of each class of notes and the certificates will depend on the rate of payment (including prepayments) of the principal of the motor vehicle loans. A higher than anticipated rate of prepayments will reduce the outstanding amounts of the securities faster than expected and reduce the anticipated aggregate interest payments on the securities. Noteholders and certificateholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of motor vehicle loans as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the issuing entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Noteholders and certificateholders should consider:

•	in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield and

•	in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of prepayments of motor vehicle loans could result in an actual yield that is less than the anticipated yield.

We cannot assure you that your securities will be repaid on the related final scheduled payment date. We expect that final payment of the notes and the final distribution in respect of the certificates will occur on or prior to the respective final scheduled payment date for such securities. However, we cannot assure you that sufficient funds will be available to pay each class of notes and the certificates on or prior to the respective final scheduled payment date for such securities. If sufficient funds are not available, final payment of the notes and the final distribution in respect of the certificates could occur later than such dates.

Obligors with higher contract rate motor vehicle loans may prepay at a faster rate than obligors with lower contract rate motor vehicle loans. Higher rates of prepayment of motor vehicle loans with higher contract rates may result in the issuing entity holding motor vehicle loans that will generate insufficient collections to cover delinquencies or charge-offs on the motor vehicle loans or to make current payments of interest on or principal of the notes and certificates. Similarly, higher rates of prepayments of motor vehicle loans with higher contract rates will decrease the amounts available to be deposited in the reserve fund, reducing the protection against losses and shortfalls afforded thereby to the notes and certificates.

Illustration of Effect of Prepayments of Motor Vehicle Loans on the Life of the Securities

The following information is given solely to illustrate the effect of prepayments of the motor vehicle loans on the weighted average life of the securities under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the motor vehicle loans.

Prepayments on motor vehicle loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (ABS), represents an assumed rate of prepayments each month relative to the original number of motor vehicle loans in a pool of receivables. ABS further assumes that all the motor vehicle loans are the same size and amortize at the same rate and that each motor vehicle loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of motor vehicle loans originally containing 10,000 motor vehicle loans, a 1% ABS rate means that 100 motor vehicle loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayments of any pool of motor vehicle loans, including the motor vehicle loans held by the issuing entity.

The tables (the ABS Tables) captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” and “Percent of Initial Certificate Balance at Various ABS Percentages,” respectively, have been prepared on the basis of the characteristics of the motor vehicle loans held by the issuing entity. The ABS Tables assume that:

•	the motor vehicle loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•	each scheduled monthly payment on the motor vehicle loans is scheduled to be made and is made on the last day of each month and each month has 30 days,

•	payment on the notes and distributions on the certificates are made on each payment date (and each payment date is assumed to be the day of the applicable month),

•	no event of default occurs,

•	interest accrues on the Class [A-1] notes at [ ]%, on the Class [A-2] notes at [ ]%, on the Class [A-3] notes at [ ]%, on the Class [A-4] notes at [ ]% and on the certificates at [ ]%,

•	the hypothetical pools each have a cut-off date of , 20 ,

•	the notes and certificates are issued on , 20 , and

•	the servicer does not exercise its option to purchase the motor vehicle loans.

The ABS Tables set forth the percent of the initial principal amount of each class of notes and the percent of the initial certificate balance of the certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages and indicate the projected weighted average life of each class of notes and the certificates at each such ABS percentage.

The ABS Tables also assume that the motor vehicle loans have been aggregated into hypothetical pools with all of the motor vehicle loans within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the pool’s aggregate principal balance, weighted average contract rate of interest, weighted average original term to maturity and weighted average remaining term to maturity as of the [statistical] cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	Contract Rate	Original Term To Maturity (In Months)	Remaining Term To Maturity (In Months)

1	$	%

2	$	%

3	$	%

4	$	%

5	$	%

6	$	%

The actual characteristics and performance of the motor vehicle loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the motor vehicle loans will prepay at a constant level of ABS until maturity or that all of the motor vehicle loans will prepay at the same level of ABS. Moreover, the diverse terms of motor vehicle loans within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the motor vehicle loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the motor vehicle loans, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes and the certificates.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class [A-1] Notes						Class [A-2] Notes
	Assumed ABS Percentage						Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
Weighted Average Life (years) (1)

(1)	The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the motor vehicle loans which will differ from the actual characteristics and performance of the motor vehicle loans) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class [A-3] Notes						Class [A-4] Notes
	Assumed ABS Percentage(1)						Assumed ABS Percentage (1)
Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
Weighted Average Life (years)(2)
Weighted Average Life to Optional Clean-Up Call (years)(2), (3)
Optional Clean-Up Call Date

(1)	An asterisk “*” means a percent of initial note principal balance of more than zero and less than 0.5%.
(2)	The weighted average life of a note is determined by (i) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of the note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.
(3)	This calculation assumes the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so.

The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the motor vehicle loans which will differ from the actual characteristics and performance of the motor vehicle loans) and should be read in conjunction therewith.

Percent of Initial Certificate Balance at Various ABS Percentages

Certificates
Assumed ABS Percentage (1)
Payment Dates	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
, 200
Weighted Average Life (years) (2)
Weighted Average Life to Optional Clean-Up Call (years) (2), (3)
Optional Clean-Up Call Date

(1)	An asterisk “*” means a percent of initial certificate balance of more than zero and less than 0.5%.
(2)	The weighted average life of a certificate is determined by (i) multiplying the amount of each principal payment of such certificate by the number of years from the date of the issuance of such certificate to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such certificate.
(3)	This calculation assumes the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so.

The ABS tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the motor vehicle loans which will differ from the actual characteristics and performance of the motor vehicle loans) and should be read in conjunction therewith.

The Notes

General

The issuing entity will issue the notes under an indenture between the issuing entity and [name of indenture trustee], as indenture trustee. The [offered] notes will be issued in book-entry form through DTC, Clearstream and Euroclear in minimum denominations of $[100,000] and integral multiples of $[1,000] in excess thereof. Definitive notes will be issued only under limited circumstances.

The issuing entity will pay interest and principal on the notes on the     th day of each month unless the     th day is not a business day, in which case the payment will be made on the following business day. The first payment date is                  , 20    . The issuing entity will pay interest and principal to the holders of the notes as of the related record date. The record date for the notes will be the day before the payment date. If definitive notes are issued, the record date will be the last day of the month before the payment date.

We will file a copy of the indenture in its execution form with the SEC after the issuing entity issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any issuing entity and the related indenture in the sections of the prospectus entitled “Payments on the Securities,” “Form of Securities” and “The Indenture.” We refer you to those sections.

Payments of Interest

Interest on the principal balances of each class of notes will accrue at the per annum interest rate set forth below:

Class	Interest Rate
[A-1]	[ ]
[A-2]	[ ]
[A-3]	[ ]
[A-4]	[ ]

Calculation of Interest Payable. Interest on the outstanding principal amount of each class of notes will accrue and shall be calculated as follows:

[Actual/360. Interest on the Class [A-1] notes [and the Class [    ] notes] will accrue from and including the prior payment date (or the closing date, in the case of the first payment date) to but excluding the current payment date and be calculated on the basis of actual days elapsed and a 360-day year.]

30/360. Interest on the [Class [A-2] notes, Class [A-3] notes and Class [A-4]] notes will accrue from and including the     th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the     th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

Interest on Unpaid Interest. Interest on any note that is not paid on a payment date will be due on the next payment date, together with interest on that amount at the applicable interest rate, to the extent lawful.

Priority of Interest Payments. Interest payments on all classes of notes will have the same priority. If on any payment date the issuing entity has insufficient funds to make a full payment of interest on the notes, the issuing entity will apply the funds available to pay interest on the notes ratably, based upon the aggregate amount of interest payable on each class of notes.

Funds Available to Pay Interest. The issuing entity will pay interest on the notes on each payment date from collections on the motor vehicle loans received during the prior calendar month and amounts withdrawn from [the yield supplement account and] the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee and the administration fee [and the payment of the fixed payment payable to the swap counterparty]. [The swap counterparty’s claim for termination payments will be at the same priority as interest on the notes.]

For a more detailed description of the priority of interest payments on the notes, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

[Interest Rate Swap]

On the closing date, the issuing entity will enter into an interest rate swap agreement consisting of an ISDA master agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the Class [    ] notes. The interest rate swap for the Class [    ] notes will have an initial notional amount equal to the initial principal balance of the Class [    ] notes on the closing date and will decrease by the amount of any principal payments on the Class [    ] notes. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the principal balance of the Class [    ] notes.

In general, under the interest rate swap agreement, on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [            ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the Class [    ] notes times the same notional amount. Payments under the interest rate swap agreement will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures the notes. The swap counterparty’s claim for a fixed payment under the interest rate swap agreement will be higher in priority than all payments on the securities. The swap counterparty’s claim for termination payments will be at the same priority as interest on the notes. [Describe other terms of the interest rate swap agreement.]]

Payments of Principal

Calculation of Principal Payable. The issuing entity will pay the principal of the notes on each payment date in an amount generally equal to the lesser of the amount available to pay the principal of the notes and the Noteholders’ Principal Distribution Amount for that payment date.

The Noteholders’ Principal Distribution Amount for each payment date will generally equal the lesser of the Target Principal Distribution Amount for that payment date and the amount by which the outstanding principal balance of the notes on the prior payment date exceeds the lesser of:

•	the sum of [ ]% of the Adjusted Pool Balance for that payment date and the Specified Reserve Account Balance on that payment date

and

•	the Adjusted Pool Balance for that payment date less the Target Overcollateralization Amount for that payment date.

The issuing entity will pay the Noteholders’ Principal Distribution Amount for each payment date from the collections on the motor vehicle loans received during the prior calendar month and the amount, if any, withdrawn from [the yield supplement account and] the reserve account and deposited in the Principal Distribution Subaccount in accordance with the priorities described in “Payments and Distributions” in this prospectus supplement.

The precise definition of Noteholders’ Principal Distribution Amount is set forth in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition.

The amount of the principal of the notes payable on the final scheduled payment date for any class of notes will equal the amount needed to repay the principal amount of that class of notes in full.

Priority of Principal Payments Prior to Acceleration of the Notes. The issuing entity will pay the principal of the notes in the following order of priority:

•	the Class [A-1] notes until they are paid in full,

•	the Class [A-2] notes until they are paid in full,

•	the Class [A-3] notes until they are paid in full and

•	the Class [A-4] notes until they are paid in full.

Priority of Principal Payments After Acceleration of the Notes. After an acceleration of the maturity of the notes following an event of default, the issuing entity will pay the principal of [Class A-1 notes until the Class A-1 notes are paid in full and then the other classes of] notes ratably, based upon the outstanding principal amount of each [such] class of notes.

For a more detailed description of the priority of principal payments on the notes, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

Final Scheduled Payment Dates. The issuing entity is required to pay the entire outstanding principal amount of each class of notes, to the extent not previously paid, on the following final scheduled payment dates:

Class	Final Scheduled Payment Dates
[A-1]	[ ]
[A-2]	[ ]
[A-3]	[ ]
[A-4]	[ ]

The issuing entity’s failure to pay principal of the notes of any class on any payment date will not be an event of default until the final scheduled payment date for that class of notes.

The actual date on which the outstanding principal amount of any class of notes is paid may be earlier or later than the final scheduled payment date for that class of notes based on a variety of factors, including those described in the section of this prospectus supplement entitled “Weighted Average Life of the Securities” and the section of the prospectus entitled “Payments on the Securities—Weighted Average Life of the Securities.”

Prepayment

The servicer may purchase the motor vehicle loans on any payment date after the Class [A-1] notes, the Class [A-2] notes and the Class [A-3] notes have been paid in full on which the aggregate principal balance of the motor vehicle loans has declined to             % or less of the aggregate principal balance of the motor vehicle loans as of the cutoff date. If the servicer purchases the motor vehicle loans, the issuing entity will prepay the Class [A-4] notes in full.

For a more detailed description of the right of the servicer to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled “Transfer and Servicing Agreement—Servicer Purchase Option” and the section of the prospectus entitled “Additional Provisions of Transfer and Servicing Agreements—Termination.”

The Certificates

General

The issuing entity will issue the certificates under the trust agreement. The certificates will be issued [in book-entry form through DTC] in minimum denominations of $[100,000] and integral multiples of $[1,000] in excess thereof. [Definitive certificates will be issued only under limited circumstances.]

The issuing entity will make distributions of interest and principal in respect of the certificates on the     th day of each month unless the     th day is not a business day, in which case the distribution will be made on the following business day. The issuing entity will distribute interest and principal to the holders of the certificates as of the related record date. The record date for the certificates will be the day before the payment date. If definitive certificates are issued, the record date will be the last day of the month before the payment date.

We will file a copy of the trust agreement with the SEC after the issuing entity issues the certificates. We summarize below some of the most important terms of the certificates. This summary is not a complete description of all the provisions of the trust agreement and the certificates. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given issuing entity and the related trust agreement in the sections of the prospectus entitled “The Issuing Entities,” “Payments on the Securities,” “Form of Securities” and “Additional Provisions of Transfer and Servicing Agreements.” We refer you to those sections.

Distributions of Interest

On each payment date, commencing on                  , 200  , the certificateholders will be entitled to receive the amount of interest that accrues on the Certificate Balance at the pass-through rate of [            ]% per annum.

Calculation of Interest Accrual. Interest in respect of the certificates will accrue from and including the     th day of the calendar month preceding the payment date (or the closing date, in the case of the first payment date) to but excluding the     th day of the calendar month of that payment date and be calculated on the basis of a 360-day year of twelve 30-day months.

Interest on Unpaid Interest. Interest in respect of any certificate that is not distributed on a payment date will be due on the next payment date, together with interest on that amount at the pass-through rate, to the extent lawful.

Funds Available for Interest Distributions; Subordination. The issuing entity will make interest distributions in respect of the certificates on each payment date from collections on the motor vehicle loans received during the prior calendar month and amounts withdrawn from [the yield supplement account and] the reserve account for that payment date less the portion of those amounts applied to the payment of the servicing fee, the administration fee[, the fixed payment and any termination payment payable to the swap counterparty] and interest on the notes and to the deposit of the First Priority Principal Distribution Amount in the Principal Distribution Subaccount. If the maturity of the notes has been accelerated following an event of default resulting from a payment default, the issuing entity will not make any distributions in respect of interest on the certificates until after the notes have been paid in full.

For a more detailed description of the priority of interest distributions in respect of the certificates, refer to the section of this prospectus supplement entitled “Payments and Distributions” and to the definitions of First Priority Principal Distribution Amount and Second Priority Principal Distribution Amount in the section of this prospectus supplement entitled “Glossary of Terms.”

Distributions of Principal

Calculation of Principal Distributable. On each payment date, the issuing entity will distribute principal in respect of the certificates in an amount equal to the lesser of the amount available to the issuing entity to make distributions of principal in respect of the certificates and the Certificateholders’ Principal Distribution Amount for that payment date.

The Certificateholders’ Principal Distribution Amount for each payment date will generally equal the excess, if any, of:

•	the Target Principal Distribution Amount for that payment date over

•	the Noteholders’ Principal Distribution Amount for that payment date.

The Noteholders’ Principal Distribution Amount will equal the Target Principal Distribution Amount and no principal will be distributable in respect of the certificates until the first payment date on which the sum of the Specified Reserve Account Balance on that payment date and the amount by which the Adjusted Pool Balance for that payment date exceeds the outstanding principal balance of the notes on the prior payment date is at least equal to [            ]% of the Adjusted Pool Balance for that payment date.

In addition, the amount of principal distributable in respect of the certificates on the final scheduled payment date for the certificates is expected to equal the amount needed to reduce the Certificate Balance to zero.

The precise definition of Certificateholders’ Principal Distribution Amount is set forth in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition.

The issuing entity will distribute the Certificateholders’ Principal Distribution Amount for each payment date from the portion of the collections on the motor vehicle loans received during the prior calendar month and the amount, if any, withdrawn from [the yield supplement account and] the reserve account deposited in the Principal Distribution Subaccount, after payment of the Noteholders’ Principal Distribution Amount for that payment date in accordance with the priorities described in “Payments and Distributions” in this prospectus supplement. If the maturity of the notes has been accelerated following an event of default arising from a payment default, the issuing entity will not make any distributions of principal in respect of the certificates until after the notes have been paid in full.

For a more detailed description of the priority of principal distributions in respect of the certificates, refer to the section of this prospectus supplement entitled “Payments and Distributions.”

Certificate Balance Might Not Be Reduced to Zero on its Final Scheduled Payment Date. The issuing entity is required to reduce the Certificate Balance to zero on [            ,     20    ], the final scheduled payment date for the certificates. The actual date on which the Certificate Balance is reduced to zero may be earlier or later than the final scheduled payment date for the certificates based on a variety of factors, including those described in the section of this prospectus supplement entitled “Weighted Average Life of the Securities” and the section of the prospectus entitled “Payments on the Securities—Weighted Average Life of the Securities.”

Prepayment

The servicer may purchase the motor vehicle loans on any payment date after the Class [A-1] notes, the Class [A-2] notes and the Class [A-3] notes have been paid in full on which the aggregate principal balance of the motor vehicle loans has declined to             % or less of the aggregate principal balance of the motor vehicle loans as of the cutoff date. If the servicer purchases the motor vehicle loans, the issuing entity will distribute to certificateholders an amount equal to the Certificate Balance together with accrued and unpaid interest at the pass-through rate.

For a more detailed description of the right of the servicer to purchase the motor vehicle loans, refer to the section of this prospectus supplement entitled “Transfer and Servicing Agreements—Servicer Purchase Option”

and the section of the prospectus entitled “Additional Provisions of Transfer and Servicing Agreements—Termination.”

Restrictions on Foreign Ownership

The certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Internal Revenue Code and any transfer of a certificate to a person that is not a U.S. person shall be void. Purchasers of certificates and their assignees will be deemed to represent that the beneficial owners of such certificates are not Foreign Investors.

For a more detailed description of the restrictions on foreign ownership of the certificates, refer to the section of the prospectus entitled “Material Federal Income Tax Consequences.”

Payments and Distributions

Source of Funds

The funds available to the issuing entity to pay expenses and make payments on the securities on each payment date will equal the sum of the Available Amount for that payment date and any funds withdrawn from the reserve account for that payment date.

The Available Amount for each payment date will generally consist of the following:

•	collections received on the motor vehicle loans during the prior calendar month, including net recoveries on motor vehicle loans that were charged off as losses in prior months, [and]

•	proceeds of repurchases of motor vehicle loans by the depositor or purchases of motor vehicle loans by the servicer [and

•	funds withdrawn from the yield supplement account].

The precise definition of Available Amount is set forth in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition.

In general, the servicer will be permitted to retain collections on the motor vehicle loans until the business day prior to each payment date. On that business day, the servicer will cause all collections on the motor vehicle loans and other amounts constituting the Available Amount for the payment date to be deposited in the collection account, together with the funds required to be withdrawn by the indenture trustee from the reserve account for the payment date. For a description of the circumstances under which the servicer would be required to deposit collections on the motor vehicle loans within 48 hours of receipt, refer to the section of the prospectus entitled “Servicing—Collections.”

Priority of Payments and Distributions

Prior to Acceleration of the Notes following a Payment Default. On each such payment date, the issuing entity will apply the Available Amount and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

•	to the servicer, the servicing fee for the prior month and all unpaid servicing fees for prior months,

•	to the administrator, the administration fee for the prior month and all unpaid administration fees for prior months,

•	[to the swap counterparty, the fixed payment payable on that payment date and all unpaid fixed payments payable on prior payment dates,]

•	[on a pro rata basis, to the swap counterparty, any termination payments payable to the swap counterparty and] ratably to the holders of each class of notes, interest due on all the notes on that payment date,

•	to the Principal Distribution Subaccount, the First Priority Principal Distribution Amount,

•	to the holders of the certificates, interest distributable in respect of the certificates on that payment date,

•	to the Principal Distribution Subaccount, the Second Priority Principal Distribution Amount,

•	to the reserve account, the amount needed to bring the amount on deposit in the reserve account up to the Specified Reserve Account Balance,

•	to the Principal Distribution Subaccount, the Regular Principal Distribution Amount, and

•	to the holder of the Class R certificate, any remaining portion of the Available Amount.

After Acceleration of the Notes following a Payment Default. On each payment date after the maturity of the notes has been accelerated following an event of default resulting from a payment default, the issuing entity will apply the Available Amount and any funds withdrawn from the reserve account to make payments and distributions in the following order of priority:

•	to the servicer, the servicing fee for the prior month and all unpaid servicing fees for other prior months,

•	to the administrator, the administration fee for the prior month and all unpaid administration fees for other prior months,

•	[to the swap counterparty, the fixed payment payable on that payment date and all unpaid fixed payments payable on prior payment dates,]

•	[on a pro rata basis, to the swap counterparty, any termination payments payable to the swap counterparty and] ratably to the holders of each class of notes, interest due on all the notes on that payment date,

•	to the noteholders, the outstanding principal amount of the notes,

•	to the holders of the certificates, interest distributable in respect of the certificates on that payment date,

•	to the certificateholders, the Certificate Balance and

•	to the holder of the Class R certificate, any remaining portion of the Available Amount.

[Withdrawals from Yield Supplement Account. On each payment date the indenture trustee will withdraw from the yield supplement account and will deposit in the collection account the amount described in the section of this prospectus supplement entitled “Yield Enhancement—Yield Supplement Account—Withdrawals from Yield Supplement Account.” ]

Withdrawals from Reserve Account. The indenture trustee will withdraw funds from the reserve account, to the extent that funds are available for withdrawal, in respect of any payment date for which the Available Amount on that payment date is insufficient to pay the servicing fee, the administration fee, [the fixed payment and any termination payment payable to the swap counterparty,] the interest payable on the notes and the interest distributable in respect of the certificates and to deposit the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount into the Principal Distribution Subaccount. In no event will investment earnings on funds on deposit in the reserve account be available for withdrawal to pay these amounts.

Distributions From the Principal Distribution Subaccount. On each payment date, the issuing entity will apply amounts deposited into the Principal Distribution Subaccount on that payment date in the following order of priority:

•	to the noteholders, the Noteholders’ Principal Distributable Amount for that payment date as described in the section of this prospectus supplement entitled “The Notes—Payments of Principal,” and

•	to the certificateholders, the Certificateholders’ Principal Distributable Amount for that payment date as described in the section of this prospectus supplement entitled “The Certificates—Distribution of Principal.”

Fees and Expenses of the Issuing Entity

As described above in the section of this prospectus supplement entitled “Payments and Distributions—Priority of Payments and Distributions,” the issuing entity will be obligated to pay the servicing fee to the servicer before it pays any amounts due on the securities and any other liabilities and will be obligated to pay the administration fee to the administrator after payment of the servicing fee and before it pays any amounts due on the securities and any other liabilities. The servicer will be responsible for its own expenses under the sale and servicing agreement except that the servicer may net its expenses incurred in the process of repossessing and selling a financed vehicle from the sale proceeds of that financed vehicle. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable

Servicer	Collections on the motor vehicle loans and the reserve account before any payment on the securities	Servicing Fee in an amount described in the section of this prospectus supplement entitled “Transfer and Servicing Agreement—Servicing Compensation

Servicer	Proceeds of a financed vehicle sold after repossession before deposit into the collection account	Expenses incurred by the Servicer in the process of repossessing and selling a financed vehicle

Administrator	Collections on the motor vehicle loans and the reserve account after payment of the servicing fee but before payment on the securities	$[ ] per month

The amount, priority and other terms of these fees and expenses may be changed by amending the related transfer and servicing agreements. The amount of the servicing fee will not change upon the appointment of a successor servicer without amending the sale and servicing agreement.

The servicer will be obligated to pay the fees and expenses of, and indemnify, the indenture trustee and the owner trustee, to pay the fees and expenses of JPMorgan Chase, as authenticating agent, note registrar, certificate registrar and paying agent, to pay the fees and expenses of the accountants in delivering their annual attestation report and to pay the expenses of, and indemnify, the administrator.

Credit Enhancement

The forms of credit enhancement described below are intended to enhance the likelihood of full payment of amounts due to the securityholders.

Overcollateralization

Overcollateralization is the amount by which (i) the aggregate principal balance of the motor vehicle loans [minus the Yield Supplement Overcollateralization Amount] exceeds (ii) the sum of the outstanding principal balance of the notes and the certificate balance of the certificates. The initial overcollateralization amount of $[            ] is equal to the aggregate principal balance of the motor vehicle loans as of the cutoff date of $[            ] [minus the Yield Supplement Overcollateralization Amount of $[            ] for the closing date] minus the initial principal balance of the notes of $[            ] and the initial certificate balance of the certificates of $[            ].

Overcollateralization is intended to absorb losses on the motor vehicle loans that the holders of the securities would otherwise incur.

On each payment date, collections in excess of the amount needed by the issuing entity to pay the servicing fee, the administration fee, [the fixed payment payable to the swap counterparty,] the interest payable on the notes[, any termination payment payable to the swap counterparty] and the interest distributable in respect of the certificates, to deposit the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount into the Principal Distribution Subaccount and to deposit the amount, if any, needed to bring the amount on deposit in the reserve account up to the Specified Reserve Account Balance will be distributed in reduction of the principal amount of the securities until the overcollateralization amount is equal to the Target Overcollateralization Amount for that payment date.

The Target Overcollateralization Amount for any payment date will equal the greater of (x) the amount, if any, by which [            ]% of [the difference of] the aggregate principal balance of the motor vehicle loans for that payment date [minus the Yield Supplement Overcollateralization Amount for that payment date] exceeds the Specified Reserve Account Balance on that payment date and (y) [            ]% of [the difference of] the aggregate principal balance of the motor vehicle loans as of the cutoff date [minus the Yield Supplement Overcollateralization Amount for the closing date].

Reserve Account

Funding of Reserve Account. The issuing entity will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders and certificateholders. The issuing entity will fund the reserve account on the closing date by making an initial deposit in an amount equal to [the Specified Reserve Account Balance] [            % of the aggregate principal balance of the motor vehicle loans as of the cutoff date, which is less than the Specified Reserve Account Balance calculated as of such date]. [If amounts are subsequently withdrawn from the reserve account,] [T]he reserve account will thereafter be funded on each payment date with the portion of the Available Amount remaining after the payment of all amounts with priority over the funding of the reserve account as described in the section of this prospectus supplement entitled “Payments and Distributions.” All amounts held in the reserve account will be invested in highly rated short-term securities at the direction of the holder of the Class R certificate or, after the occurrence and during the continuance of an event of default, the indenture trustee.

Withdrawals from Reserve Account. The indenture trustee will withdraw funds from the reserve account and deposit them into the collection account on any payment date, if the Available Amount for that payment date is insufficient to pay the servicing fee, the administration fee, [the fixed payment payable to the swap counterparty,] the interest payable on the notes[, any termination payment payable to the swap counterparty] and the interest distributable in respect of the certificates and to deposit the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount into the Principal Distribution Subaccount. The First Priority Principal Distribution Amount will include the amount needed to pay the outstanding principal amount of the notes of any class on the scheduled final payment date for such class. The Second Priority Principal Distribution Amount will include the amount needed to reduce the certificate balance of the certificates to zero on the scheduled final payment date for the certificates.

On each payment date, the indenture trustee will withdraw from the reserve account and pay to the holder of the Class R certificate all investment earnings on funds on deposit in the reserve account earned since the prior payment date and any amounts on deposit in the reserve account, after giving effect to deposits and withdrawals made on that payment date, in excess of the Specified Reserve Account Balance on that payment date.

The Specified Reserve Account Balance on each payment date will equal [the lesser of $[            ] (or [            ]% of the Original Adjusted Pool Balance) and the sum of the outstanding principal balance of notes and the certificate balance of the certificates on the prior payment date] [the greater of (i) [            ]% of the aggregate principal balance of the motor vehicle loans for that payment date [minus the Yield Supplement Overcollateralization Amount for that payment date] and (ii) [            ]% of the aggregate principal balance of

the motor vehicle loans as of the cutoff date [minus the Yield Supplement Overcollateralization Amount for the closing date, provided, that the Specified Reserve Account Balance will be calculated using [            ]% in clause (i) thereof if [describe applicable pool performance criteria]. If the depositor desires to reduce the Specified Reserve Account Balance to a lesser amount and the rating agencies confirm that such reduction will not adversely affect the ratings of any of the notes or certificates, the depositor will reduce the Specified Reserve Account Balance to a lesser amount.

Funds in the Reserve Account will be Limited. Amounts in the reserve account are intended to enhance the likelihood of receipt by securityholders of the full amount of principal and interest payable to them and to decrease the likelihood that the securityholders will experience losses. However, the amount in the reserve account is limited and the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the motor vehicle loans exceeds the amount of available cash in the reserve account, noteholders or certificateholders could incur losses or a temporary shortfall in the amounts distributed to them could result. Delays in payments could increase the average life of the notes or the certificates. Shortfalls in collections on the motor vehicle loans may result from, among other things, losses on the motor vehicle loans or the failure by the servicer to make any remittance under the sale and servicing agreement.

Subordination of Certificates

As additional credit enhancement for the notes, distributions in respect of the certificates are subordinated to payments on the notes in the following manner:

•	interest on the notes and the First Priority Principal Distribution Amount are paid before the distribution of interest in respect of the certificates,

•	certain amounts of principal of the notes are paid before the distribution of principal in respect of the certificates as described herein, and

•	after the maturity of the notes has been accelerated following an event of default arising from a payment default, principal of the notes is paid in full before the distribution of interest in respect of the certificates.

[Yield Enhancement

Interest shortfalls on the motor vehicle loans will be covered by [withdrawals from the yield supplement account] [the yield supplement overcollateralization amount].

[Yield Supplement Account

Funding of Yield Supplement Account. The issuing entity will establish the yield supplement account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. The issuing entity will fund the yield supplement account on the closing date by making a deposit in an amount equal to $            . No additional deposits will be made to the yield supplement account after the closing date. The funds on deposit in the yield supplement account are intended to supplement the interest collections for each calendar month on those motor vehicle loans that have annual contract rates that are less than the Required Rate. The Required Rate is generally equal to the sum of the servicing fee rate of [            ]% per annum and the time weighted average rate per annum at which interest will accrue on the notes and the certificates, assuming the motor vehicle loans prepay at an ABS percentage of [            ]%. The precise definition of Required Rate is set forth in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition. For information on the ABS percentage, we refer you to the section of this prospectus supplement entitled “Weighted Average Life of the Securities.”

Withdrawals from Yield Supplement Account. On each payment date, the indenture trustee will withdraw funds from the yield supplement account and deposit them into the collection account in an amount equal to the lesser of the amount on deposit in the yield supplement account and the aggregate amount by which one month’s interest on the principal balance as of the beginning of business on the first day of the prior calendar month of each applicable motor vehicle loan (other than a motor vehicle loan designated as a “defaulted receivable”) at the Required Rate, exceeds one month’s interest on the principal balance of that motor vehicle loan at the annual contract rate of that motor vehicle loan.

On each payment date, the amount required to be on deposit in the yield supplement account will decline and be equal to the sum of the aggregate amounts expected to be withdrawn from the yield supplement account on all future payment dates, calculated as described in the preceding paragraph, assuming that all scheduled payments on the motor vehicle loans are made when due, no prepayments are made and amounts on deposit in the yield supplement account earn interest at a rate per annum equal to [    ]%. If the amount required to be on deposit in the yield supplement account on any payment date exceeds the amount on deposit in the yield supplement account, neither the depositor nor the servicer will be obligated to make an additional deposit into the yield supplement account. On each payment date, the indenture trustee will withdraw from the yield supplement account and pay to the holder of the Class R certificate any amounts on deposit in the yield supplement account, after giving effect to the withdrawal made on that payment date, in excess of the amount required to be on deposit in the yield supplement account on that payment date.]

[Yield Supplement Overcollateralization Amount

On the closing date, in addition to the overcollateralization, there will be an initial Yield Supplement Overcollateralization Amount in an amount equal to $[            ]. The Yield Supplement Overcollateralization Amount is intended to compensate for the low annual contract rates of interest on some of the motor vehicle loans. The Yield Supplement Overcollateralization Amount for each payment date will decline. The Yield Supplement Overcollateralization Amount has been calculated for each payment date as the sum of the amount for each motor vehicle loan equal to the excess, if any, of (x) the scheduled payments due on that motor vehicle loan for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the annual contract rate of that motor vehicle loan over (y) the scheduled payments due on that motor vehicle loan for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the annual contract rate of that motor vehicle loan and [            ]%. Future scheduled payments on each motor vehicle loan are assumed to be made on their scheduled due dates without any delay, defaults or prepayments. The Yield Supplement Overcollateralization Amount for each payment date is set forth in the definition of Yield Supplement Overcollateralization Amount in the section of this prospectus supplement entitled “Glossary of Terms.” We refer you to that definition. ]]

Transfer and Servicing Agreements

We have summarized below some of the important terms of the sale and servicing agreement and the trust agreement. A form of each of these agreements has been filed as an exhibit to the registration statement of which the attached prospectus forms a part. We will file a copy of each of these agreements with the SEC after we issue the securities. This summary is not a complete description of these agreements. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus.

Issuing Entity Accounts

The issuing entity will establish a collection account[, a yield supplement account] and a reserve account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. For administrative purposes, the issuing entity will establish and maintain an administrative subaccount of the collection account, designated as the Principal Distribution Subaccount. The servicer will establish a distribution account for the noteholders in the name of the indenture trustee for the benefit of the noteholders. The collection account, [yield supplement account,] reserve account and note distribution account will be pledged to secure the notes. The owner trustee will establish a distribution account for the certificateholders in the name of the owner trustee for the benefit of the certificateholders. Each of these accounts will be treated as an issuing entity account as described in the section of the prospectus entitled “Servicing—Issuing Entity Accounts.” Funds in those accounts will be invested as described in the section of the prospectus entitled “Servicing—Issuing Entity Accounts.”

Each of the collection account, the note distribution account and the certificate distribution account will be initially established in the trust department of JPMorgan Chase. At the direction of the servicer, JPMorgan Chase acting as the paying agent under the indenture and the trust agreement will have the right to withdraw funds from those accounts for the purpose of making distributions to securityholders, the servicer and the administrator on payment dates. The indenture trustee, acting at the direction of the servicer, will have the sole right to withdraw funds from the reserve account[ and the yield supplement account].

The servicer will make all calculations and decisions regarding the transfer and disbursement of collections and other cash flows and there will not otherwise be any independent verification of the activity in these issuing entity accounts, other than to the limited extent addressed in the annual officer’s certificate of the servicer and the accountants’ report, each as described in the section of the prospectus entitled “Servicing—Evidence as to Compliance.”

Servicing Compensation

The servicer will be entitled to receive a servicing fee for each month payable on the following payment date. The servicing fee for each month will equal the sum of

•	the product of 1/12 of [ ]% and the aggregate principal balance of the motor vehicle loans as of the last day of the prior month (or, in the case of the first payment date, multiplied by [ / ] of [ ]% of the aggregate principal balance of the motor vehicle loans as of the cutoff date) and

•	any late charges, prepayment charges, credit-related extension fees or other administrative fees or similar charges allowed by applicable law collected by the servicer during that month.

In addition, the servicer will be entitled to receive investment earnings, net of losses and investment expenses, on funds deposited in the collection account.

Servicing Procedures

The servicer will service the motor vehicle loans and will be obligated to make reasonable efforts to collect all payments due with respect to the motor vehicle loans. The servicer will be obligated to follow collection and servicing procedures consistent with the procedures it follows with respect to comparable motor vehicle loans that it services for itself and with prudent industry standards. In addition, the sale and servicing agreement will provide that the servicer may not

•	change the amount of any motor vehicle loan, other than allowing a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment,

•	decrease the contract rate of any motor vehicle loan or

•	extend any motor vehicle loan beyond the last day of the month preceding the final scheduled payment date for the certificates.

If the servicer fails to comply with the terms of the sale and servicing agreement and such failure materially and adversely affects the interests of the securityholders in a motor vehicle loan, the servicer will be required to purchase the affected motor vehicle loan at a price equal to the unpaid principal balance owed by the obligor plus interest at the contract rate of interest through the last day of the month of repurchase. The purchase obligation will constitute the sole remedy available to the securityholders, the issuing entity or the indenture trustee for any such uncured breach.

The servicer offers certain obligors or classes of obligors on an annual basis a one-month non-credit related extension of a regularly scheduled payment otherwise due under a motor vehicle loan. The servicer may waive the payment by obligors of late charges, credit-related extension fees or other administrative fees or similar charges in accordance with its servicing standards.

For a more detailed description of the servicing procedures, refer to the section of the prospectus entitled “Servicing—Servicing Procedures.”

Servicer Purchase Option

The servicer may purchase the motor vehicle loans on any payment date on which the aggregate principal balance of the motor vehicle loans has declined to             % or less of the aggregate principal balance of the motor vehicle loans as of the cutoff date.

For a more detailed description of the right of the servicer to purchase the motor vehicle loans, refer to the section of the prospectus entitled “Additional Provisions of Transfer and Servicing Agreements—Termination.”

[Money Market Eligibility

The Class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.]

Reports to be Filed with the SEC

Filings with the SEC relating to the securities will be made under the name of the issuing entity. The SEC file number for the issuing entity is [            ].

For a description of the reports relating to the issuing entity that will be filed with the SEC, refer to the section of the prospectus entitled “Servicing—Reports to be Filed with the SEC.”

Litigation

[There are no material legal or governmental proceedings pending against the sponsor, the depositor, the indenture trustee, the owner trustee, the issuing entity, the servicer or the originator, or of which the property of the foregoing is subject.] [Describe any such legal proceedings that are pending].

Material Federal Income Tax Consequences

Simpson Thacher & Bartlett LLP, special counsel to the depositor, will deliver its opinion that for U.S. federal income tax purposes:

•	the notes will be characterized as debt and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a note, you will agree to treat your note as indebtedness for all U.S. federal, state and local income tax purposes.

By purchasing a certificate, you will agree to treat the issuing entity as a partnership in which the certificateholders are partners for federal, state and local income tax purposes.

For a more detailed discussion of tax matters, refer to the section of the prospectus entitled “Material Federal Income Tax Consequences.”

Employee Benefit Plan Considerations

General

Before investing in the notes or certificates, fiduciaries of Plans should consider, among other matters:

•	ERISA’s fiduciary standards or similar standards under Similar Laws,

•	whether such investment in the notes or certificates by the Plan satisfies the prudence and diversification requirements of ERISA or applicable standards under Similar Laws, taking into account the overall investment policy of the Plan, the composition of the Plan’s portfolio and any limitations on the marketability of the notes and certificates,

•	whether such fiduciaries have authority to make such investment in the notes or certificates under the applicable Plan investment policies and governing instruments and

•	rules under ERISA and the tax code or similar standards under Similar Laws that prohibit plan fiduciaries from causing a Plan to engage in certain “prohibited transactions.”

Under the Plan Assets Regulation issued by the U.S. Department of Labor, or the DOL, if a Plan subject to ERISA invests in an “equity interest” of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets will include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by “benefit plan investors” is not significant. An “equity interest” is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the underlying assets of the issuing entity or JPMorgan Chase were deemed to be “plan assets” of Plans under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by JPMorgan Chase, the owner trustee, and others and (ii) the possibility that certain transactions in which JPMorgan Chase, the owner trustee and others might seek to engage could constitute “prohibited transactions” under ERISA and the tax code. If a prohibited transaction occurs for which no exemption is available, JPMorgan Chase, the owner trustee and any other fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the Plan any profit realized on the transaction and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the tax code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100% of the amount involved. Plan fiduciaries who decide to invest in the notes or certificates could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of JPMorgan Chase or the issuing entity. With respect to an individual retirement account, or IRA, that invests in the notes or certificates, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

The Notes

Although there can be no assurances, since there is little authority on the subject, we believe that the notes will not constitute equity interests under the Plan Assets Regulation because the notes (i) should be treated as indebtedness under local law and as debt, rather than equity, for tax purposes (see “Material Federal Income Tax Consequences—Tax Consequences to Noteholders” in the prospectus), and (ii) should not be deemed to have any “substantial equity features.” Therefore, the motor vehicle loans and other assets included as assets of the issuing entity should not be deemed to be “plan assets” of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes (which are highly rated by the rating agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, we cannot assure you that the notes would be characterized by the DOL or others as indebtedness on the date of issuance or at any given time thereafter. Accordingly, before purchasing the notes, a fiduciary or other Plan investor should itself confirm that the notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Assets Regulation.

Regulation

Section 406 of ERISA and Section 4975 of the tax code prohibit Plans subject to Title I of ERISA or Section 4975 of the tax code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the tax code. The acquisition and/or ownership of the notes by a Plan with respect to which JPMorgan Chase, the owner trustee, the indenture trustee, the owner of the certificates or others involved with the notes, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the tax code, unless the notes are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, which are called PTCEs, that may apply to the acquisition and holding of the notes. These class exemptions include, among others, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers.

Similar Laws governing the investment and management of the assets of governmental, church and non-U.S. Plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the tax code discussed above. Accordingly, fiduciaries of such governmental, church and non-U.S. Plans, in consultation with their advisors, should consider the impact of any applicable Similar Laws on investments in the notes and the considerations described above, if applicable.

The notes may not be purchased with plan assets of any Plan if any of JPMorgan Chase, the indenture trustee, the owner trustee or any of their respective affiliates:

•	has investment or administrative discretion with respect to the plan assets used to effect such purchase,

•	has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets, and (ii) will be based on the particular investment needs of such Plan or

•	is an employer maintaining or contributing to such Plan.

Any fiduciary proposing to invest in the notes for or on behalf of a Plan, directly or indirectly, should consult with counsel for the Plan and each fiduciary investing in a note will be deemed to represent that its purchase and holding of the notes (i) are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or, if the Plan is not subject to ERISA or Section 4975 of the tax code, does not and will not constitute or result in a non-exempt prohibited transaction, or otherwise trigger any penalties or liabilities under, or violate in any way, any other applicable Similar Laws, and (ii) will satisfy the applicable fiduciary requirements imposed under ERISA and any other applicable Similar Laws.

The Certificates

The following is a summary of certain considerations associated with an investment in the certificates by Plans subject to Title I of ERISA and Section 4975 of the tax code.

Section 406 of ERISA and Section 4975 of the tax code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the tax code. Because the certificates will constitute “equity interests” under the Plan Assets Regulation, and there can be no assurance that any exception under that regulation will apply, it is likely that an investment by Plans in certificates will cause the assets of the issuing entity to be “plan assets.” The acquisition and/or ownership of certificates by a Plan with respect to which JPMorgan Chase, the owner trustee, the indenture trustee, or others involved with the certificates, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the tax code, unless the certificates are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption.

The DOL has granted to             the Exemption, which exempts from certain of the prohibited transaction rules and the related excise tax provisions of Section 4975 of the tax code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by certain qualifying issuers holding investment pools that consist of only certain receivables, loans, and other obligations, and the related servicing, operation and management of the issuers, provided the conditions and requirements of the Exemption are satisfied. The receivables covered by the Exemption include retail installment sales contracts, purchase money notes and other notes secured by automobiles and light-duty trucks such as the motor vehicle loans to be held by the issuing entity. Among the general conditions that must be satisfied for the Exemption to apply are the following:

•	the acquisition of the securities by a Plan is on terms, including the price for the securities, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party,

•	the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer unless the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles,

•	the securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (four, in a transaction in which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) from either Moody’s Investors Service, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings,

•	the owner trustee must not be an affiliate of any other member of the Restricted Group, except that it may be an affiliate of the underwriters,

•	the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities,

•	the sum of all payments made to and retained by the depositor pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans,

•	the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person’s services under any servicing agreement,

•	the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, and

•	for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

The Exemption defines the term “reasonable compensation” by reference to DOL Regulation Section 2550.408c-2, which states that whether compensation is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan considering the purchase of a certificate should satisfy itself that all amounts paid to or retained by the underwriters and the servicer represent reasonable compensation for purposes of the Exemption if the Exemption is being relied upon.

Furthermore, in order for its securities to qualify under the Exemption, an issuer must meet certain requirements, including the following:

•	the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools,

•	securities in such other investment pools must have been rated in one of the three highest rating categories (four, in a transaction which the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) of either Moody’s Investors Service, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings for at least one year prior to the Plan’s acquisition of the securities and

•	securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

The Exemption generally does not apply to Plans sponsored by a member of the Restricted Group. Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions that may arise when the fiduciary causes a Plan to acquire securities of an issuer holding obligations on which the fiduciary or its affiliate is obligor only if, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group,

•	such fiduciary or its affiliate is an obligor with respect to 5% or less of the fair market value of the obligations contained in the investment pool,

•	the Plan’s investment in securities of any class does not exceed 25% of all of the securities of the class outstanding at the time of the acquisition and

•	immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for exemptive relief under the Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Exemption to dispose of it).

The Exemption will apply to the acquisition and the holding of the certificates only if all of the conditions to application of the Exemption are satisfied. Before purchasing a certificate, a Plan fiduciary should make its own determination as to the availability of the relief provided by the Exemption. In particular, a fiduciary of any

Plan considering an investment in the certificates must ascertain that the Plan is an “accredited investor”, as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended, and that, at the time of the acquisition, the certificates are rated BBB- or higher by Moody’s Investors Service, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or Fitch Ratings.

Taxation of Tax-Exempt Investors

A Plan that is exempt from the U.S. federal income tax under Section 501(a) of the tax code is nevertheless subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the tax code. All or a portion of the income in respect of certificates and other equity interests of a trust that has issued debt obligations is “debt-financed income” within the meaning of Section 514 of the tax code, and is therefore UBTI. Any potential investor that is exempt from the U.S. federal income tax under Section 501(a) of the tax code should consult with counsel concerning the taxation of an investment in the certificates.

Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the certificates, including the applicability of a PTCE or the Exemption. As indicated above, Similar Laws governing the investment and management of the assets of governmental, church, non-U.S. and other Plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and/or the tax code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of applicable Similar Laws on an investment in the certificates and the considerations discussed above, as applicable. In addition, the general fiduciary requirements which apply to investments in the notes apply as well to investments in the certificates, and each purchaser and holder of certificates will be deemed to have represented and warranted that its purchase and holding of a certificate or any interest therein satisfies such requirements.

For further information, refer to the section of the prospectus entitled “Employee Benefit Plan Considerations.”

Underwriting

Note Underwriting Agreement

Subject to the terms and conditions set forth in an underwriting agreement with respect to the notes, JPMorgan Chase has agreed to sell to the underwriters named below, and each of the those underwriters has severally agreed to purchase, the principal amount of notes of each class set forth opposite its name below:

Note Underwriters	Principal Amount of Class [A-1] Notes	Principal Amount of Class [A-2`] Notes	Principal Amount of Class [A-3] Notes	Principal Amount of Class [A-4] Notes

	$	$	$	$

	$	$	$	$

	$	$	$	$

	$	$	$	$

Total	$	$	$	$

In the underwriting agreement with respect to the notes, the several underwriters have agreed, subject to the terms and conditions therein, to purchase all the notes if any notes are purchased.

JPMorgan Chase has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering prices may change.

The underwriting discounts and commissions, the selling concessions that the underwriters of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each class of notes shall be as follows:

	Underwriting Discount and Commissions	Selling Concessions Not to Exceed	Reallowance Not to Exceed

Class [A-1] Notes	%	%	%

Class [A-2] Notes	%	%	%

Class [A-3] Notes	%	%	%

Class [A-4] Notes	%	%	%

Certificate Underwriting Agreement

Subject to the terms and conditions set forth in an underwriting agreement with respect to the certificates, JPMorgan Chase has agreed to sell to                 , as underwriter of the certificates, and                 has agreed to purchase, the entire principal amount of the certificates.

In the underwriting agreement with respect to the certificates, the underwriter of the certificates has agreed, subject to the terms and conditions therein, to purchase all of the certificates if any certificates are purchased.

JPMorgan Chase has been advised by the underwriter of the certificates that it proposes initially to offer the certificates to the public at the price set forth on the cover page of this prospectus supplement. After the initial public offering, such public offering price may change.

The underwriting discounts and commissions, the selling concessions that the underwriter of the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the initial certificate balance shall be as follows:

	Underwriting Discount and Commissions		Selling Concessions Not to Exceed		Reallowance Not to Exceed
Certificates		%		%		%

Proceeds to JPMorgan Chase

JPMorgan Chase will receive the proceeds listed below after taking into account the payment of the underwriting discounts and commissions listed below. In addition, estimated expenses are $            .

	Proceeds to JPMorgan Chase	Proceeds to JPMorgan Chase as % of the principal amount of the securities		Underwriting discounts and commissions

Class [A-1] Notes	$		%	$

Class [A-2] Notes	$		%	$

Class [A-3] Notes	$		%	$

Class [A-4] Notes	$		%	$

Certificates	$		%	$

General

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If the underwriters create a short position in the securities in connection with this offering (i.e., they sell more securities than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the securities. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

The notes and the certificates are new issues of securities and there currently is no secondary market for the securities or the certificates. The underwriters for the securities expect to make a market in the securities but will not be obligated to do so. We cannot assure you that a secondary market for the securities will develop. If a secondary market for the securities does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

JPMorgan Chase has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

The closings of the sale of each class of the notes and the certificates are conditioned on the closing of the sale of each other class of notes and those certificates.

Legal Matters

Certain legal matters relating to the issuance of the securities will be passed upon for JPMorgan Chase by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters relating to the issuance of the certificates will be passed upon for JPMorgan Chase by Richards, Layton & Finger, P.A. and certain other legal matters will be passed upon for JPMorgan Chase by Patricia J. Cacciola, Esq., Vice President and Assistant General Counsel of Chase Auto Finance Corp., and for the underwriters by [                ]. From time to time Simpson Thacher & Bartlett LLP, [                ] and Richards, Layton & Finger, P.A. provide legal services to JPMorgan Chase and its affiliates.

Glossary of Terms

Additional defined terms used in this prospectus supplement are defined in the prospectus.

ABS means the Absolute Prepayment Model which we use to measure prepayments on motor vehicle loans and which we describe under “Weighted Average Life of the Securities.”

ABS Tables means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” and “Percent of Initial Certificate Balance at Various ABS Percentages” included under “Weighted Average Life of the Securities.”

Adjusted Pool Balance means, for any payment date, the excess, if any, of the Pool Balance on such payment date over the Yield Supplement Overcollateralization Amount for such payment date.

Available Amount means, for any payment date, the sum of all collections on the motor vehicle loans received during the related Collection Period [,] [and] the Repurchase Amounts received with respect to the motor vehicle loans repurchased by the depositor or purchased by the servicer during the related Collection Period [and the Yield Supplement Withdrawl Amount for such payment date].

Certificate Balance means $[            ] as of the closing date and, thereafter, will be an amount equal to the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to certificateholders.

Certificateholders’ Principal Distribution Amount means, for any payment date, the greater of (a) the excess, if any, of (i) the sum of (A) the Regular Principal Distribution Amount for such payment date, (B) the First Priority Principal Distribution Amount for such payment date and (C) the Second Priority Principal Distribution Amount for such payment date over (ii) the Noteholders’ Principal Distribution Amount for such payment date and (b) on the final payment date with respect to the certificates, the amount necessary to reduce the Certificate Balance to zero on that payment date.

Collection Period means, with respect to the first payment date, the period from and including the cutoff date to and including                 , 20        and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

Exemption means the individual administrative exemption granted by the U.S. Department of Labor to                 .

First Priority Principal Distribution Amount means, for any payment date, an amount equal to the greater of (a) the excess, if any, of (i) the outstanding principal balance of the notes on the immediately preceding payment date (after giving effect to all payments of principal of the notes on such immediately preceding payment date) over (ii) the Adjusted Pool Balance for such payment date and (b) on the final payment date with respect to any class of notes, the amount necessary to reduce the outstanding amount of such notes to zero on that payment date.

Foreign Investor means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the tax code or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Noteholders’ Principal Distribution Amount means, for any payment date, the outstanding principal balance of the notes on the immediately preceding payment date (after giving effect to all payments of principal of the notes on such immediately preceding payment date) minus the lesser of (a) the sum of (i) [            ]% of the Adjusted Pool Balance for such payment date and (ii) the Specified Reserve Account Balance on such payment date and (b) the Adjusted Pool Balance for such payment date minus the Target Overcollateralization Amount for such payment date. However, the Noteholders’ Principal Distribution Amount for any payment date will not exceed the Target Principal Distribution Amount for that payment date and the Noteholders’ Principal Distribution Amount for the final payment date with respect to any class of notes will be at least equal to the amount necessary to reduce the outstanding amount of such class of notes to zero on that payment date.

[Original Adjusted Pool Balance means $[            ].]

[Original Pool Balance means $[            ].]

Pool Balance as of any date of determination means the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the preceding Collection Period, after giving effect to all payments received from obligors and Repurchase Amounts to be remitted by the servicer or the depositor for such Collection Period and all losses realized on the motor vehicle loans liquidated during such Collection Period. The principal balance of a motor vehicle loan designated as a “defaulted receivable” will be zero. The servicer will designate a motor vehicle loan as a “defaulted receivable” when it has determined based on its usual collection practices and procedures that eventual payment in full of the motor vehicle loans is unlikely or when at least 10% of any scheduled payment is 240 or more days delinquent.

Principal Distribution Subaccount means, the administrative subaccount of the collection account established and maintained by the issuing entity.

Regular Principal Distribution Amount means, for any payment date, an amount equal to the excess, if any, of (a) the Target Principal Distribution Amount for such payment date over (b) the sum of the First Priority Principal Distribution Amount and Second Priority Principal Distribution Amount for such payment date.

[Required Rate means the sum of (i) the servicing fee rate of             % per annum and (ii) the percentage equivalent of a fraction, the numerator of which is equal to the sum of the product for each class of notes and for the certificates of (x) the fixed rate per annum at which interest will accrue on that class of notes or at which interest will be passed through on the certificates, (y) the initial principal amount of that class of notes or the initial Certificate Balance and (z) the projected weighted average life of that class of notes or of the certificates set forth in the ABS Tables based on an ABS percentage of             %, assuming the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so, and the denominator of which is equal to the sum of the product for each class of notes and for the certificates of (1) the initial principal amount of that class of notes or the initial Certificate Balance and (2) the projected weighted average life of that class of notes or of the certificates set forth in the ABS Tables based on an ABS percentage of             %, assuming the servicer purchases the motor vehicle loans on the earliest payment date on which it is permitted to do so.]

Restricted Group means, for purposes of the Exemption, the underwriters, the owner trustee, the depositor, the servicer, any insurer with respect to the loans, and any obligor with respect to loans included in the investment pool constituting more than 5% of the aggregate unamortized principal balance of the assets in the investment pool and the affiliates of any of those parties.

Second Priority Principal Distribution Amount means, for any payment date, the greater of (a) the excess, if any, of (i) an amount equal to the excess, if any, of (A) the sum of the aggregate outstanding balance of the notes on the immediately preceding payment date (after giving effect to all payments of principal of the notes on such immediately preceding payment date) and the Certificate Balance of the certificates on the immediately preceding payment date (after giving effect to all distributions of principal with respect to the certificates on such immediately preceding payment date) over (B) the Adjusted Pool Balance for such payment date over (ii) the First Priority Principal Distribution Amount for such payment date and (b) on the final payment date with respect to the certificates, the amount necessary to reduce the Certificate Balance to zero on that payment date.

Specified Reserve Account Balance means, on any payment date, [the lesser of (a) $[            ] (or [            ]% of the Original Adjusted Pool Balance) and (b) the sum of the aggregate outstanding balance of the notes and the Certificate Balance of the certificates on the immediately preceding payment date [the greater of (i) [            ]% of the [Adjusted] Pool Balance as of that payment date and (ii) [    ]% of the Original [Adjusted] Pool Balance, provided, that the Specified Reserve Account Balance will be calculated using [    ]% in clause (i) thereof if [describe applicable pool performance criteria].

Target Overcollateralization Amount means, for any payment date, the greater of (a) the excess, if any, of (i) [            ]% of the Adjusted Pool Balance for such payment date over (ii) the Specified Reserve Account Balance for such payment date and (b) [            ]% of the Original Adjusted Pool Balance.

Target Principal Distribution Amount means, for any payment date, the excess, if any, of (a) the sum of the aggregate outstanding balance of the notes on the immediately preceding payment date (after giving effect to all payments of principal of the notes on such immediately preceding payment date) and the Certificate Balance of the certificates on the immediately preceding payment date (after giving effect to all distributions of principal with respect to the certificates on such immediately preceding payment date) over (b) the Adjusted Pool Balance for such payment date minus the Target Overcollateralization Amount for such payment date.

[Yield Supplement Overcollateralization Amount means, with respect to any payment date, the amount specified below with respect to such payment date: [            ].

Yield Supplement Withdrawl Amount means, for any payment date, an amount equal to the lesser of (i) the amount of cash or other immediately available funds on deposit in the yield supplement account on such payment date and (ii) the aggregate amount by which one month’s interest (assuming a thirty-day month) on the principal balance of each Yield Supplemented Receivable as of the close of business on the last day of the second Collection Period preceding such payment date at the Required Rate exceeds one month’s interest (assuming a thirty-day month) on such principal balance at the annual contract rate of such Yield Supplemented Receivable.

Yield Supplemented Receivable means a motor vehicle loan that has an annual contract rate that is less than the Required Rate.]

CHASE AUTO TRUSTS

Asset Backed Notes

Asset Backed Certificates

JPMorgan Chase Bank, National Association

Sponsor, Depositor and Servicer

Each issuing entity—

•	will issue asset-backed notes and/or asset-backed certificates in one or more classes, rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization,

•	will own—

•	a pool of motor vehicle loans secured by new or used automobiles or light-duty trucks,

•	collections on those motor vehicle loans,

•	security interests in the vehicles financed by those motor vehicle loans and

•	funds in the accounts of the issuing entity and

•	may have the benefit of some form of credit or payment enhancement.

Before you purchase any of these securities, be sure to read the risk factors beginning on page [    ] of this prospectus and the risk factors set forth in the related prospectus supplement.

Neither the securities nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the issuing entity only and will not represent obligations of or interests in JPMorgan Chase Bank, National Association or any of its affiliates.

The main sources of funds for making payments on an issuing entity’s securities will be collections on its motor vehicle loans and any enhancement that the issuing entity may have.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any related prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 20

i

ii

Reading this Prospectus and the Attached Prospectus Supplement

We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

•	the attached prospectus supplement will provide a summary of the specific terms of your securities.

We include cross references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

You will find a glossary of defined terms used in this prospectus on page [    ].

You should rely only on the information contained in this prospectus and the attached prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the attached prospectus supplement is only accurate as of the dates on their respective covers.

In this prospectus, the terms “JPMorgan Chase”, “we”, “us” and “our” refer to JPMorgan Chase Bank, National Association.

Where You Can Find Additional Information

We have filed a registration statement with the SEC, under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

We will file with the SEC all required annual, monthly and special SEC reports and other information about any issuing entity we originate.

You may read and copy any reports, statements or other information that we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-732-0330. Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly or special SEC reports and proxy materials filed by or on behalf of an issuing entity until we terminate our offering of the securities issued by that issuing entity.

Copies of the Documents

You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the attached prospectus supplement if:

•	you received this prospectus and

•	you request copies from us, JPMorgan Chase Bank, National Association, Attention: Investor Relations, 270 Park Avenue, New York, New York 10017 (telephone: (212) 270-6000).

This offer only includes the exhibits to documents if those exhibits are specifically incorporated by reference in those documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

Summary

The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

Issuing Entities

We will form a separate issuing entity to issue each series of securities. Each issuing entity will be created by an agreement between us and an owner trustee.

Sponsor, Depositor, Servicer and Administrator

We will be the sponsor and the administrator of each issuing entity and the depositor into each issuing entity. We will be responsible for the servicing of the motor vehicle loans transferred by us to each issuing entity. We will perform our obligations as servicer through our wholly-owned subsidiary, Chase Auto Finance Corp. We are a wholly-owned subsidiary of JPMorgan Chase & Co. We are a commercial bank offering a wide range of banking services to our customers, both domestically and internationally.

The address of the principal executive offices of JPMorgan Chase Bank, National Association is 1111 Polaris Parkway, Columbus, Ohio 43240. Our telephone number is (800) 992-7169.

Originator

Unless otherwise specified in the related prospectus supplement, we or one of our affiliates will be the originator of the motor vehicle loans transferred to each issuing entity.

Owner Trustee

The prospectus supplement will name the owner trustee for the issuing entity.

Indenture Trustee

The prospectus supplement will name the indenture trustee.

Securities

Each issuing entity will issue one or more classes of notes and may issue one or more classes of certificates. You will find the following information about each class of securities in the related prospectus supplement:

•	its principal amount,

•	its interest rate, which may be fixed or variable or a combination of fixed and variable rates,

•	the timing, amount and priority or subordination of payments of principal and interest,

•	the method for calculating the amount of principal payments,

•	whether or not distributions of principal or interest will be delayed or not made upon the occurrence of specified events,

•	whether payments of principal and interest may or may not be made from designated portions of the motor vehicle loans,

•	its final payment date and

•	whether and when it may be redeemed prior to its final payment date.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments or

•	interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities issued by an issuing entity that is not being offered to the public. After issuing the securities described in the prospectus supplement relating to an issuing entity, that issuing entity will not issue any additional securities.

The Motor Vehicle Loans and Other Trust Property

The motor vehicle loans included in each issuing entity will be retail installment sale contracts and purchase money notes and other notes secured by new and used automobiles and light-duty trucks and other property, including:

•	the rights to receive payments made on the motor vehicle loans on and after the cutoff date specified in the related prospectus supplement,

•	security interests in the vehicles financed by the motor vehicle loans and

•	any proceeds from claims on various related insurance policies.

You will find a description of the characteristics of the issuing entity’s motor vehicle loans in the prospectus supplement.

For a more detailed description of the motor vehicle loans, including the criteria they must meet in order to be included in an issuing entity and the other property supporting the securities, refer to the section of this prospectus entitled “The Motor Vehicle Loans.”

Other Property of the Issuing Entity

In addition to the motor vehicle loans, each issuing entity will own amounts on deposit in various accounts, which may include:

•	an account into which collections are deposited,

•	a pre-funding account to fund post-closing purchases of additional motor vehicle loans,

•	an account providing yield enhancement to the motor vehicle loans,

•	one or more reserve accounts or other accounts providing credit enhancement or

•	an account into which deposits are made until applied to the securities on the dates targeted for payment of principal.

Purchase of Motor Vehicle Loans After the Closing Date

If an issuing entity has not purchased all of its motor vehicle loans at the time you purchase your securities, it will purchase the remainder of its motor vehicle loans from JPMorgan Chase over a period specified in the prospectus supplement. Some issuing entities may during a period specified in the prospectus supplement, use collections on its motor vehicle loans to purchase additional motor vehicle loans.

Repurchases of Motor Vehicle Loans

As of the last day of the second month (or, at the option of the depositor, the first month), following the discovery by or notice to the depositor of the failure of a motor vehicle loan to meet the applicable eligibility criteria or the breach of certain representations and warranties relating to the issuing entity’s interest in the motor vehicle loans which failure or breach materially and adversely affects the interests of the issuing entity in such motor vehicle loan, the depositor will be obligated to repurchase that motor vehicle loan from the issuing entity unless such failure is cured. The purchase price payable to the issuing entity will be the unpaid principal balance of that motor vehicle loan plus accrued interest thereon at the contract rate to the last day of the month of repurchase.

Consistent with its normal servicing procedures, the servicer may, in its sole discretion, arrange with the obligor on a motor vehicle contract to extend or modify the payment schedule. Some of such arrangements may result in the servicer repurchasing such a motor vehicle loan. The servicer is also obligated to repurchase a motor vehicle loan if the servicer does not maintain the security interest in the related financed vehicle in the manner required by the sale and servicing agreement.

The servicer will be deemed to have purchased a motor vehicle loan if it deposits in the collection account amounts that it mistakenly believes are collections resulting in the payment in full of that motor vehicle loan and discovers its error after the payment date following such deposit.

Generally, the servicer will have the option to purchase the motor vehicle loans of each issuing entity on any payment date when the aggregate principal balance of the motor vehicle loans sold to the issuing entity has declined to the percentage specified in the prospectus supplement or less of the initial principal balance. Upon the purchase of the motor vehicle loans, the securities of that issuing entity will be prepaid in full.

Credit or Payment Enhancement

The prospectus supplement will specify the credit or payment enhancement, if any, for each issuing entity. Credit or payment enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities,

•	excess spread, i.e., interest earned on the motor vehicle loans in excess of the sum of the amount required to be paid on the securities and the servicing fees and other expenses of the issuing entity,

•	one or more reserve accounts or cash deposits providing funds that will be available to cover expenses and payments on the securities not covered by collections on the motor vehicle loans,

•	a yield supplement agreement, account or overcollateralization amount,

•	overcollateralization, i.e., the amount by which the principal amount of the motor vehicle loans exceeds the principal amount of all of the issuing entity’s securities,

•	a letter of credit or other credit facility,

•	a liquidity facility or other liquidity arrangements,

•	a surety bond,

•	a guaranteed investment contract or guaranteed rate agreement,

•	interest rate swaps, caps or other interest rate protection agreements or

•	repurchase or put obligations.

Limitations or exclusions from coverage could apply to any form of credit or payment enhancement. The prospectus supplement will describe the credit or payment enhancement and related limitations and exclusions applicable to securities issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the securities.

For more information about credit enhancement refer to the section of this prospectus entitled, “Credit and Other Enhancement.”

Servicing Fees

Each issuing entity will pay the servicer a servicing fee based on the outstanding balance of the motor vehicle loans. The amount of the servicing fee will be in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation the fees and charges paid by obligors. In addition, if set forth in the related prospectus supplement, the servicer will be entitled to receive investment income on amounts on deposit in the issuing entity’s accounts.

For more information on servicing compensation for a particular issuing entity refer to the section of the corresponding prospectus supplement entitled “Fees and Expenses of the Issuing Entity.”

Servicer Advances

The servicer may make advances of delinquent payments on the motor vehicle loans. The related prospectus supplement will describe the terms and conditions of those advances.

If the servicer makes advances, it will be entitled to reimbursement from other collections of the issuing entity for advances that are not repaid out of collections of the related delinquent payments.

Tax Status

At the time of the issuance of notes and/or certificates by an issuing entity, Simpson Thacher & Bartlett LLP, special tax counsel, will deliver its opinion that, for U.S. federal income tax purposes:

•	any notes issued by the issuing entity will be treated as debt and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

By purchasing a certificate, you will agree to treat the issuing entity issuing such certificate as a partnership in which the certificateholders are partners for federal, state and local income tax purposes. Alternative characterizations of the issuing entity and the certificates issued by the issuing entity are possible.

For additional information concerning the application of federal tax laws to your securities refer to the section of this prospectus entitled “Material Federal Income Tax Considerations.”

Employee Benefit Plan Considerations

If you are investing the assets of an employee benefit plan, arrangement or account that is subject to ERISA, the tax code or any similar laws or regulations, or an entity whose underlying assets are considered to include the assets of any employee benefit plan, arrangement or account, you should carefully review the matters discussed in the section of this prospectus and in the section of the attached prospectus supplement entitled “Employee Benefit Plan Considerations” before investing in the securities.

Form, Denomination and Record Date

Your securities may be issued in definitive form or in book-entry form. If they are issued in book-entry form, you will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the prospectus supplement. The record date for payment on your securities will be set forth in the prospectus supplement.

For additional information concerning the form of your securities refer to the section of this prospectus entitled “Form of Securities—Book-Entry Registration” and “—Definitive Securities.”

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the financed vehicles could reduce the funds available to make payments on your securities.

If another person acquires a security interest or other interest in a financed vehicle that is superior to the issuing entity’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

The issuing entity’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

•	JPMorgan Chase, or if the motor vehicle loan was originated by an affiliate of JPMorgan Chase, that affiliate, might fail to perfect its security interest in the related financed vehicle,

•	another person may acquire an interest in a financed vehicle that is superior to the issuing entity’s security interest through fraud, forgery, negligence or error,

•	the issuing entity may not have a security interest in the financed vehicles in certain states because the certificates of title for the financed vehicles will not be amended to reflect the assignment of a security interest in the financed vehicles to the issuing entity and may not have been amended to reflect an earlier assignment of a security interest in the financed vehicles to JPMorgan Chase by the affiliate of JPMorgan Chase who originated the related motor vehicle loan,

•	holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuing entity’s security interest and

•	the issuing entity may lose its security interest in financed vehicles confiscated by the government.

JPMorgan Chase will not be required to repurchase a motor vehicle loan if the security interest in the related financed vehicle or the motor vehicle loan becomes impaired after it sold the motor vehicle loan to the issuing entity.

Interests of other persons in the motor vehicle loans could reduce the funds available to make payments on your securities.

If another person acquires an interest in a motor vehicle loan that is superior to the issuing entity’s interest in the motor vehicle loan, the proceeds of that motor vehicle loan may not be available to make payments on the securities.

A creditor of a dealer that originated a motor vehicle loan in electronic form may have an interest in that motor vehicle loan that is prior to the interest of the issuing entity if the methods by which the authoritative copy of that electronic contract was assigned to the originator and by which the servicer maintains control over such authoritative copy are not sufficient under the applicable provisions of the UCC to perfect the assignment of such electronic contract to the originator.

In addition, after the transfer of motor vehicle loans to an issuing entity, the servicer or a third party vendor for the servicer will retain possession of the paper contracts on behalf of the issuing entity and the servicer will maintain control over the authoritative copies of the electronic contracts on behalf of the issuing entity. A purchaser of the motor vehicle loans who gives new value and is able to take possession of the paper contracts and/or obtain control over the electronic contracts in the ordinary course of its business will have priority over the issuing entity’s interest in the motor vehicle loans if that purchaser acted in good faith without knowledge that the purchase of the motor vehicle loans violated the rights of a third party. A purchaser could obtain possession of the paper contracts or control over the electronic contracts through the fraud, forgery, negligence or error of other parties.

Our insolvency could result in accelerated, delayed or reduced payments to you.

We are chartered as a national banking association and are subject to regulation and supervision by the Office of the Comptroller of the Currency. If we become insolvent, are in an unsound condition or engage in certain violations of our bylaws or regulations or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as our conservator or receiver, payments of principal and interest on your securities could be delayed or reduced.

Under such circumstances, the FDIC, as conservator or receiver, is authorized to repudiate any contract of JPMorgan Chase. This authority may permit the FDIC to repudiate the transfer of motor vehicle loans to an issuing entity. Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as motor vehicle loans, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. We believe that this FDIC regulation will apply to the transfer of motor vehicle loans under a sale and servicing agreement to an issuing entity in the manner contemplated by this prospectus and intend on satisfying the conditions of the regulation.

If the FDIC, as conservator or receiver, nevertheless repudiated our transfer of motor vehicle loans to an issuing entity, the FDIC would be required to pay “actual direct compensatory damages” measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision to repudiate our transfer of motor vehicle loans to an issuing entity for a reasonable period following its appointment as our conservator or receiver.

Even if the FDIC did not repudiate our transfer of motor vehicle loans to an issuing entity, the FDIC, as conservator or receiver, could:

•	require the owner trustee or the indenture trustee to go through an administrative claims procedure to establish its rights to payments collected on the motor vehicle loans,

•	request a stay of proceedings with respect to the issuing entity’s claims against us, or

•	repudiate without compensation and refuse to perform our ongoing obligations under a sale and servicing agreement, such as our duty to collect payments or otherwise service the motor vehicle loans, or our obligations under an administration agreement to provide administrative services to an issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent an indenture trustee or the securityholders from appointing a new servicer under a sale and servicing agreement or (ii) authorize us to stop servicing the motor vehicle loans of an issuing entity.

If the FDIC were to take any of those actions, payments of principal and interest on your securities could be delayed or reduced.

Regulatory action could result in delayed or reduced payments to you.

Federal banking agencies have broad enforcement powers over us. If the appropriate banking agency were to find that any agreement or contract, including a sale and servicing agreement or an administration agreement, to which we are a party or the performance of any of our obligations under such an agreement or contract constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to us or would adversely affect our safety and soundness, that banking agency has the power to order us, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as that banking agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered or directed us to rescind or amend a sale and servicing agreement and/or an administration agreement, payments to you could be delayed or reduced, we may not be liable to you for contractual damages for complying with such an order or directive, and you may not have any legal recourse against that banking agency.

Only the assets of the issuing entity are available to pay your securities.

Neither we nor any of our affiliates are obligated to make any payments in respect of the securities of an issuing entity or the motor vehicle loans owned by an issuing entity. Therefore, you must rely solely on the assets of the issuing entity for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

The assets of an issuing entity will consist solely of its motor vehicle loans and, to the extent specified in the prospectus supplement, various deposit accounts and any credit or payment enhancement.

Amounts on deposit in any account providing credit enhancement or other credit enhancement provided will be limited and subject to depletion. The amount required to be on deposit in any account providing credit enhancement or any other credit enhancement will be limited in amount. If the amount is depleted to cover shortfalls in distributions of principal and interest on your securities, the issuing entity will depend solely on collections on the motor vehicle loans and any other credit or payment enhancement to make payments on your securities. In addition, the minimum required balance in an account providing credit enhancement may decrease as the outstanding balance of the motor vehicle loans decreases.

You may suffer losses upon a liquidation of the motor vehicle loans if the proceeds of the liquidation are less than the amounts due on the outstanding securities. Under the circumstances described in this prospectus, the motor vehicle loans of an issuing entity may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the issuing entity sells the motor vehicle loans for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in collecting payments could occur if we cease to be the servicer.

If we were to cease acting as the servicer, the processing of payments on the motor vehicle loans and information relating to collections could be delayed, which could delay payments to you. We can be removed as servicer if we default on our servicing obligations as described in this prospectus. We may also resign as servicer under the circumstances described in this prospectus.

Subordination may cause some classes of securities to bear additional credit risk.

The rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities or to the rights of other parties such as swap counterparties.

Holders of subordinated classes of securities will bear more credit risk than senior classes. Subordination may take the following forms:

•	interest payments on any date on which interest is due may first be allocated to the more senior classes or to other parties such as swap counterparties,

•	principal payments on the subordinated classes might not begin until the principal of the more senior classes is repaid in full,

•	principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made,

•	subordinated classes bear the risk of losses on the motor vehicle loans and the resulting cash shortfalls before the more senior classes and

•	if the indenture trustee sells the motor vehicle loans after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and methods of determining payments on the respective classes of securities of any issuing entity will be described in the related prospectus supplement.

Prepayments on the motor vehicle loans may adversely affect the average life of and rate of return on your securities.

Faster than expected prepayments on the motor vehicle loans will cause the issuing entity to make payments on its securities earlier than expected. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. We cannot predict the effect of prepayments on the average life of your securities.

All the motor vehicle loans by their terms may be prepaid at any time. Prepayments include:

•	prepayments in whole or in part by the obligor,

•	liquidations due to default,

•	partial payments with proceeds from physical damage, credit life and disability insurance policies,

•	a required repurchase of a motor vehicle loan from an issuing entity by the depositor or the servicer, resulting from a breach of representation, warranty or covenant and

•	an optional repurchase of motor vehicle loans from an issuing entity by the servicer when their aggregate principal balance is equal to or less than the percentage of the initial aggregate principal balance specified in the related prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the motor vehicle loans and the rate of defaults.

The final payment of each class of securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of that class of notes will occur later than its final payment date.

In addition, the servicer may, on a case-by-case basis, permit extensions of the due dates of payments on the motor vehicle loans in accordance with its normal and customary servicing practices and procedures. Deferral or extensions may increase the weighted average life of the securities. The servicer will not be permitted to grant an extension or deferral if as a result the final scheduled payment date on a motor vehicle loan would fall on or after the last day of the calendar month immediately preceding the final payment date of the related securities unless the servicer purchases the affected motor vehicle loan.

You may suffer losses on your securities because the servicer will hold collections and commingle them with its own funds.

Provided that the conditions established by the rating agencies rating the securities issued by an issuing entity are satisfied, the servicer will generally be permitted to hold with its own funds collections received from obligors on the motor vehicle loans held by that issuing entity until the day prior to the next date on which distributions are made on the securities issued by that issuing entity. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If it is unable for any reason to pay these amounts to the issuing entity on the payment date, you might incur a loss on your securities.

Additional motor vehicle loans may have different characteristics than the initial pool of motor vehicle loans.

An issuing entity may not have purchased all of its motor vehicle loans at the time you purchase your securities. It may purchase the remainder of its motor vehicle loans from the depositor over a period specified in the related prospectus supplement. The additional motor vehicle loans will not be required to have any particular characteristics. The additional motor vehicle loans may be originated by JPMorgan Chase or an affiliate thereof at a later date using criteria different from those applied to the initial pool of motor vehicle loans and may be of a different credit quality and seasoning. In addition, following the transfer of the additional motor vehicle loans to the issuing entity, the characteristics of the pool of motor vehicle loans held by the issuing entity may vary from those of the initial motor vehicle loans. As a result the overall credit quality of the motor vehicle loan pool may decline. Any resulting increase in defaults will result in an increased rate of prepayments and a greater risk of loss.

You may experience a prepayment of your securities as a result of pre-funding.

If the principal amount of additional motor vehicle loans transferred to an issuing entity during the funding period specified in the prospectus supplement is less than the amount set aside in a pre-funding account on the closing date to purchase additional motor vehicle loans, the amount remaining in that account at the end of the funding period will be applied to the prepayment of the securities issued by the issuing entity. The amount remaining in the pre-funding account at the end of the funding period will depend on the originator’s ability to generate a sufficient amount of additional motor vehicle loans during the funding period. Any premium paid to you with any prepayment may not be sufficient to compensate you for any difference between the yield on your securities and the yield at which you may reinvest the prepayment proceeds.

You may suffer losses because you have limited control over the actions of the issuing entity.

Each issuing entity will pledge its property to the indenture trustee to secure payment of the notes, including its rights under the sale and servicing agreement. As a result, the indenture trustee, not the holders of the certificates issued by the issuing entity, will have the right to take certain actions in connection with the administration of the issuing entity property, including, under certain circumstances, selling the motor vehicle loans at the direction of the noteholders. In addition, the noteholders will have the right to waive the occurrence of a servicer default and to terminate the servicer upon the occurrence of a servicer default. The holders of the certificates will not have these rights until the notes have been paid in full.

You may suffer market value losses on your securities if the ratings on your securities are lowered or withdrawn.

A security rating is not a recommendation to purchase, hold or sell securities. The ratings are an assessment by the applicable rating agencies of the likelihood that interest on the securities will be paid on a timely basis and that the principal of the securities will be paid in full by their final scheduled payment dates. The ratings do not consider to what extent the securities will be subject to prepayment or that principal will be paid prior to their final scheduled payment dates. The ratings do not consider the prices of the securities or their suitability to a particular investor. The rating agencies may revise or withdraw the ratings at any time. The ratings of the securities may be lowered by the rating agencies as a result of losses on the related motor vehicle loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the securities. Accordingly, there can be no assurance to you that the ratings assigned to your securities on the date on which your securities are originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. If any rating is revised or withdrawn, the liquidity or the market value of your securities may be adversely affected.

You may experience a greater risk of loss on your securities due to the effect of the Servicemembers Civil Relief Act.

Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, are entitled, upon appropriate written notice to the creditor, to a reduction in the rate at which interest accrues on their motor vehicle loans to 6% per annum during their period of active service unless a court orders otherwise upon application of the creditor. In addition, the Relief Act requires a creditor seeking to repossess the vehicle of an individual covered by the Relief Act to obtain a court order before it can do so and permits the court to stay the proceeding for as long as the court determines justice and equity require. The U.S. military operations in Afghanistan and Iraq have increased and may in the future increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. There are also similar state laws that may relieve, reduce, adjust or extend the obligations under, or the rights of a creditor with respect to, the motor vehicle loans of members of the military or other forms of governmental service and the motor vehicle loans of their dependents. Because the Relief Act and most similar state laws cover obligors who enter military or other service (including reservists who are called to active duty) after origination of the motor vehicle loan, no information can be provided as to the number of motor vehicle loans transferred to an issuing entity that may be affected thereby. Any resulting shortfalls in interest or principal payments on the motor vehicle loans owned by an issuing entity will reduce the amount available to make payments on the securities issued by the issuing entity.

Use of Proceeds

We will apply the net proceeds from the sale of the securities of an issuing entity as follows:

•	if the issuing entity has a pre-funding account, to make a capital contribution to the issuing entity by making a deposit into that account,

•	if the issuing entity has a yield supplement account, to make a capital contribution to the issuing entity by making a deposit into that account,

•	if the issuing entity has a reserve account, to make a capital contribution to the issuing entity by making the initial deposit into that account and

•	for any other purposes specified in the related prospectus supplement.

We will add the remaining funds received by us to our general funds.

The Issuing Entities

We will establish a separate trust pursuant to a trust agreement to act as the issuing entity in connection with the issuance of each series of asset-backed notes and asset-backed certificates.

Each issuing entity will only engage in the following activities:

•	entering into the applicable transfer and servicing agreements,

•	acquiring, holding and managing its motor vehicle loans, their proceeds, its credit or other enhancement, if any, and other assets of the issuing entity,

•	issuing its securities,

•	making payments on the securities and

•	engaging in other activities that are necessary, suitable or incidental to the above activities.

The operations of each issuing entity will be governed by the applicable trust agreement and indenture. An issuing entity will not have the discretion under the applicable trust agreement to engage in activities other than those described above. The trust agreement governing an issuing entity may be amended by the depositor and the owner trustee, without the consent of the holders of the securities issued by that issuing entity, to cure any ambiguity or defect, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the securityholders so long as the depositor delivers an opinion of counsel that the amendment does not materially and adversely affect the interests of any securityholder. Additionally, a trust agreement governing an issuing entity may be amended by the depositor and the owner trustee, with the consent of the noteholders holding not less than a majority of the outstanding principal balance of the notes issued by that issuing entity and the holders of certificates issued by that issuing entity evidencing not less than a majority of the certificate balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the noteholders or the certificateholders. However, if any such amendment would increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the motor vehicle loans in that issuing entity or distributions that are required to be made for the benefit of the noteholders or the certificateholders or reduce the aforesaid percentages required to consent to any such amendment, the consent of all noteholders and certificateholders will be required. In addition, the indenture will contain restrictions on the issuing entity’s activities. For information concerning these restrictions and the provisions governing the amendment of these restrictions, refer to the sections of this prospectus entitled “The Indenture—Certain Covenants” and “—Modifications of the Indenture.”

Property of Issuing Entity

The property of each issuing entity will include:

•	a pool of motor vehicle loans and all payments due or received from the obligors under those motor vehicle loans on and after the cutoff date specified in the related prospectus supplement,

•	amounts held from time to time in issuing entity accounts established and maintained pursuant to the related sale and servicing agreement,

•	security interests in the vehicles financed by the motor vehicle loans,

•	our rights to proceeds of breach of representation and warranty claims against the dealers from whom we acquired the motor vehicle loans,

•	an assignment of our right to receive proceeds from claims on theft and physical damage insurance policies, including GAP, covering the vehicles financed by the motor vehicle loans or on credit life and credit disability insurance policies covering the obligors under the motor vehicle loans, as the case may be,

•	vehicles financed by the motor vehicle loans that have been repossessed by the servicer on behalf of the issuing entity, and

•	certain rights under swap agreements or other interest rate protection agreements, if any, and any and all proceeds of the above property.

If provided in the related prospectus supplement, the property of an issuing entity may include one or more reserve accounts maintained in the name of the related indenture trustee, a yield supplement agreement and/or a yield supplement account or other form of credit enhancement described in this prospectus.

On or before the closing date of an issuing entity, we will transfer a pool of motor vehicle loans having an aggregate principal balance specified in the related prospectus supplement to the issuing entity in exchange for the securities issued by that issuing entity.

Subsequent and Additional Motor Vehicle Loans. If provided in the related prospectus supplement, we will convey to the issuing entity additional motor vehicle loans and the related property having an aggregate principal balance approximately equal to the amount deposited in the pre-funding account on the closing date as frequently as daily during the funding period, not to exceed one year, specified in the prospectus supplement. The amount deposited into the pre-funding account for an issuing entity will not exceed 50% of the proceeds of the offering of securities by that issuing entity. These motor vehicle loans will also be assets of the issuing entity.

If provided in the related prospectus supplement, an issuing entity may use collections on its motor vehicle loans to purchase additional motor vehicle loans from us over a period, not to exceed three years, specified in the prospectus supplement. These motor vehicle loans will also be assets of the issuing entity.

If an issuing entity includes subsequent motor vehicle loans or additional motor vehicle loans, the overall characteristics of the pool of motor vehicle loans held by the issuing entity may vary from those of the initial pool of motor vehicle loans transferred to the issuing entity. Those additional motor vehicle loans may be originated at a later date using credit criteria different from those which were applied to the initial pool of motor vehicle loans and may be of a different credit quality and seasoning.

The Owner Trustee

The owner trustee for each issuing entity will be specified in the related prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the securities issued by the issuing entity is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee will not be accountable under any circumstance under any transfer and servicing agreement except for its own willful misconduct, bad faith, gross negligence or breach of an explicit representation or warranty.

The administrator is obligated to perform on behalf of the owner trustee all of the administrative functions of the owner trustee under the trust agreement and the other Related Documents. The owner trust will be deemed to have discharged its duties and responsibilities under the trust agreement and the Related Documents to the extent that the administrator has agreed in the administration agreement to perform those acts or duties, and the owner trustee will not be liable for the default or failure of the administrator to carry out its obligations under the administration agreement.

The owner trustee will not be required to expend or risk its own funds in performing its obligations under the trust agreement or exercising any of its rights unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is assured or provided to it. The owner trustee will be under no obligation to exercise any of its rights or powers under the trust agreement, at the request of any certificateholder, unless such certificateholder has offered to the owner trustee security or indemnity satisfactory to it. The owner trustee, upon receipt of any resolutions, certificates, statements, opinions, reports or other instruments that are required to be furnished to it, will be obligated to examine them to determine whether they conform to the requirements of the trust agreement or the other Related Documents.

The owner trustee is not obligated to notify the certificateholders or any other party of the occurrence of any event of default under any of the Related Documents.

An owner trustee may resign at any time by giving the administrator written notice of its resignation. The administrator will be obligated to appoint a successor owner trustee. The administrator may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement, becomes legally unable to act or becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. The administrator is responsible for the expenses incurred in changing the owner trustee.

The servicer will be obligated to indemnify the owner trustee and to pay its reasonable fees and expenses. If the servicer does not provide indemnification to the owner trustee, the owner trustee may be indemnified from the assets of the related issuing entity. No indemnification will be permitted to be paid on any payment date until the holders of the securities issued by the issuing entity and the servicer have been paid all amounts otherwise due to them on that date and the amount on deposit in any enhancement account equals its required amount.

The principal offices of each issuing entity and the entity named as owner trustee of that issuing entity will be specified in the related prospectus supplement.

Management and Administration

Owner Trustee. The owner trustee’s main duties under the trust agreement will be to create the issuing entity by filing a certificate of trust with the Delaware Secretary of State, to maintain the distribution account for the certificateholders and to execute the Related Documents on behalf of the issuing entity. The owner trustee of an issuing entity will have limited powers. The owner trustee will not have the power, except upon the written direction of the holders of the certificates issued by that issuing entity holding a majority of the certificate balance, to remove the servicer of that issuing entity under the applicable sale and servicing agreement, to remove the administrator of that issuing entity under the applicable administration agreement or, except as expressly provided in the sale and servicing agreement, the indenture or the trust agreement, to sell the motor vehicle loans held by that issuing entity or any interest therein.

The owner trustee of an issuing entity will not have the power, among other things, to initiate or settle any material claim or lawsuit brought by that issuing entity, to amend the indenture where consent of noteholders is required, or not required if such an amendment would materially adversely affect the interests of the holders of the certificates issued by that issuing entity, to amend the applicable sale and servicing agreement, except where consent of the holders of the certificates issued by that issuing entity is not required, or to remove the indenture trustee and appoint a successor indenture trustee, unless at least 30 days before the taking of such action, the owner trustee notifies the holders of the certificates issued by that issuing entity of the proposed action and such certificateholders shall not have notified the owner trustee in writing prior to the 30th day after such notice is given that they have withheld consent or provided alternative direction.

Administrator. Each issuing entity will be administered by us as administrator acting pursuant to the administration agreement between JPMorgan Chase and the issuing entity. Our duties as administrator will include, among other things:

• monitoring the activities of the issuing entity and directing the owner trustee to take all necessary actions required under the indenture and the sale and servicing agreement,

• preparing (or causing to be prepared) all documents, reports, filings, instruments, certificates and opinions that the indenture and the sale and servicing agreement require the issuing entity to prepare and deliver,

• maintaining a note registrar and a paying agent,

• obtaining and preserving the issuing entity’s qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the indenture, the notes, the collateral for the notes and each other instrument or agreement applicable to the issuing entity and

• preparing all supplements and amendments to the indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the collateral for the notes.

We will not be obligated to make any payments in respect of the securities. We will receive a monthly administration fee from the issuing entity that will be described in the related prospectus supplement as compensation for our services. The servicer will reimburse us for our related expenses. We may resign from our duties under the administration agreement with 60 days’ notice and may be removed by the applicable issuing entity with cause immediately or without cause upon 60 days’ notice. No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the applicable issuing entity. The appointment of any successor administration agent will require rating agency confirmation. We may perform our obligations directly or through one or more of our agents. These agents may include one or more of our affiliates. We will not be liable for the conduct or misconduct of our agents or attorneys if we selected those agents or attorneys with due care.

JPMorgan Chase

JPMorgan Chase Bank, National Association, a wholly-owned subsidiary of JPMorgan Chase & Co., is chartered as a national bank. It is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMorgan Chase is subject to regulation and supervision by the Office of the Comptroller of the Currency.

JPMorgan Chase will be the sponsor that initiates and organizes the issuance by each issuing entity of securities. It will be responsible for structuring each securitization transaction and will select other transaction participants. It will pay the costs of forming each issuing entity, the legal fees of certain of the transaction participants, the rating agency fees for rating the rated securities issued by each issuing entity and other transaction costs. JPMorgan Chase will be the depositor of the motor vehicle loans to each issuing entity. It will also be responsible for servicing the motor vehicle loans transferred to each issuing entity and be the administrator of each issuing entity.

JPMorgan Chase purchases motor vehicle loans relating to new or used automobiles and light-duty trucks from dealers who regularly originate those loans and makes motor vehicle loans relating to new or used automobiles and light-duty trucks directly and through dealers as described in the section of this prospectus entitled “The Motor Vehicle Loans—Origination of Motor Vehicle Loans.” It will select the motor vehicle loans for each securitization transaction. Those motor vehicle loans will have been originated by JPMorgan Chase or one of its affiliates or will have been acquired by JPMorgan Chase from a third party who originated them.

The principal executive office of JPMorgan Chase is located at 1111 Polaris Parkway Columbus, Ohio 43240, telephone number (800) 992-7169.

General Securitization Experience

JPMorgan Chase is the product of numerous mergers and acquisitions. Most recently, Bank One merged into JPMorgan Chase in November 2004 with JPMorgan Chase as the surviving entity. JPMorgan Chase, its predecessors and affiliates have been engaged in the securitization of financial assets since 1989. JPMorgan Chase, its predecessors and affiliates have been involved with the origination and securitization of many different classes of financial assets in both the public and private markets. They have also acted as trustee, paying agent, underwriter, dealer and servicer in many different types of securitization transactions.

JPMorgan Chase is currently an active participant in the securitization markets in the United States. It primarily sponsors securitization programs for credit card receivables, motor vehicle loans and residential and commercial mortgages. In 2005, JPMorgan Chase and its affiliates securitized approximately $18.1 billion of residential mortgage loans, $15.1 billion of credit card loans and $3.8 billion of automobile loans.

JPMorgan Chase and its affiliates have diverse funding sources. A major source of liquidity for JPMorgan Chase is provided by its large core deposit base. It engages in securitization for liquidity and balance sheet management purposes.

Securitization Program for Motor Vehicle Loans

JPMorgan Chase, its predecessors and affiliates have been securitizing motor vehicle loans since 1991. The first trust securitizing motor vehicle loans sponsored by a predecessor of JPMorgan Chase was established in 1991 by Chase Manhattan Bank, National Association.

Before the merger of JPMorgan Chase with Bank One, both JPMorgan Chase and its affiliates and Bank One and its affiliates were engaged in the automotive finance and loan servicing business. Chase USA, an affiliate of JPMorgan Chase, purchased and made directly motor vehicle loans through the dealer network described in the section of this prospectus entitled “The Motor Vehicle Loans—Origination of Motor Vehicle Loans.” Chase USA was also the sponsor of nineteen public securitizations of those motor vehicle loans and acted as the depositor into the related trusts and the servicer of the securitized motor vehicle loans. In addition,

Bank One, its affiliates and predecessors engaged in six public securitizations of motor vehicle loans. None of the asset-backed securities offered in any of these securitizations has experienced any losses or events of default and none of JPMorgan Chase and its predecessors and affiliates has taken any action out of the ordinary in any of these transactions to prevent such an occurrence.

JPMorgan Chase commenced originating motor vehicle loans through the dealer network described in the section of this prospectus entitled “The Motor Vehicle Loans—Origination of Motor Vehicle Loans” on February 23, 2005.

The Motor Vehicle Loans

General

JPMorgan Chase and its affiliates are engaged in the automotive financing and automotive loan servicing business. JPMorgan Chase engages in most aspects of this business through its wholly-owned subsidiary, Chase Auto Finance. JPMorgan Chase will originate or acquire the motor vehicle loans to be transferred to an issuing entity. It may acquire motor vehicle loans originated by Chase USA or other affiliates and transfer them to an issuing entity. It may also acquire motor vehicle loans originated by a third party and transfer them to an issuing entity. The automotive financing and automotive loan servicing business described in this section of the prospectus does not include the separate automotive financing and servicing business of Bank One and its affiliates prior to its merger with JPMorgan Chase.

The motor vehicle loans to be transferred to an issuing entity may include:

•	motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks purchased from dealers who regularly originate and sell these contracts in accordance with approved dealer agreements,

•	purchase money loans secured by new or used automobiles and light-duty trucks made by the originating banks directly,

•	purchase money loans secured by new or used automobiles and light-duty trucks made pursuant to arrangements with dealers in accordance with approved dealer agreements or

•	motor vehicle retail installment sales contracts relating to, and purchase money loans secured by, new or used automobiles and light-duty trucks purchased by us from other originators of motor vehicle loans.

The motor vehicle loans to be held by each issuing entity will be selected from the motor vehicle loans that we acquire from or through dealers or make directly without the involvement of a dealer and from those that we acquire from affiliated or unaffiliated originators. Selection will be based upon several criteria, including, unless otherwise provided in the related prospectus supplement, that each motor vehicle loan:

•	was either

•	acquired from or made through a dealer located in the United States,

•	made directly by us in the United States without the involvement of a dealer or

•	acquired from another originator of motor vehicle loans,

•	is secured by a financed vehicle that, as of the cutoff date specified in the related prospectus supplement, had not been repossessed without reinstatement,

•	has not been identified on our computer files as relating to an obligor who was in a bankruptcy proceeding as of the cutoff date specified in the related prospectus supplement,

•	if not a Final Payment Receivable or a Deferred Payment Receivable, provides for fully amortizing level scheduled monthly payments, other than the last payment, which may be different from the level payments,

•	is an Actuarial Receivable or a Simple Interest Receivable and

•	satisfies the other criteria, if any, set forth in the related sale and servicing agreement and described in the related prospectus supplement.

We will not use any selection procedures that we believe to be materially adverse to you in selecting the motor vehicle loans to be transferred to an issuing entity.

Although most of the motor vehicle loans will be prepayable at any time without penalty, some of the motor vehicle loans may contain prepayment penalties. The motor vehicle loans may contain due-on-sale provisions or other provisions that require the obligors to repay the motor vehicle loans when the related financed vehicles are sold. If an obligor prepays a Simple Interest Receivable in full, the obligor is required to pay interest only to the date of prepayment. If an obligor prepays an Actuarial Receivable in full, with minor variations based upon state law, the obligor is entitled to a rebate of the finance charges calculated on the basis of a constant interest rate.

We will provide information with respect to each pool of motor vehicle loans transferred to an issuing entity in the related prospectus supplement, including, to the extent appropriate:

•	the composition of the motor vehicle loans,

•	the distribution by the annual contract rate of interest, by the states where the primary obligors of those motor vehicle loans are located and by remaining term to maturity of the motor vehicle loans,

•	the portion of the pool consisting of Actuarial Receivables, Simple Interest Receivables and any portions consisting of Final Payment Receivables or Deferred Payment Receivables and

•	the portion of the pool secured by new financed vehicles and the portion of the pool secured by used financed vehicles.

The information in the prospectus supplement with respect to a pool of motor vehicle loans transferred to an issuing entity may be provided as of a statistical cutoff date that is earlier than the applicable cutoff date for the issuing entity. Certain motor vehicle loans included in the statistical information in the prospectus supplement may not be included in the motor vehicle loans transferred to the issuing entity on the closing date. In addition, we may select additional motor vehicle loans to be transferred to the issuing entity after that statistical cutoff date. Any variations in the characteristics of the motor vehicle loans as of the cutoff date from those characteristics presented as of the statistical cutoff date in the prospectus supplement will not be material.

Origination of Motor Vehicle Loans

We purchase motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks from dealers who regularly originate those contracts. The contracts are sold to us pursuant to the terms of approved dealer agreements. The dealers assign the contracts to us pursuant to standard form assignments and the dealer agreements. Some of the contracts are originated in electronic form using a third party’s technology system. When an electronic contract is assigned to us, control over the authoritative copy of that contract is transferred to and maintained by us. We also make purchase money loans secured by financed vehicles directly or pursuant to arrangements with dealers made pursuant to approved dealer agreements. When a customer purchases a vehicle from a dealer, the customer and the dealer also decide the contract amount, term, payment terms and interest rate to be charged subject, in each case, to our current program limits. We determine a “dealer discount rate” that is used to calculate the purchase price that we will pay for a motor vehicle retail installment sale contract that we purchase from a dealer or the fee that we will pay a dealer for our originating a purchase money loan through that dealer. We enter into dealer agreements with dealers based upon our review of each of the dealers, including in some cases, a financial review, and a review of the dealer’s reputation and our prior experience with the dealer and its key management. Generally, the dealers selling new financed vehicles are franchised by the manufacturer of those vehicles.

We currently make or purchase motor vehicle loans made indirectly with the involvement of dealers throughout the United States. Each dealer makes representations and warranties to us with respect to the motor vehicle loans, the obligors on the motor vehicle loans and the security interests in the related financed vehicles. These representations and warranties typically include, among others, that:

•	to the best of the dealer’s knowledge,

•	no statements made or furnished by the obligor, the dealer or any other person are untrue or incomplete,

•	the obligor has not financed any down payment for the financed vehicle,

•	the obligor is a bona fide applicant having legal capacity to contract for a motor vehicle loan,

•	the signature of the obligor on all documents is genuine and

•	the amount stated in the motor vehicle loan to be due will in fact be due and payable at the time or times provided, free of any claims, defenses, setoffs or counterclaims,

•	the dealer had indefeasible title to the financed vehicle immediately prior to the purchase by the obligor, and had the right and authority to sell the vehicle to the obligor, free and clear of all liens and encumbrances,

•	the dealer will secure and perfect for us a security interest in the financed vehicle, free and clear of any liens or encumbrances and

•	the description of the financed vehicle in the motor vehicle loan is true and complete and the financed vehicle will be or has been duly delivered to and accepted without revocation by the obligor.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the motor vehicle loans.

Upon breach of any representation or warranty made by a dealer, we have a right of recourse against that dealer to require it to purchase or repurchase the related motor vehicle loan. Generally, in determining whether to exercise any right of recourse, we consider the prior performance of the dealer, as well as other business and commercial factors. As servicer, we will be obligated to enforce our rights under the dealer agreements relating to the motor vehicle loans transferred to an issuing entity in accordance with our customary practices. As depositor, we will convey the right to any proceeds received upon enforcement of those rights to the related issuing entity under the sale and servicing agreement. We will make no representations as to the financial condition of any of the dealers to which we may have recourse. We cannot assure you as to the ability of any dealer to perform its obligations to us under a dealer agreement.

Motor vehicle loans purchased from dealers may include motor vehicle loans originated under manufacturer subvention programs. Subvention programs are marketing tools of automobile manufacturers under which the manufacturers offer reduced financing rates to retail customers as an incentive to purchase automobiles. Subvention programs generally require the automobile manufacturer to pay an amount to compensate us for accepting the incentive interest rate financing. Subvention compensation payments relating to motor vehicle loans transferred to an issuing entity will not be property of the issuing entity. We currently have contractual subvention relationships with a number of manufacturers. These relationships may include “side by side” arrangements, whereby we offer subvented programs that mirror those of the manufacturer’s captive finance company; preferred lender relationships, whereby, independent of the manufacturer’s captive finance company, if any, we work with that manufacturer to offer subvented programs; and private label or co-branding arrangements, whereby we work with a manufacturer to offer financing services under that manufacturer’s brand name.

Motor vehicle loans purchased from dealers may include motor vehicle loans originated under manufacturer programs allowing obligors to defer the initial scheduled monthly payment under the loan for some period of time.

We also make direct motor vehicle loans to obligors. Since dealers do not originate these motor vehicle loans under dealer agreements, the representations and warranties customarily made by the dealers in the dealer agreements are not made with respect to these motor vehicle loans. No one other than the obligor will make any representations or warranties with respect to the financed vehicle and the obligor alone will be responsible for securing and perfecting our security interest in the financed vehicle.

We also make motor vehicle loans to obligors by accepting loan applications via an internet site offering online shopping and financing. These motor vehicle loans are not made by dealers acting pursuant to dealer agreements. However, the internet site provider makes limited representations and warranties regarding the motor vehicle loans and the related financed vehicles.

We may from time to time acquire pools of motor vehicle loans originated by other originators. If more than 10% of the motor vehicle loans that we transfer to an issuing entity are originated by another originator, the related prospectus supplement will contain information with respect to that originator and, if more than 20% of the motor vehicle loans that we transfer to an issuing entity are originated by another originator, the related prospectus supplement will, to the extent material, contain information with respect to that originator’s auto loan origination program.

Underwriting of Motor Vehicle Loans

We evaluate each applicant for a motor vehicle loan individually based on the underwriting standards described below. Dealers typically submit applications electronically using a third party’s system. These underwriting standards are intended to assess the applicant’s ability to repay the motor vehicle loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form that generally provides the applicant’s income, liabilities, credit history and a description of the financed vehicle intended to secure the motor vehicle loan. We consider the following criteria, among others, in evaluating whether to purchase the motor vehicle loan of an applicant from a dealer or extend credit to an applicant:

•	the obligor’s payment history based on our direct knowledge or as provided by various credit reporting agencies with respect to present and past debt,

•	a loan-to-value ratio test taking into account the age, type and market value of the financed vehicle and

•	a credit bureau score.

We use an empirically based credit scoring process to objectively index the applicant’s creditworthiness. We created this scoring process using historical information from our database of motor vehicle loans owned or serviced by us or one of our affiliates. Through credit scoring, we evaluate credit profiles in order to satisfactorily quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. We periodically review and update the credit scoring process that we use to ensure its validity. In February 2001 and October 2004, we implemented re-developed custom credit scorecards. In addition to our scoring process, we use consumer reporting agency scores to assist in the underwriting process. Data from an independent credit reporting agency, such as a FICO score, is one of several factors that we may use in our scoring process to assess the credit risk associated with each applicant. A FICO score is a credit score developed by Fair, Isaac & Company. FICO scores are based on independent third party information, the accuracy of which cannot be verified by JPMorgan Chase. The credit score ranks consumers according to the likelihood that their credit obligations will be paid as expected. Credit scores are calculated by using scoring models and mathematical tables that assign points for different items of information which best predict future credit performance.

We use an automated approval and declination process for certain applications based on selection criteria that were statistically derived from our database of motor vehicle loans owned or serviced by us or one of our affiliates. A credit analyst reviews applications that are not automatically approved or denied. Except for the applications that are automatically approved or denied, the scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions but are not meant to supersede the judgment of the credit analyst. We approve motor vehicle loans that vary from our standard credit guidelines, both before and after implementation of the credit scoring process, but approval of those motor vehicle loans generally requires concurrent approval of a second designated senior credit analyst or credit manager. Motor vehicle loans that do not comply with all of our credit guidelines typically have strong compensating factors that indicate a high ability of the applicant to repay the loan.

The amount advanced under any motor vehicle loan generally will not exceed

•	for a new financed vehicle, 100% to 130% of the vehicle’s invoice price or

•	for a used financed vehicle, 90% to 130% of the “wholesale” value stated in the most recently published National Automobile Dealer’s Association Official Used Car Price Guide for the applicable region or the Kelley Blue Book Official Used Car Guide for western markets, plus taxes and title and license fees on the financed vehicle. However, the maximum amount advanced on a motor vehicle loan may vary depending on a number of factors, including the term of the motor vehicle loan and the model and year of the financed vehicle. These adjustments are made to insure that the financed vehicle constitutes adequate collateral to secure the motor vehicle loan. In addition, whether a financed vehicle is new or used, we may also finance credit life, accident and health insurance, GAP, service contracts, extended warranties, mechanical breakdown protection insurance, theft deterrent products and maintenance agreements under a motor vehicle loan.

We perform detailed analysis of our portfolio to evaluate the effectiveness of the credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, we adjust the credit guidelines to maintain a level of asset quality that we deem acceptable. Each day, the credit manager and credit supervisors of each of the dealer service centers review a computer-selected group of motor vehicle loan applications to ensure that credit analysts are following our established policies and procedures. We randomly review, on a quarterly basis, the quality of the motor vehicle loans and conduct quality audits to ensure compliance with our established policies and procedures.

We may change our credit underwriting standards over time in accordance with our business judgment.

Insurance

Each motor vehicle loan requires the obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance on the financed vehicle. The dealer agreements include a representation and warranty from the dealer that each financed vehicle has the required insurance at the time of origination of the motor vehicle loan.

As depositor or servicer, we do not and will not independently verify whether obligors obtain or maintain the required insurance either at or after the origination of a motor vehicle loan. We monitor our loss experience with respect to financed vehicles that are not properly insured.

We reserve the right to change our policies with respect to insurance on financed vehicles in accordance with our business judgment.

As a result of a New York law, we do not obligate the obligors under motor vehicle loans originated through New York dealers to pay the so-called “GAP amount” in the event of a total loss of the vehicle caused by its theft, confiscation or physical damage. The “GAP amount” that the obligor will not be obligated to pay is the difference between the amount owed on the motor vehicle loan as of the date of the total loss and the vehicle’s actual cash value as of the date of the total loss.

However, the obligor will remain liable for any unpaid monthly payments, unpaid late fees and other unpaid amounts due prior to the date of the total loss.

If the obligor has maintained the insurance required under the motor vehicle loan, the vehicle’s actual cash value will be the cash value under the insurance policy, inclusive of the deductible, which the motor vehicle loan specifies may be no higher than $500. If the obligor has not maintained the required insurance, the vehicle’s actual cash value will be the “average trade” value of the vehicle in the most recently published National Automobile Dealer’s Association Official Used Car Guide (Eastern Edition) as of the date of the total loss. We, as depositor or servicer, do not and will not maintain third-party insurance of any kind against the risk that the obligor has not maintained the required insurance coverage.

Static Pool Data

We will provide static pool data for securitized pools of motor vehicle loans originated by JPMorgan Chase and its affiliates on the website specified in the related prospectus supplement.

Delinquency and Loan Loss Information

We will provide information in each prospectus supplement concerning the delinquencies, loan losses and recoveries for the Chase Auto Portfolio as of the dates and for the periods set forth in the related prospectus supplement. We cannot assure you that the delinquency and loan loss experience on any pool of motor vehicle loans transferred to an issuing entity will be comparable to prior experience or to the information with respect to the Chase Auto Portfolio in the prospectus supplement.

The Chase Auto Portfolio has included from time to time motor vehicle loans that were originated by affiliates of JPMorgan Chase or its predecessors using origination criteria that were different but not materially different from the then existing underwriting criteria of JPMorgan Chase or its predecessors. We believe that the delinquency and loan loss experience for any period presented in a prospectus supplement without the inclusion of those motor vehicle loans would not be materially different from the delinquency and loan loss experience that will be set forth in the prospectus supplement. If specified in the related prospectus supplement, we may transfer to an issuing entity motor vehicle loans that were made directly to obligors without the involvement of dealers acting pursuant to dealer agreements with us or one of our affiliates. However, the Chase Auto Portfolio does not include motor vehicle loans made directly by us or by any of our affiliates to obligors without the involvement of dealers and as a result the delinquency and loan loss experience of the Chase Auto Portfolio included in the related prospectus supplement will not include the delinquency and loan loss experience for those motor vehicle loans. We believe that the delinquency and loan loss experience for those motor vehicle loans will not be materially different from the delinquency and loan loss experience for the Chase Auto Portfolio. The Chase Auto Portfolio does not include motor vehicle loans originated by Bank One or any of its affiliates prior to its merger with JPMorgan Chase or any motor vehicle loans originated by JPMorgan Chase or any of its affiliates after the merger using the origination standards of Bank One prior to the merger.

If specified in the related prospectus supplement, we may transfer to an issuing entity motor vehicle loans that were acquired by us from another originator of motor vehicle loans. The Chase Auto Portfolio does not include motor vehicle loans acquired from other originators and as a result the delinquency and loan loss experience of the Chase Auto Portfolio included in the related prospectus supplement will not include the delinquency and loan loss experience for those motor vehicle loans. If we believe that including motor vehicle loans acquired by us from other originators in the motor vehicle loans being transferred to an issuing entity will result in the performance of those motor vehicle loans being materially different from the delinquency and loan loss experience for the Chase Auto Portfolio, we will provide additional information with respect to the motor vehicle loans acquired by us in the related prospectus supplement.

Servicing

In our capacity as servicer, we will be responsible for servicing the motor vehicle loans in accordance with the terms of the applicable sale and servicing agreement, including collecting payments and depositing those collections into the applicable collection account. We will service the motor vehicle loans transferred to each issuing entity consistent with our servicing policies and practices. We will be responsible for determining the allocations of collections and other funds for each issuing entity to payments on the securities issued by that issuing entity and other liabilities of that issuing entity and directing the trustees and paying agents for that issuing entity to make such payments. We will also be responsible for providing monthly reports and filing periodic reports with the SEC. We will be the custodian of the files relating to the motor vehicle loans transferred to each issuing entity.

We will perform all of our obligations as servicer through our wholly-owned subsidiary Chase Auto Finance. We will remain liable for our servicing duties and obligations under the sale and servicing agreement as if we were servicing the motor vehicle loans. In addition, Chase Auto Finance engages a number of vendors to perform certain servicing processes, such as storing the paper files relating to the motor vehicle loans (including the contracts), monitoring the perfection of security interests in financed vehicles and recovering deficiencies on certain charged-off accounts. Chase Auto Finance also uses a network of contractors to repossess vehicles and third party auction houses to prepare and sell repossessed vehicles at auction.

Chase Auto Finance

Chase Auto Finance is a corporation organized under the law of Delaware. Its principal executive offices are located at 900 Stewart Avenue, Garden City, New York 11530, telephone number (800) 336-6675.

Chase Auto Finance and its predecessors have been actively engaged in the automotive financing and automotive loan servicing business on behalf of its affiliates since 1983. Chase Auto Finance has also been engaged in the automotive leasing and automotive lease servicing business since 1984. At December 31, 2005, Chase Auto Finance owned and managed an auto lease portfolio of approximately $4 billion.

Servicing Procedures

Under the sale and servicing agreement, we will be obligated to make reasonable efforts to collect all payments due with respect to the motor vehicle loans transferred to an issuing entity in a manner consistent with the sale and servicing agreement and with the terms of the motor vehicle loans. We will be obligated to follow the collection and servicing procedures that we follow with respect to comparable new or used motor vehicle loans that we service for ourselves and that are consistent with prudent industry standards.

Chase Auto Finance will perform the following functions on our behalf through its servicing centers, dealer service centers and satellite offices:

•	payment of motor vehicle loan proceeds to dealers,

•	customer service,

•	document files and computerized record keeping,

•	vehicle title processing and retention,

•	automated collections,

•	aspects of automobile dealer liaison,

•	dealer sales,

•	credit underwriting,

•	documentation reviews,

•	billing and collections and

•	other services.

Collection Procedures. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to no more than 10% of a scheduled monthly payment remains unpaid.

We use an automated collection system to assist us in collection efforts. The automated collection system provides us with relevant obligor information, such as current addresses, phone numbers and loan information, records of all contacts with obligors and, in some cases, automated dialing. The system allows for automated and manual recording of an obligor’s promise to pay, and then schedules future collection activity based on these promises. The system

•	allows supervisor and manager review of collection personnel activity,

•	permits supervisors to modify priorities as to which obligors should be contacted and

•	provides extensive reports concerning motor vehicle loan delinquencies.

Under our current practices, we generally make contact by mail with an obligor whose motor vehicle loan has become 10 days delinquent and generally attempt to make contact by telephone with an obligor whose motor vehicle loan is more than 11 days delinquent. In some instances, risk-based scoring may result in the commencement of collection activity at a later stage of delinquency if the account is considered ‘low-risk’ by the scorecard. Generally, we commence repossession procedures when a motor vehicle loan is delinquent for 90 days. However, we may, as permitted by applicable law, repossess the financed vehicle without regard to length or existence of a payment delinquency in the following circumstances:

•	a motor vehicle loan is deemed uncollectible,

•	the financed vehicle is deemed by our collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession,

•	the obligor voluntarily surrenders the financed vehicle, or

•	the financed vehicle is seized by federal, state or local law enforcement and released to us as lienholder.

Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor, depending on applicable legal requirements, generally has an additional 10 to 30 days to redeem the financed vehicle (or, as required by applicable law, reinstate the loan) before we sell the financed vehicle. Upon repossession of the financed vehicle, we generally sell the financed vehicle in an auction. After the sale of the financed vehicle, we will pursue any deficiency remaining to the extent we deem practical and to the extent permitted by law.

Losses may occur in connection with delinquent motor vehicle loans. Losses can arise in several ways, including

•	the failure to realize the full amount owed upon sale of the financed vehicle and the inability to collect the deficiency,

•	the inability to locate the financed vehicle or the obligor, or

•	the discharge of the debt of the obligor in a bankruptcy proceeding.

Generally, we charge-off motor vehicle loans:

•	during the calendar month in which we repossess and sell the related financed vehicle,

•	during the calendar month in which one of the following occurs, and we have repossessed but not sold the related financed vehicle:

•	more than 10% of a scheduled payment of the motor vehicle loan becomes 240 days delinquent.

•	90 days have elapsed since we repossessed the related financed vehicle.

•	during the calendar month in which more than 10% of a scheduled payment of a motor vehicle loan becomes 120 days delinquent if we have not repossessed the related financed vehicle by the end of that calendar month, and the obligor has not filed for bankruptcy protection,

•	during the calendar month in which more than 10% of a scheduled payment of a motor vehicle loan becomes 240 days delinquent if the obligor has filed for bankruptcy protection, or

•	at such other time or in such a manner as we believed or believe is appropriate in accordance with our normal and customary servicing practices and procedures.

In any event, we charge-off a delinquent motor vehicle loan no later than the calendar month in which more than 10% of a scheduled payment on the motor vehicle loan becomes 240 days delinquent.

We may change our loss recognition and collection policies and practices over time in accordance with our business judgment.

Consistent with our normal procedures, we may, in our discretion, arrange with the obligor on a motor vehicle loan to defer or modify the payment schedule. The length of a deferral is typically one month, however, deferrals of up to two months may be granted and multiple deferrals may be granted over the term of a motor vehicle loan. Total deferrals may not exceed one month for each year of the original term of the motor vehicle loan or a maximum of seven months. Following a deferral, the motor vehicle loan generally will no longer be considered delinquent. Our deferral procedures require a determination by a customer representative that the obligor will have the financial resources to make regular monthly payments after the deferral. In addition, in most cases, a deferral will not be granted less than ten months after the origination of the motor vehicle loan or less than twelve months from the most recent previous deferral. We may modify a motor vehicle loan if the obligor cannot make past due payments. A modification is typically a refinancing of the obligor’s outstanding balance with a longer contract term and a different contract rate. Some of these arrangements may require us to purchase the motor vehicle loans while others may result in our making Advances with respect to the motor vehicle loan. The sale and servicing agreement will set forth the limitations on our ability to make these arrangements. Those limitations will be described in the related prospectus supplement. We may be obligated to purchase a motor vehicle loan for the Repurchase Amount if, among other things, we extend the date for final payment by the obligor of such motor vehicle loan beyond the last day of the Collection Period immediately preceding the final payment date of the related securities set forth in the related prospectus supplement, or change the contract rate of interest or the total amount or number of scheduled payments.

Repossessions. If we determine that eventual payment in full of a motor vehicle loan is unlikely, we will be obligated to use reasonable efforts, consistent with our customary servicing procedures and applicable law, to repossess or otherwise take possession of the financed vehicle during the calendar month in which more than 10% of any scheduled payment becomes 90 days delinquent. We may, however, repossess or otherwise take possession of a financed vehicle prior to the 90 day period if we determine that eventual payment in full of the amount financed is unlikely, the vehicle is in danger of being damaged, destroyed or otherwise made unavailable for repossession or the obligor voluntarily surrenders the financed vehicle. We may also delay repossession of the financed vehicle if we are unable to locate the vehicle, the obligor is the subject of a bankruptcy proceeding or we otherwise defer repossession of the financed vehicle in accordance with our normal and customary servicing practices and procedures. After repossession of a financed vehicle, we will, in accordance with our normal and customary servicing practices and procedures, and subject to an obligor’s right to redeem or reinstate, sell the vehicle in an auction or consign the vehicle to a dealer for resale as soon as is practicable after repossession, subject to any applicable laws. We will be obligated to follow our customary and usual practices and procedures as we shall deem necessary or advisable in determining when and if to exercise reasonable efforts to realize upon any recourse to dealers. We will deposit any proceeds from our realization efforts into the collection account.

Bankruptcy Accounts. When we are notified that an obligor has filed for bankruptcy, the motor vehicle loan is moved to a specialized service area for bankrupt motor vehicle loans. Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit us from taking any collection action against the obligor or the financed vehicle without court approval. In Chapter 7 bankruptcies, most obligors are required to either reaffirm their obligations, redeem the financed vehicle for a lump sum or return the financed vehicle. If a contract is reaffirmed by the obligor, it will be returned to normal servicing. In Chapter 13 bankruptcies, the plan of reorganization usually requires the obligor to make payments over a 2 to 5 year period. The payments required will be based on either the full contract balance or the value of the financed vehicle at the time of bankruptcy, depending on the time between the obligor’s purchase of the financed vehicle and the bankruptcy filing and whether the debt was incurred for personal or other use. When the obligor completes payments required under the plan of reorganization, he or she will receive a discharge from liability for any remaining balance under the contract and we will charge off any such remaining balance.

If we repossess and sell the financed vehicle securing a delinquent motor vehicle loan, we will apply the amounts recovered in accordance with our normal and customary servicing practices and procedures. We reserve the right to change our policies with respect to the application of amounts recovered from motor vehicle loans that we liquidate and financed vehicles that we repossess and sell.

Unless otherwise described in the prospectus supplement, there have been no material changes in our servicing policies and procedures during the three years preceding the date of the prospectus supplement.

Collections

We will be required to deposit all payments on the motor vehicle loans held by each issuing entity and all proceeds of those motor vehicle loans collected during each Collection Period into the collection account on or before the business day preceding the following payment date so long as we are the servicer and each other condition to making deposits less frequently than daily is satisfied as may be confirmed by the rating agencies rating the securities issued by the issuing entity as set forth in the related prospectus supplement. If those conditions are not met, we will be required to deposit those amounts into the collection account on a daily basis within forty-eight hours of receipt. In addition, we will be required to remit the aggregate Repurchase Amounts of any motor vehicle loans to be purchased from the issuing entity to the collection account on or prior to the business day preceding the applicable payment date. Pending deposit into the collection account, we may invest collections at our own risk and for our own benefit. Those funds will not be segregated from our own funds. If we are unable to remit those funds, you might incur a loss. We may, to the extent described in the related prospectus supplement and in order to satisfy the rating agency requirements for monthly deposit of collections described above, obtain letters of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections on the related motor vehicle loans.

If we deposit in a collection account an amount that we mistakenly believe are collections of a particular motor vehicle loan resulting in the payment in full of that motor vehicle loan, we may request the indenture trustee to withdraw such amount from the collection account and pay it to us. If we discover our error after the payment date following our deposit into the collection account, we will be deemed to have purchased the related motor vehicle loan.

Servicing Compensation and Expenses

We will be entitled to receive a servicing fee for each Collection Period payable on the following payment date in an amount equal to the sum of:

•	the product of one-twelfth of the percentage per annum set forth in the related prospectus supplement and the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the preceding Collection Period and

•	all late charges, prepayment charges, credit-related extension fees, non-credit related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the motor vehicle loans collected during that Collection Period.

If specified in the related prospectus supplement, our compensation may also include net investment earnings on funds deposited in one or more of the issuing entity accounts.

The servicing fee is intended to compensate us for

•	performing the functions of a third-party servicer of motor vehicle loans as an agent for the issuing entity, including collecting and posting all payments and responding to inquiries of the obligors under the motor vehicle loans, investigating delinquencies, reporting tax information to the obligors and advancing costs of disposition and repossession of the financed vehicles,

•	administering the pool of motor vehicle loans, accounting for collections and furnishing monthly and annual statements to the related owner trustee or indenture trustee, as applicable and

•	paying certain taxes, accounting fees, outside auditor fees, the fees of JPMorgan Chase as the paying agent and the transfer agent and registrar for the issuing entity, the related owner trustee and the indenture trustee and its counsel, data processing costs and other costs incurred in connection with administering the pool of motor vehicle loans.

Advances

If specified in the related prospectus, we may either be obligated to make or have the discretion to make advances of delinquent payments owing under the motor vehicle loans in the amounts and under the circumstances described in the prospectus supplement. If we make Advances, we will be entitled to reimbursement for those Advances in the manner described in the related prospectus supplement. If we make Advances, we will deposit the Advances made in respect of the delinquent payments for a particular Collection Period on the business day preceding the following payment date.

Net Deposits

As an administrative convenience, so long as we are the servicer and are permitted to make monthly deposits of collections on the motor vehicle loans to the collection account, we will be permitted to deposit those collections, aggregate Advances and Repurchase Amounts for each issuing entity with respect to a particular Collection Period net of distributions to be made to us as servicer, by the issuing entity with respect to that Collection Period.

Resignation of the Servicer

We may not resign as the servicer of the motor vehicle loans held by any issuing entity under any sale and servicing agreement, except:

•	upon a determination that the performance of our duties as servicer is no longer permissible under applicable law or

•	if a successor servicer is appointed, upon notification by each rating agency then rating any of the securities issued by that issuing entity that the rating assigned to the securities will not be reduced or withdrawn.

Our resignation will not become effective until the related indenture trustee or a successor servicer has assumed our servicing responsibilities and obligations under the sale and servicing agreement. The indenture trustee will not be obligated to act as the successor servicer unless we resign because the performance of our duties as servicer is no longer permissible under applicable laws.

Assignment by the Servicer

As servicer, we may not transfer or assign all, or a portion of, our rights, obligations and duties under any sale and servicing agreement, except in connection with a merger or consolidation of JPMorgan Chase, unless:

•	the transfer or assignment will not result in a reduction or withdrawal by any rating agency then rating any of the securities issued by the related issuing entity of the rating then assigned to the securities and the indenture trustee and the related owner trustee have consented to the transfer or assignment or

•	consent is obtained from the indenture trustee, the related owner trustee and holders of securities evidencing not less than a majority of the voting interests.

We cannot effect a transfer or assignment of all of our rights, obligations and duties as servicer under a sale and servicing agreement until a successor servicer has assumed those rights, obligations and duties.

If JPMorgan Chase, its successor or assign or the indenture trustee is acting as the servicer, it will be permitted to delegate any of its duties under the related sale and servicing agreement to a third party, in the ordinary course of its business. The servicer will be obligated to pay the compensation payable to that third party from its own funds. None of the related issuing entity, the related owner trustee, the related indenture trustee (if not the servicer), or securityholders will be liable for that third party’s compensation. Any delegation of duties by the servicer will not relieve the servicer of liability and responsibility for the performance of those duties.

Termination of the Servicer

Events of Servicing Termination. Events of Servicing Termination under each sale and servicing agreement will consist of:

•	the servicer’s failure to deliver to the related owner trustee or indenture trustee:

•	the monthly report for any Collection Period or

•	for deposit in the collection account or other issuing entity account, any amounts required to be deposited in those accounts under the terms of the securities issued by the related issuing entity or the related sale and servicing agreement,

•	which failure continues unremedied for five business days after the servicer’s discovery of that failure or the servicer’s receipt of written notice of that failure by the related owner trustee or indenture trustee or to the related owner trustee or indenture trustee and the servicer by holders of at least 25% of the principal amount of the notes issued by the issuing entity, or, if no notes are outstanding, by holders of at least 25% of the certificate balance of the certificates issued by the issuing entity,

•	the servicer’s failure to duly observe or perform in any material respect any other covenant or agreement in the related sale and servicing agreement or indenture which failure materially and adversely affects the rights of the related issuing entity or the securityholders, which determination will be made without regard to whether funds are available to the securityholders pursuant to any related enhancement, and continues unremedied for 60 days after the date of the servicer’s receipt of written notice of the failure by the related owner trustee or indenture trustee or to the related owner trustee or indenture trustee and the servicer by holders of at least 25% of the principal amount of the notes issued by the issuing entity or, if no notes are outstanding, by holders of at least 25% of the certificate balance of the certificates issued by the issuing entity or

•	the occurrence of certain insolvency events specified in the applicable sale and servicing agreement in respect of the servicer.

Rights Upon Event of Servicing Termination. As long as an Event of Servicing Termination under a sale and servicing agreement remains unremedied, the related indenture trustee or the holders of not less than a majority of the principal amount of the Controlling Class of the notes, and after the notes have been paid in full, the owner trustee or the holders of not less than a majority of the certificate balance of the certificates, may terminate all the rights and obligations of the servicer under the sale and servicing agreement. If the servicer is terminated, the indenture trustee or a successor servicer appointed by the indenture trustee or owner trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the event that the indenture trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established financial institution having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for such institution and whose regular business shall include the servicing of automobile receivables, as successor servicer. The compensation payable to a successor servicer may not exceed the servicing fee paid to JPMorgan Chase, as servicer under the sale and servicing agreement. All reasonable costs and expenses incurred in connection with transferring the servicing to a successor servicer will be paid by the predecessor servicer.

Waiver of Past Events of Servicing Termination. The holders of not less than a majority of the principal amount of the Controlling Class of the notes, and after the notes have been paid in full, the holders of not less than a majority of the certificate balance of the certificates, may waive any Event of Servicing Termination and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the issuing entity accounts in accordance with the applicable sale and servicing agreement. In addition, the holders of not less than a majority of the certificate balance of the certificates may waive an Event of Servicing Termination that does not adversely affect the related indenture trustee or noteholders.

Liabilities of the Servicer; Indemnification of the Servicer

Each sale and servicing agreement will provide that we and our directors, officers, employees and agents will not be under any liability to the related issuing entity, the related owner trustee, the related indenture trustee or any securityholders for taking any action or for refraining from taking any action as servicer pursuant to that sale and servicing agreement. However, neither we nor any of those other persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the sale and servicing agreement.

We and our directors, officers, employees and agents will be entitled to indemnification by the related issuing entity for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to the performance of our servicing duties under the related sale and servicing agreement that is not otherwise indemnified, other than:

•	any loss or liability otherwise reimbursable under the sale and servicing agreement and

•	any loss, liability or expense incurred by reason of willful misconduct, negligence or bad faith in performance of our duties or by reason of our reckless disregard of obligations and duties under the sale and servicing agreement.

The issuing entity’s obligation to indemnify us will be limited to excess amounts available on any payment date in the reserve account or other enhancement account held by the issuing entity or, if the issuing entity has no enhancement accounts, to amounts available after all payments or deposits required under the related sale and servicing agreement for the benefit of the servicer or the securityholders have been made.

In addition, each sale and servicing agreement will provide that as servicer we will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to our servicing responsibilities under the sale and servicing agreement and that, in our opinion, may cause us to incur any expense or liability. We may, however, undertake any reasonable action that we deem necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the related parties and the interests of the related securityholders under the sale and servicing agreement. In that event, the related issuing entity will be liable for the legal expenses and costs of the action and we will be entitled to be reimbursed for those expenses. The issuing entity’s obligation to reimburse us will be limited to excess amounts available on any payment date in the reserve account or other enhancement account held by the issuing entity or, if the issuing entity has no enhancement accounts, to amounts available after all payments or deposits required under the related sale and servicing agreement for the benefit of the servicer or the securityholders have been made.

Issuing Entity Accounts

Each issuing entity will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders. The servicer will deposit all collections on the motor vehicle loans into the collection account. The servicer may establish and maintain a distribution account in the name of the indenture trustee on behalf of the noteholders into which amounts released from the collection account and any other accounts of the issuing entity for payment to the noteholders will be deposited and from which distributions of interest and/ or principal to the noteholders will be made. The owner trustee may establish and maintain one or more certificate distribution accounts in the name of the owner trustee on behalf of the certificateholders into which amounts released from the collection account and any other accounts of the issuing entity for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

As servicer, we may establish and maintain for the issuing entity an additional account, in the name of the related indenture trustee into which, to the extent required by the related sale and servicing agreement, we will deposit prepayments of scheduled payments by or on behalf of obligors on Actuarial Receivables. These prepayments do not constitute scheduled payments, full prepayments, or certain partial prepayments. These prepayments will be held in this paid-ahead account until the prepaid amounts fall due. Until we transfer these prepayments from this paid-ahead account to the collection account, they will not be included in collections and will not be available for distribution to the securityholders. So long as we are the servicer for the issuing entity, no Event of Servicing Termination exists and each other condition to holding these prepayments as may be required by the related sale and servicing agreement, is satisfied, we may retain these prepayments until the applicable payment date.

Any other accounts to be established with respect to the securities of an issuing entity, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

All of the accounts described in this section are collectively referred to in this prospectus as the “issuing entity accounts”.

Funds in the issuing entity accounts will be invested as provided in the related sale and servicing agreement in Permitted Investments. All amounts held in the collection account for each issuing entity will be invested at the direction of the servicer or, after the occurrence and during the continuance of an Event of Default, the indenture trustee. The party directing investment of any other issuing entity accounts will be described in the related prospectus supplement. Permitted Investments satisfy criteria established by the rating agencies rating the securities issued by the issuing entity and are generally limited to obligations or securities that mature on or before the business day preceding the next payment date. However, to the extent permitted by the rating agencies, funds in any reserve account or yield supplement account may be invested in Permitted Investments that will mature later than the business day preceding the next payment date but not later than 90 days after the date of investment. Permitted Investments will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account or yield supplement account at any time may be less than the balance in that account. If the amount required to be withdrawn from any reserve account or yield supplement account to cover shortfalls in collections on the related motor vehicle loans exceeds the amount of cash available in that account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of the issuing entity. Net investment earnings on funds deposited in the issuing entity accounts will either remain on deposit in the applicable issuing entity account or be paid to the party identified in the related prospectus supplement.

The issuing entity accounts will be required to be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the rating agencies rating the securities issued by an issuing entity. Each issuing entity account, other than a reserve account or yield supplement account, will be established initially with the trust department of JPMorgan Chase. Should JPMorgan Chase, or any depositary of an issuing entity account no longer satisfy the requirements of the rating agencies, the issuing entity account will be moved to a depositary meeting the rating agencies’ requirements, provided that the issuing entity account may remain at the depositary if the owner trustee or indenture trustee receives written confirmation from each rating agency rating the securities issued by the related issuing entity to the effect that the ratings of those securities will not be adversely affected.

JPMorgan Chase Bank in its capacity as the paying agent under each indenture or trust agreement, as applicable, will have the revocable right to withdraw funds from the collection accounts and the distribution accounts for the purpose of making distributions to securityholders in the manner provided in the applicable agreement.

Distributions

Beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities issued by an issuing entity will be made by the applicable owner trustee, the indenture trustee or JPMorgan Chase Bank, as paying agent, to the holders of the securities issued by that issuing entity. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders will be set forth in the related prospectus supplement.

If an issuing entity issues both certificates and notes and the payment dates for those certificates and notes do not coincide, all distributions, deposits or other remittances made on one payment date will be treated as having been distributed, deposited or remitted on the other payment date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that second payment date.

The servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the issuing entity accounts, other than to the limited extent addressed in the annual officer’s certificate of the servicer and the accountants’ report described below in the section of this prospectus entitled “—Evidence of Compliance.”

Prior to each payment date, the servicer will provide to the related owner trustee, any indenture trustee and each paying agent a statement setting forth substantially the same information for that payment date and the related Collection Period as is required to be provided in the periodic reports provided to the holders of those securities described below in the section of this prospectus entitled “—Reports to Securityholders.” This statement will serve as payment instructions to the owner trustee, the indenture trustee and the paying agents for that payment date.

Reports to Securityholders

On each payment date, the paying agent will include with each payment or distribution to securityholders a statement prepared by the servicer. Each statement will include, to the extent applicable, the following information, and any other information specified in the related prospectus supplement, with respect to the payment date or the period since the previous payment date, as applicable:

•	the amount of the distribution allocable to principal of each class of securities and the derivation of the amounts,

•	the amount of the distribution allocable to interest on or with respect to each class of securities,

•	the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee in respect of the related Collection Period or Collection Periods, as the case may be,

•	the amount of the administration fee paid to the administrator, and the amount of any unpaid administration fees in respect of the related Collection Period, or Collection Periods, as the case may be,

•	the amount of collections received on the motor vehicle loans during the related Collection Period or Collection Periods, as the case may be,

•	the aggregate amount to be paid in respect of motor vehicle loans, if any, purchased by the servicer or repurchased by the depositor in the related Collection Period,

•	amounts available after all payments or deposits required under the related sale and servicing agreement for the benefit of the servicer, the administrator or the securityholders have been made,

•	the aggregate unreimbursed amount of Advances as of the last day of the related Collection Period and the change in that amount from the previous Collection Period,

•	the aggregate principal balance of the motor vehicle loans as of the close of business on the last day of the related Collection Period,

•	the aggregate outstanding principal balance of each class of securities, in each case, before and after giving effect to all payments reported under the first bullet above on the payment date,

•	the interest rate for the next interest accrual period with respect to any class of securities with a variable rate,

•	the amount of the aggregate losses realized on the motor vehicle loans during the related Collection Period,

•	delinquency information on the motor vehicle loans at the end of the related Collection Period,

•	the amount of any shortfalls in payment of principal of or interest on any class of the securities and the change in those amounts from the preceding statement,

•	the balance of the reserve account, if any, or any other enhancement account, as of the payment date, before and after giving effect to changes to that account on that date, the amount required to be on deposit in that account on that payment date and the components of calculating that required amount,

•	for each payment date during the funding period, if any specified in the prospectus supplement, the remaining amount on deposit in the pre-funding account and available to be used to purchase additional motor vehicle loans,

•	for the first payment date that is on or immediately following the end of the funding period specified in the prospectus supplement, the amount remaining on deposit in the pre-funding account that has not been used and is being passed through as payments of principal on the securities and

•	the balance in any account in which prepayments of scheduled payments by or on behalf of the obligors on Actuarial Receivables are deposited.

Each amount set forth in the first four bullets with respect to the securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes or the initial stated certificate balance of the certificates, as applicable. The paying agent will deliver these statements to DTC for further distribution to the securityholders in accordance with DTC’s procedures.

These statements will be available on our website at [                ].

How You Can Compute Your Portion of the Amount Outstanding of Your Securities. As servicer we will provide to you in each periodic report which we deliver to you a factor which you can use to compute your portion of the principal amount outstanding of your securities.

We will compute a separate factor for each class of notes. The factor for each class of notes will be an eight-digit decimal which we will calculate prior to each payment date. The note factor will equal the remaining outstanding principal balance of that class of notes as of the applicable payment date, after giving effect to payments to be made on that payment date, as a fraction of the initial outstanding principal balance of that class of notes. Your portion of each class of notes will equal the product of

•	the original denomination of your note and

•	the factor relating to your class of notes.

We will compute a separate factor for each class of certificates. The factor for each class of certificates will be an eight-digit decimal which we will calculate prior to each payment date. The certificate factor will equal the remaining balance of that class of certificates as of the applicable payment dates, after giving effect to distributions to be made on that payment date, as a fraction of the initial stated certificate balance of that class of certificates. Your portion of each class of certificates will equal the product of

•	the original denomination of your certificate and

•	the factor relating to your class of certificates.

Each factor will be 1.00000000 as of the cutoff date specified in the prospectus supplement for that series of securities and will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the initial stated certificate balance of the applicable class of certificates.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable indenture trustee, owner trustee or paying agent, will furnish to each person who at any time during the calendar year has been a securityholder of that issuing entity and received any payment on those securities, a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns.

Reports to be Filed with the SEC

We will file for each issuing entity the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), (i) following the issuance of the securities of the issuing entity, including as exhibits to the Form 8-K, the agreements or other documents specified in the related prospectus supplement, if applicable and (ii) at the time of sale of the securities of the issuing entity, including as exhibits to the Form 8-K, the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws,

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under “—Reports to Securityholders” above and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer’s report on its assessment of compliance with servicing criteria, the accountants’ attestation report on such assessment and the servicer’s annual compliance certificate described below under “—Evidence As To Compliance.”

The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant. Each issuing entity will have a separate file number assigned by the SEC, which is generally not available until the filing of the final prospectus supplement for the issuing entity. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under the issuing entity’s specific number, which will be a series number assigned to the file number of the depositor, which is 333-131760.

The issuing entity’s annual reports on Form 10-K, current reports on Form 8-K, and amendments to those reports, and its distribution reports on Form 10-D filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available on our website at [                ] as soon as practicable after such material is filed with or furnished to the SEC. Other reports and information provided to securityholders will also be made available on this website.

Evidence of Compliance

Each sale and servicing agreement will require that the servicer and any subservicer provide annually to the related owner trustee and indenture trustee a report on its assessment of compliance during the previous calendar year with specified servicing criteria. The servicing criteria generally include four categories:

•	general servicing considerations,

•	cash collection and administration,

•	investor remittances and reporting and

•	pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

Each sale and servicing agreement will provide that a firm of independent public accountants will annually furnish to the related owner trustee and any indenture trustee an attestation as whether the assessment of compliance with the applicable servicing criteria referred to above of the servicer or any subservicer is fairly stated in all material respects, or a statement that the firm cannot express that view.

Each sale and servicing agreement will also require the servicer and any subservicer to deliver annually to the related owner trustee and indenture trustee a certificate signed by an officer of the servicer or such subservicer, as applicable, stating that the servicer or such subservicer, as applicable, has fulfilled its obligations in all material respects under the sale and servicing agreement throughout the preceding calendar year (or, in the case of the first such certificate, from the closing date). However, if there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The servicer has agreed to give each indenture trustee and owner trustee notice of certain servicer defaults under the related sale and servicing agreement.

You may obtain copies of these statements and certifications by a request in writing addressed to the servicer.

Custody of Motor Vehicle Loans

The issuing entity pursuant to the sale and servicing agreement will appoint us, as servicer, as the initial custodian of the motor vehicle loans and related files transferred to the issuing entity in order to assure uniform quality in servicing the motor vehicle loans and to reduce administrative costs. A loan file will consist of originals or copies of the executed motor vehicle loan, credit application, certificate of title and other documents relating to the motor vehicle loan, obligor and financed vehicle. As servicer, we will not stamp or otherwise mark the motor vehicle loans to reflect the transfer of the motor vehicle loans to the issuing entity. We may arrange for the motor vehicle loans and related paper files to be stored by a third party vendor. The motor vehicle loans transferred to the issuing entity will not be segregated from the other motor vehicle loans that we own or service.

Principal Documents

In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes

Trust Agreement	Owner trustee and JPMorgan Chase, as depositor

•        creates the issuing entity

•        provides for issuance of a certificate representing the residual interest in the issuing entity and the certificates and payments to certificateholders and the holder of the residual certificate

•        establishes the rights and duties of the owner trustee

•        establishes the rights of certificateholders

Indenture	Issuing Entity, as issuer of the notes, and indenture trustee

•        provides for issuance of the notes, the terms of the notes and payments to noteholders

•        secures the notes with a lien on the property of the issuing entity

•        establishes the rights and duties of the indenture trustee

•        establishes the rights of noteholders

Sale and Servicing Agreement	JPMorgan Chase, as depositor and servicer, and the issuing entity

•        effects transfer of motor vehicle loans to the issuing entity

•        contains representations and warranties of JPMorgan Chase, as depositor, concerning the motor vehicle loans

•        contains servicing obligations

•        provides for compensation of the servicer

•        directs how proceeds of the motor vehicle loans will be applied to the expenses of the issuing entity and payments on the securities issued by the issuing entity

Administration Agreement	JPMorgan Chase, as administrator, the indenture trustee and the issuing entity	• contains obligations of the administrator to perform certain of the obligations of the issuing entity under the sale and servicing agreement and of the owner trustee under the trust agreement

Various provisions of these documents are described throughout this prospectus and will be described in the related prospectus supplement. The prospectus supplement for an issuing entity will describe any material provisions of the documents relating to that issuing entity that differ in a material way from the provisions described in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

Credit and Other Enhancements

Credit and other enhancements are intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit or other enhancements for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class will bear their allocable share of losses, as described in the related prospectus supplement.

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities issued by an issuing entity will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement may be in the form of

•	structural features such as subordination that will cause more junior classes of securities to absorb losses on the motor vehicle loans before more senior classes of securities and “turbo” payments where interest as well as principal collections from the motor vehicle loans will be applied to pay the principal of a class or classes of securities,

•	excess spread, i.e., interest earned on the motor vehicle loans in excess of the sum of the amount of interest required to be paid on the securities and the servicing fees and other expenses of the issuing entity,

•	one or more reserve accounts or cash deposits available to pay servicing fees, administration fees, interest on the securities and certain principal payments if collections on the motor vehicle loans are insufficient,

•	a yield supplement agreement, yield overcollateralization amount or a yield supplement account to supplement collections on motor vehicle loans with low annual contract rates,

•	overcollateralization, i.e. the amount by which the principal amount of the motor vehicle loans exceeds the principal amount of all of the issuing entity’s securities,

•	letters of credit to be drawn upon to cover losses on the motor vehicle loans or shortfalls in payments due on specified securities issued by an issuing entity,

•	credit or liquidity facilities to be drawn upon to cover losses on the motor vehicle loans or shortfalls in payments due on specified securities issued by an issuing entity,

•	surety bonds to be drawn upon to cover losses on the motor vehicle loans or shortfalls in payments due on specified securities issued by an issuing entity,

•	guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns on funds specified in the contract or agreement,

•	swaps, caps, collars or other interest rate protection agreements under which an issuing entity receives payments from a counterparty based on a floating rate and makes payments based on a fixed rate to a counterparty or receives payments from a counterparty to the extent that a floating rate exceeds a stated rate in exchange for an upfront payment or

•	repurchase or put obligations under which an issuing entity may put motor vehicle loans or securities issued by an issuing entity to a third party for a fixed amount.

If specified in the related prospectus supplement, credit or cash flow enhancement for a class of securities issued by an issuing entity may cover one or more other classes of securities issued by the same issuing entity.

As depositor, we may replace or reduce the credit enhancement for any class of securities issued by an issuing entity with another form of credit enhancement without the consent of the holders of that class of securities, provided the rating agencies rating those securities confirm in writing that this substitution or reduction will not result in the reduction, qualification or withdrawal of the rating of that class of securities or any other class of securities issued by that issuing entity.

Payments on the Securities

General

The prospectus supplement relating to the securities issued by a particular issuing entity will describe

•	the timing, amount and priority of payments of principal and interest on each class of those securities,

•	their interest rates or the formula for determining their interest rates,

•	the method of determining the amount of their principal payments,

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities and

•	the allocation of losses on the motor vehicle loans included in that issuing entity among the classes of those securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments or residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating.

One or more classes of securities may have fixed principal payment schedules, including a targeted scheduled payment date on which the securities are paid in full. The issuing entity issuing these securities may have issued variable funding securities or have a liquidity facility or similar arrangement that permits it to make those scheduled payments. If a class of securities is redeemable or subject to prepayment, the prospectus supplement will describe when the securities may be redeemed or prepaid and at what price, including any premium payable. The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal amount of the motor vehicle loans held by that issuing entity.

Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class.

One or more classes of notes issued by an issuing entity may have a final scheduled payment date of less than 397 days from the date of the related prospectus supplement and that class or those classes may have received a short-term rating by a rating agency that is in one of the two highest short-term rating categories. The failure to pay a class of notes on or prior to the related final scheduled payment date will constitute an event of default under the related indenture.

Weighted Average Life of the Securities

The weighted average life of the securities issued by an issuing entity will generally be influenced by the rate at which the principal balances of the motor vehicle loans held by the issuing entity are paid. Principal payments come in the form of scheduled principal payments and prepayments. Prepayments can result from

•	prepayments of motor vehicle loans in full,

•	partial prepayments of motor vehicle loans,

•	liquidations due to default,

•	receipts of proceeds from theft and physical damage, credit life and credit disability insurance policies covering financed vehicles or obligors and

•	repurchases of motor vehicle loans by the depositor or purchases of motor vehicle loans by the servicer for administrative reasons.

Obligors may prepay motor vehicle loans at any time. Some of the motor vehicle loans may have prepayment penalties.

If the property of an issuing entity includes a pre-funding account, the securities issued by that issuing entity will be subject to partial prepayment on or immediately following the end of the funding period described in the related prospectus supplement. If an issuing entity includes a reserve account or other credit enhancement, the securities issued by that issuing entity will be subject to prepayments as a result of withdrawals being made from the reserve account or payments being made under the other enhancement in respect of defaulted motor vehicle loans.

The rate of prepayments on the motor vehicle loans may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle securing a motor vehicle loan without our consent. Programs offered by lenders, such as JPMorgan Chase and its affiliates, which solicit or make available credit that may be used by obligors to prepay motor vehicle loans may also influence the rate of prepayments on the motor vehicle loans. The credit offered may include home equity lines of credit, consumer installment credit and credit cards. JPMorgan Chase and its affiliates may in the ordinary course of business offer general or targeted solicitations for extensions of credit. These solicitations may be sent to obligors. In addition, each sale and servicing agreement will allow us to refinance an existing motor vehicle loan for an obligor so long as the proceeds of the refinanced loan are used to prepay the existing motor vehicle loan in full and the refinanced loan is evidenced by a new promissory note. Any loan resulting from the refinancing will not be the property of the related issuing entity.

A prospectus supplement may provide for a specified period during which collections in respect of the motor vehicle loans allocated for that purpose will be applied to purchase additional motor vehicle loans for the issuing entity rather than applied to make distributions on the related securities. Any such application would increase the weighted average life of those securities. Also, a prospectus supplement may provide for a liquidity facility or similar arrangement under which collections may be invested and distributed on the related securities in planned amounts on scheduled payment dates.

Because of the uncertain amount of prepayments on the motor vehicle loans included in an issuing entity and these possible other features, we cannot assure you of the amount of principal payments that will be made on the securities issued by that issuing entity on each payment date. Holders of the securities alone will bear the reinvestment risks resulting from a faster or slower incidence of prepayments on the motor vehicle loans. A prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to a particular pool of motor vehicle loans and the related securities.

In addition, as servicer we may grant extensions on payments on the motor vehicle loans under limited circumstances. The related prospectus supplement will contain a description of any limitations on the extension or modification of the motor vehicle loans included in a particular issuing entity. Any deferrals or extensions of those motor vehicle loans may increase the weighted average life of the related securities.

If an obligor under a Simple Interest Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period, we will treat the additional scheduled payments made in that Collection Period as a principal prepayment and we will apply it to reduce the principal balance of the related motor vehicle loan in that Collection Period. As a result of that prepayment, unless otherwise requested by the obligor, the obligor will not be required to make any scheduled payment in respect of that motor vehicle loan for the number of due dates corresponding to the number of additional scheduled payments he made. During that period interest will continue to accrue on the outstanding principal balance of the prepaid motor vehicle loan and the obligor’s account will not be considered delinquent. The related prospectus supplement will describe any obligation that we have as servicer to make Advances in respect of those unpaid interest payments.

When the obligor resumes his or her required payments, his regularly scheduled payments may be insufficient to cover the interest that has accrued since his last payment. Nonetheless the obligor’s prepaid motor vehicle loan would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the prepaid motor vehicle loan. Depending on the principal balance and interest rate of the related motor vehicle loan and on the number of payments that were prepaid, there may be extended periods of time during which such a motor vehicle loan is current but not amortizing.

Prepaid Simple Interest Receivables in any issuing entity will affect the weighted average life of the securities issued by the issuing entity. The distribution of the prepaid amount to the holders of the securities on the payment date following the Collection Period in which the amount was received will generally shorten the weighted average life of the securities. In addition, to the extent we make any Advances of interest with respect to a prepaid Simple Interest Receivable which subsequently goes into default, the loss on that motor vehicle loan may be larger than would have been the case had the Advances not been made because the liquidation proceeds from that motor vehicle loan will be applied first to reimburse us for our Advances.

Our portfolio of motor vehicle loans has historically included motor vehicle loans that have been prepaid by one or more scheduled monthly payments. We cannot assure you as to the number of motor vehicle loans that may become prepaid Simple Interest Receivables or the number or the principal amounts of the scheduled payments that may be prepaid.

If an obligor under any Actuarial Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period, we may deposit the additional scheduled payments made in that Collection Period into an account for the related issuing entity and apply them as described in the related prospectus supplement. No shortfalls in payment of interest or principal will result when prepaid amounts on Actuarial Receivables are deposited into an account on behalf of the issuing entity.

Interest Payments

A class of securities may bear interest at a fixed, variable, adjustable, or zero rate per annum. The applicable prospectus supplement will provide the detailed interest rate terms of your securities. The following sections provide a general overview of the mechanics of the various types of interest rates.

Fixed Rate Securities. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities. Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate per annum determined by reference to a base rate, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any, or as otherwise specified in the related prospectus supplement. Interest on each class of floating rate securities will be computed on the day count basis specified in the related prospectus supplement.

The base rate of interest for any floating rate securities will be based on the London interbank offered rate, commercial paper rates, federal funds rates, U.S. government treasury securities rates, negotiable certificates of deposit rates or another interest rate set forth in the related prospectus supplement.

A class of floating rate securities may also have either or both of the following, in each case expressed as a rate per annum:

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law.

Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the owner trustee or the indenture trustee for the issuing entity. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities of a given class.

Form of Securities

Book-Entry Registration

Following is a description of the form your securities, whether certificates or notes, may take. We also describe how your securities may be transferred and how payments may be made to you.

Unless otherwise specified in the related prospectus supplement, each class of securities issued by an issuing entity will be represented by one or more global certificates registered in the name of Cede & Co., DTC’s nominee. Accordingly, Cede is expected to be the holder of record of each series of securities issued in book-entry form. This means that you, as an owner of securities, will generally not be entitled to Definitive Securities representing your interest in the issued securities. You will own securities through a book-entry record maintained by DTC. Your interests in the global securities will be represented through financial institutions acting on your behalf as direct and indirect participants in DTC. You may hold your securities through DTC in the U.S., Clearstream or the Euroclear system in Europe or in any manner described in the related prospectus supplement. Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of such class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of such class of securities refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of securities, for distribution to the holders of such class of securities in accordance with DTC’s procedures. Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Any securities of a given issuing entity owned by us or any of our affiliates will be entitled to equal and proportionate benefits under the applicable indenture or trust agreement, except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

Any purchase that you make of securities issued in book-entry form under the DTC system must be made by or through a DTC participant, which will receive a credit for the securities on DTC’s records. Your ownership interest is in turn recorded on the DTC participants’ and indirect participants’ records. You will not receive written confirmation from DTC of your purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the securities are accomplished by entries made on the books of DTC participants acting on behalf of you and other securityholders.

In addition, securityholders will receive all distributions of principal and interest from the applicable indenture trustee or owner trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable indenture trustee or owner trustee to DTC’s nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders.

Distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts and is required to receive and transmit distributions of principal and interest on the securities it holds. Participants and indirect participants with whom securityholders have accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, your ability to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for the securities.

You will not be recognized as a securityholder by the owner trustee or the indenture trustee. You will be permitted to exercise the rights of a securityholder only indirectly through DTC and its participants. Neither DTC nor Cede will consent or vote with respect to the securities issued by an issuing entity. Under its usual procedures, DTC mails an omnibus proxy to JPMorgan Chase as soon as possible after the record date, which assigns Cede’s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the relevant record date. Clearstream and the Euroclear operator, as the case may be, will take any action permitted to be taken by a securityholder on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

Except as required by law, none of the administrator, the applicable owner trustee or the applicable indenture trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities issued by any issuing entity held by DTC, Clearstream or the Euroclear system or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Initial Settlement of the Global Securities. Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.

• Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

• Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

• Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream

Customer or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last interest payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

• Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Customer’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures,

•	borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant.

The Depositories—DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers (who may include any of the underwriters of securities issued by an issuing entity), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its DTC participants are on file with the SEC.

• Clearstream. Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for Clearstream Customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled through Clearstream in many currencies, including U.S. dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in a number of countries through established depository and custodial relationships. As a professional depository, Clearstream is subject to regulation and supervision by the Luxembourg Monetary Institute. Clearstream Customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the securities issued by an issuing entity. Clearstream Customers in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

• Euroclear. The Euroclear system was created in 1968 to hold securities of Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in many currencies, including U.S. dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear system is operated by Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear clearance system. Euroclear clearance system establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the securities issued by an issuing entity. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

DTC may discontinue providing its services as securities depository for the securities issued by an issuing entity at any time by giving reasonable notice to JPMorgan Chase, as servicer, the owner trustee and, if applicable, the indenture trustee. If this occurs and a successor securities depository is not obtained, Definitive Securities will be printed and delivered. The servicer may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, Definitive Securities will be delivered to each securityholder.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their participants, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Securities

Any notes or certificates initially issued by an issuing entity in book-entry form will be issued in fully registered, certificated form to the holders of the notes or the certificates or their respective nominees rather than to DTC or its nominee, only if:

•	JPMorgan Chase, as servicer, advises the owner trustee or indenture trustee, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities and the servicer is unable to locate a qualified successor depository,

•	JPMorgan Chase, as servicer, elects to terminate the book-entry system through DTC or

•	after the occurrence of an Event of Default or an Event of Servicing Termination with respect to the securities issued by an issuing entity, holders representing at least a majority of the outstanding principal amount of the notes or certificates issued by that issuing entity advise the indenture trustee or the owner trustee, as applicable, through DTC in writing that the continuation of a book-entry system through DTC with respect to the notes or certificates, as the case may be, is no longer in the best interest of the holders of those securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the owner trustee through DTC and its participants will be required to notify all applicable holders of the securities of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the securities and receipt of instructions for re-registration, the owner trustee or indenture trustee, as applicable, will re-issue the securities as Definitive Securities to their holders.

Distributions of principal of, and interest on, Definitive Securities will be made by the related owner trustee or indenture trustee in accordance with the procedures set forth in the related indenture or trust agreement, as applicable, directly to the holders in whose names those Definitive Securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. These distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the owner trustee or indenture trustee, as applicable. However, the final payment on any Definitive Security will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related transfer agent and registrar for the securities. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee or indenture trustee, as applicable, may require payment of a sum sufficient to cover any tax or other governmental charge imposed on the transfer or exchange.

List of Securityholders

Three or more holders of the notes issued by an issuing entity, each of whom has owned a note for at least six months, may, by written request to the related indenture trustee, obtain access to the list of all holders of the notes issued by that issuing entity maintained by the indenture trustee for the purpose of communicating with them with respect to their rights under the indenture or the notes. The indenture trustee may elect not to grant the requesting noteholders access to the list of all noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record. Unless Definitive Securities have been issued in exchange for the notes, the only noteholder appearing on the list maintained by the related indenture trustee will be Cede, as nominee for DTC. Under these circumstances, any beneficial owner of a note who wishes to communicate with other beneficial owners of the notes will not be able to identify those beneficial owners through the indenture trustee and instead will have to attempt to identify them through DTC and its participants or by such other means as the beneficial owner may find available.

Three or more holders of certificates issued by an issuing entity or one or more holders of certificates evidencing not less than 25% of the initial stated certificate balance of the certificates issued by an issuing entity may, by written request to the related owner trustee, obtain access to the list of all holders of the certificates issued by that issuing entity for the purpose of communicating with them with respect to their rights under the related trust agreement or under the certificates. Unless Definitive Securities have been issued in exchange for the certificates, the only certificateholder appearing on the list maintained by the related owner trustee will be Cede, as nominee for DTC. Under these circumstances, any beneficial owner of a certificate who wishes to communicate with other beneficial owners of the certificates will not be able to identify those beneficial owners through the related owner trustee and instead will have to attempt to identify them through DTC and its participants or by such other means as the beneficial owner may find available.

The Indenture

Each issuing entity will issue one or more classes of notes. The notes will be issued under the terms of an indenture between the issuing entity and the indenture trustee specified in the prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions of the indenture common to the notes of each issuing entity. The attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Collateral

Each indenture will create a security interest in the motor vehicle loans and other property of the issuing entity in favor of the related indenture trustee on behalf of the related noteholders. The administrator on behalf of the issuing entity will be obligated to perfect such security interest by filing a financing statement under the uniform commercial code with the appropriate authority in the State of Ohio. The administrator on behalf of the issuing entity will be obligated to maintain such perfected security interest.

Events of Default

The Events of Default under each indenture will consist of:

•	a default for five days, or such longer period as is specified in the related prospectus supplement, or more in the payment of any interest on any of the notes issued pursuant to the indenture,

•	a default in the payment of the principal of or any installment of the principal of any note issued pursuant to the indenture when it becomes due and payable,

•	a default in the observance or performance of any other covenant or agreement of the issuing entity made in the indenture which default materially and adversely affects the rights of the holders of the notes issued pursuant to the indenture and which default continues for a period of 30 days after written notice of the default is given to the issuing entity by the related indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes, or for such longer period, not to exceed 90 days, as may be reasonably necessary to remedy the default, provided that the default is capable of being remedied within 90 days or less, or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The amount of principal due and payable to the holders of a class of notes under the indenture until the final scheduled payment date for that class of notes will generally be limited to amounts available to pay the principal of the notes. Therefore the failure to pay principal on a class of notes on any payment date generally will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes.

Noteholder Rights Upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes issued by any issuing entity, the related indenture trustee or the holders of a majority of the principal amount of the Controlling Class of the notes may declare the principal of the notes to be immediately due and payable. The holders of a majority of the principal amount of the Controlling Class of the notes may rescind that declaration at any time before the indenture trustee obtains a judgment or decree for the payment of money by the issuing entity.

If the notes issued by any issuing entity are declared to be due and payable following an Event of Default, the related indenture trustee may:

•	institute proceedings to collect amounts due on the notes,

•	foreclose on the issuing entity property or

•	exercise other remedies as a secured party.

In addition, the indenture trustee may sell the motor vehicle loans held by the issuing entity if

•	the holders of all the outstanding notes issued by the issuing entity consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on all outstanding notes and certificates issued by the issuing entity at the date of the sale or

•	there has been an Event of Default arising from a failure to pay principal or interest on any notes and the indenture trustee determines that the proceeds of the motor vehicle loans would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Controlling Class of notes.

The indenture trustee may elect to have the issuing entity maintain possession of the motor vehicle loans and continue to apply collections on those motor vehicle loans as if the notes had not been declared to be due and payable.

If an Event of Default occurs and is continuing under an indenture, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes issued under the indenture if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

The holders of a majority of the principal amount of the Controlling Class of the notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related indenture trustee.

Prior to the declaration that a series of notes are due and payable following the occurrence of an Event of Default, the holders of a majority of the principal amount of the Controlling Class of those notes may waive the Event of Default unless the Event of Default was caused by a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No holder of a note will have the right to institute any proceeding with respect to the related indenture unless:

•	the holder has previously given written notice to the related indenture trustee of a continuing Event of Default,

•	the holders of not less than 25% in principal amount of the Controlling Class of notes have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee,

•	such holder or holders have offered the indenture trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with their request,

•	the indenture trustee has, for 60 days after receipt of the notice, request and offer of indemnity, failed to institute a proceeding and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the principal amount of the Controlling Class of notes.

Nonetheless the holder of each note issued by an issuing entity will have the absolute and unconditional right to receive payment of principal of and interest on that note and to institute suit for the enforcement of that payment, which right may not be impaired without the individual holder’s consent.

Each indenture trustee and the related noteholders, by accepting notes, will covenant that they will not, at any time, institute against the issuing entity issuing the notes any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in an issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the notes issued by the issuing entity or for the agreements of the issuing entity contained in the applicable indenture.

Notice of Events of Default

If an Event of Default (or, an event that, with the giving of notice or passage of time or both, would be an Event of Default) occurs and is continuing and is either actually known or written notice of the existence thereof has been delivered to an officer of the corporate trust office of the indenture trustee, the indenture trustee will be obligated to mail to each noteholder notice of that default within 90 days after such knowledge or notice occurs. However, unless the default is a payment default, the indenture trustee may withhold such notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interest of the noteholders. The indenture trustee will not be charged with knowledge of an Event of Default until such time as an officer of the corporate trust office of the indenture trustee has actual knowledge or has received written notice of it.

Certain Covenants

Restrictions on Merger and Consolidation. Each indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

•	the entity expressly assumes the issuing entity’s obligation to make due and punctual payments of principal and interest on the notes issued by the issuing entity and the performance or observance of every agreement and covenant of the issuing entity under the indenture,

•	no Event of Default under the indenture has occurred and is continuing immediately after the merger or consolidation,

•	the issuing entity has been advised that the rating of the notes and the certificates if any issued by the issuing entity then in effect would not be downgraded or withdrawn by the rating agencies as a result of the merger or consolidation,

•	all action as is necessary to maintain the lien and security interest created by the indenture has been taken and

•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any holder of a security issued by the issuing entity.

Other Covenants. Each issuing entity will agree, among other things, not to:

•	except as expressly permitted by the applicable Related Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity,

•	claim any credit on or make any deduction from the principal or interest payable in respect of the notes issued by the issuing entity, other than amounts withheld under the tax code or applicable state law,

•	assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the issuing entity,

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted under the indenture,

•	except for certain amendments which require the consent of all noteholders, amend or agree to any amendment of the terms of the Related Documents without the consent of the holders of a majority of the principal amount of the notes of the Controlling Class,

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of those assets, or any interest in those assets or the proceeds of those assets or

•	permit any lien of the indenture not to constitute a valid first priority security interest in the assets of the issuing entity, except as a result of any tax, mechanics’ or other like liens.

No issuing entity will be permitted to engage in any activity other than as described in the section of this prospectus entitled “The Issuing Entities” and in the section of the related prospectus supplement entitled “The Issuing Entity—Limited Purposes.” No issuing entity will be permitted to incur, assume or guarantee any indebtedness other than the indebtedness incurred under the notes issued by the issuing entity and the indenture, the certificates issued by the issuing entity and as a result of any Advances made to it by the servicer in accordance with the related sale and servicing agreement.

Annual Compliance Statement. Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture. The administrator will perform this obligation of the issuing entity, among others, pursuant to the administration agreement.

Satisfaction and Discharge of Indenture

An indenture will be discharged upon the delivery to the related indenture trustee for cancellation of all notes issued under that indenture, or with certain limitations, upon deposit with the indenture trustee of funds sufficient for, the payment in full of all those notes.

Modifications of the Indenture

Modifications of the Indenture With Noteholder Consent. Any issuing entity and the related indenture trustee may, with the consent of the holders of a majority of the principal amount of the notes of the Controlling Class, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related holders of the notes. However, no supplemental indenture may effect any of the following changes without the consent of the holder of each note affected by that change:

•	change the due date of payment of any installment of principal of or interest on any note,

•	reduce the principal amount, the specified interest rate or the redemption price of any note,

•	change any place of payment where, or the coin or currency in which, any note or any interest on the note is payable,

•	impair the right to sue for the enforcement of provisions of the related indenture regarding payment,

•	reduce the percentage of the aggregate amount of the Controlling Class of notes, the consent of the holders of which is required to waive compliance with certain provisions of the related indenture or of certain defaults under the indenture and their consequences as provided for in the indenture,

•	modify or alter the provisions of the related indenture regarding the voting of notes held by JPMorgan Chase, the related issuing entity, any other obligor on the notes or any affiliate of any of JPMorgan Chase, the related issuing entity or such other obligor on the notes,

•	reduce the percentage of the aggregate principal amount of the Controlling Class of the notes, the consent of which is required to direct the related indenture trustee to sell or liquidate the motor vehicle loans held by the issuing entity after an Event of Default if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on all of the outstanding notes issued by the issuing entity,

•	reduce the percentage of the aggregate amount of the Controlling Class of the notes, the consent of which is required to amend the sections of the related indenture that specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or the Related Documents,

•	modify any provisions of the indenture in a manner that affects the calculation of the amount of any payment of interest or principal due on any note on any payment date, including the calculation of any of the individual components of the calculation,

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes or

•	except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

Modifications of the Indenture Without Noteholder Consent. Any issuing entity and the related indenture trustee may enter into supplemental indentures, without obtaining the consent of the holders of the notes issued by that issuing entity, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of the holders of the notes so long as such action does not materially and adversely affect the interest of any noteholder.

The Indenture Trustee

The indenture trustee for the notes issued by each issuing entity will be specified in the related prospectus supplement. The principal offices of the indenture trustee will be specified in the related prospectus supplement.

The indenture trustee for any issuing entity may resign at any time, in which event the administrator of the issuing entity will be obligated to appoint a successor indenture trustee. The administrator will be obligated to remove any indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the related indenture or if the indenture trustee becomes insolvent. In those circumstances, the administrator will be obligated to appoint a successor indenture trustee for the related series of notes. The holders of a majority of the principal amount of the notes of the Controlling Class may remove the indenture trustee by so notifying the indenture trustee and may appoint a successor indenture trustee. The administrator will be responsible for the expenses incurred in changing the indenture trustee.

If an issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939, as amended, and may be required to resign as indenture trustee for one or more of those classes of notes. In that case, the indenture will provide for a successor indenture trustee to be appointed for one or more of those classes of notes and may provide for rights of holders of the senior notes to consent to or direct actions by the related indenture trustee that are different from those of holders of the subordinated notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by a successor indenture trustee.

The indenture trustee, both prior to and after the occurrence of an Event of Default, will be obligated to undertake to perform such duties and only such duties as are specifically set forth in the indenture and the sale and servicing agreement. The indenture trustee will have no duty to monitor the performance of an issuing entity. If an Event of Default known to the indenture trustee has occurred and is continuing, the indenture trustee will be obligated to exercise the rights and powers vested in it by the indenture and the sale and servicing agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The indenture trustee will not be liable for any error of judgment made in good faith by its officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts nor will the indenture trustee be liable with respect to any action it takes or omits to take in good faith in accordance with the indenture or in accordance with a direction received by it from the noteholders given in accordance with the indenture.

The indenture trustee, upon receipt of any resolutions, certificates, statements, opinions, reports or other instruments required to be furnished to the indenture trustee, will be obligated to examine them to determine whether they conform to the requirements of the indenture or the sale and servicing agreement. In the absence of bad faith on its part or manifest error, the indenture trustee may conclusively rely upon certificates or opinions furnished to the indenture trustee. Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the indenture trustee will not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, opinion, report or other instrument unless requested in writing to do so by holders of notes evidencing not less than 25% of the principal amount thereof and only if the payment within a reasonable time to the indenture trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation are, in the opinion of the indenture trustee, reasonably assured to it. The servicer will be obligated to bear the expense of any such investigation. The indenture trustee will not be obligated to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of any of its rights or powers thereunder if it has reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

The servicer will be obligated to reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. The servicer will be obligated to indemnify the indenture trustee against any and all loss, liability or expense incurred by it in connection with the performance of its duties under the indenture.

Indenture Trustee’s Annual Report. The indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to

•	its eligibility and qualification to continue as indenture trustee under the related indenture,

•	any amounts advanced by it under the related indenture,

•	the amount, interest rate and maturity date of certain indebtedness owed by the trust to the related indenture trustee in its individual capacity,

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Continuing Obligations of Indenture Trustee. The indenture trustee will agree in the indenture that, upon the payment in full of all outstanding notes issued under that indenture and the satisfaction and discharge of that indenture, it will continue to carry out its obligations under the related sale and servicing agreement as agent for the owner trustee of the issuing entity for the benefit of the certificateholders of the issuing entity.

Sale of Motor Vehicle Loans

Sale and Assignment of Motor Vehicle Loans

Sale and Assignment of Initial Motor Vehicle Loans. When an issuing entity issues securities, as depositor, we will, in exchange for those securities, sell and assign to the issuing entity under a sale and servicing agreement, without recourse, our interest in a pool of motor vehicle loans, including our security interests in the related financed vehicles. Each motor vehicle loan will be identified in a schedule to the related sale and servicing agreement. We will then sell the securities offered by this prospectus and the related prospectus supplement as set forth in the prospectus supplement.

Sale and Assignment of Additional Motor Vehicle Loans. The prospectus supplement for the issuing entity will specify whether, and the terms, conditions and manner under which, we will sell and assign additional motor vehicle loans to the issuing entity from time to time during a funding period or otherwise.

Eligibility Criteria. Each sale and servicing agreement will set forth the criteria that must be satisfied by each motor vehicle loan as of the applicable cutoff date to be included in the issuing entity. These criteria will include the following:

•	each motor vehicle loan

•	in the case of a motor vehicle loan originated with the involvement of a dealer acting under a dealer agreement with JPMorgan Chase or an affiliate thereof, has been originated in the form of a credit sales transaction by a dealer or a purchase money loan or other note through a dealer located in one of the states of the United States for the retail financing of a motor vehicle or

•	in the case of a motor vehicle loan originated by JPMorgan Chase or an affiliate thereof without the involvement of a dealer acting under a dealer agreement with such originator, has been originated by such originator in the United States in the form of a secured loan for the retail financing of a motor vehicle or

•	in the case of a motor vehicle loan originated by an originator other than JPMorgan Chase or an affiliate thereof and acquired by JPMorgan Chase, has been originated in the form of a credit sales transaction by an automobile dealer or such originator, or a purchase money loan or other note by such originator in the United States for the retail financing of a motor vehicle, and

•	in each case, has been fully and properly executed by the related parties,

•	in the case of a motor vehicle loan in the form of a retail installment sales contract originated with the involvement of a dealer acting under a dealer agreement with JPMorgan Chase or an affiliate thereof, if such originator purchased the retail installment sales contract from the dealer, the retail installment sales contract has been validly assigned by that dealer to such originator in accordance with the terms of the dealer agreement,

•	in the case of a motor vehicle loan originated by an originator other than JPMorgan Chase, has been purchased from that originator and validly assigned by that originator to JPMorgan Chase,

•	contains customary and enforceable provisions so that the rights and remedies of the holder thereof will be adequate for realization against the collateral or the benefits of the security,

•	other than a Final Payment Receivable or a Deferred Payment Receivable, provides for fully amortizing level scheduled monthly payments, provided that the last payment may be different from the level scheduled payment, and for accrual of interest according to the simple interest or actuarial method,

•	each motor vehicle loan and each sale of the related financed vehicle complied at the time it was originated or made, and complied on and after the applicable cutoff date, in all material respects with applicable federal, state, and local laws, and related regulations, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to the motor vehicle loan and the sale,

•	each motor vehicle loan constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights,

•	subject to the limited exceptions specified in the sale and servicing agreement relating, among other things, to administrative delays and clerical errors, immediately prior to its sale and assignment to the issuing entity, each motor vehicle loan was secured by a validly perfected first priority security interest in the related financed vehicle in favor of the originator thereof, which security interest is assignable and has been assigned to the related issuing entity;

•	as of the applicable cutoff date, JPMorgan Chase had no knowledge of any facts which would give rise to any right, assertion or threat of rescission, setoff, counterclaim or defense with respect to the motor vehicle loan,

•	as of the applicable cutoff date, JPMorgan Chase had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a financed vehicle, that would be liens prior to, or equal with, the lien granted by the motor vehicle loan,

•	except for payment defaults continuing for less than 30 days as of the applicable cutoff date, JPMorgan Chase had no knowledge that a default, breach, violation or event permitting acceleration under the terms of the motor vehicle loans existed; JPMorgan Chase had no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of the motor vehicle loan existed and JPMorgan Chase had not waived any of the above,

•	each motor vehicle loan requires that the related obligor obtain comprehensive, liability, theft and physical damage insurance covering the related financed vehicle and

•	each motor vehicle loan satisfies the other criteria described in this prospectus in the section entitled “The Motor Vehicle Loans” and the criteria for the selection of the motor vehicle loans to be included in the issuing entity described in the related prospectus supplement.

In addition, the depositor will represent and warrant to the issuing entity, among other things, that no motor vehicle loan has been sold, transferred, assigned or pledged by the depositor to any person other than the issuing entity and that immediately prior to the transfer and assignment of the motor vehicle loans to the issuing entity, the depositor had good and marketable title to each motor vehicle loan free and clear of all liens and rights of others; and, immediately upon the transfer thereof, the issuing entity will have either (i) good and marketable title to each motor vehicle loan, free and clear of all liens and rights of others, other than the lien of the indenture trustee under the indenture, and the transfer has been perfected under applicable law or (ii) a first priority perfected security interest in each motor vehicle loan and the proceeds thereof.

Repurchase of Motor Vehicle Loans

As of the last day of the second or, at our option, the first Collection Period following our discovery or notice to us, as depositor, that a motor vehicle loan did not meet the criteria described above or of a breach of either of the representations or warranties described above and that the failure or breach materially and adversely affects the interests of the related issuing entity in the motor vehicle loan, unless the failure has been cured, we will be obligated to repurchase the motor vehicle loan from the issuing entity. The repurchase price will be the Repurchase Amount, which is the unpaid principal balance of that motor vehicle loan plus accrued interest thereon at the contract rate through the last day of the month of the repurchase. Our repurchase obligation will constitute the sole remedy available to the securityholders of the related issuing entity for any such uncured breach.

Protection of the Issuing Entity Property

Under the sale and servicing agreement, the depositor will be obligated to execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the issuing entity and the indenture trustee in the motor vehicle loans and the proceeds thereof.

Additional Provisions of Transfer and Servicing Agreements

Amendments

Without Securityholder Consent. The parties to the transfer and servicing agreements may amend a transfer and servicing agreement without prior notice to the related securityholders, but with the prior consent of the related owner trustee or indenture trustee and prior notice to the rating agencies rating the securities issued by the related issuing entity, in order to:

•	cure any ambiguity, correct or supplement any of its provisions or the provisions of the related securities, which may be inconsistent with any other provision of the transfer and servicing agreement,

•	evidence the succession of a successor servicer or depositor pursuant to the transfer and servicing agreement,

•	add any other provisions with respect to matters or questions arising under the transfer and servicing agreement that are not inconsistent with its provisions, provided that the amendment does not, on the basis of an officer’s certificate and/or opinion of counsel reasonably acceptable to the owner trustee and indenture trustee, materially and adversely affect the interests of the issuing entity or any securityholders or

•	effect a transfer or assignment of the servicer’s or the issuing entity’s rights, obligations and duties under the transfer and servicing agreement.

With Securityholder Consent. The parties to the transfer and servicing agreements may amend a transfer and servicing agreement in order to add any provisions to or change in any manner or eliminate any of the provisions of that transfer and servicing agreement or to modify in any manner the rights of the securityholders with the consent of the holders of a majority of the principal amount of the notes and the holders of certificates evidencing at least a majority of the certificate balance then outstanding. However, the parties may not amend a transfer and servicing agreement without the consent of the holders of all outstanding notes and certificates affected thereby if the amendment:

•	increases or reduces in any manner the amount of, or accelerates or delays the timing of, collections of payments on the related motor vehicle loans or distributions that are required to be made for the benefit of the securityholders or

•	reduces the percentage of the notes or certificates issued by an issuing entity that is required for consent to any such amendment.

Termination

The obligations of the servicer, the depositor, the owner trustee and any indenture trustee pursuant to the transfer and servicing agreements with respect to each issuing entity will terminate upon the earlier of:

•	the payment date next succeeding the month that is six months after the maturity or other liquidation of the last motor vehicle loan held by the issuing entity and the disposition of any amounts received upon liquidation of any property remaining in the issuing entity and

•	the payment to the holders of the securities issued by the issuing entity of all amounts required to be paid to them pursuant to the transfer and servicing agreements.

In order to avoid excessive administrative expense, the servicer may be permitted to purchase from the issuing entity all the remaining motor vehicle loans as of the end of any Collection Period if the outstanding aggregate principal balance of the motor vehicle loans held by the issuing entity at that time is equal to or less than the percentage specified in the prospectus supplement of the initial aggregate principal balance of the motor vehicle loans. The purchase price for the motor vehicle loans will equal the aggregate of the Repurchase

Amounts. If the servicer elects to purchase the motor vehicle loans held by an issuing entity, the issuing entity will concurrently prepay in full any notes issued by the issuing entity and retire any certificates issued by the issuing entity in the manner described in the related prospectus supplement.

The owner trustee and any indenture trustee will give written notice of termination to each holder of record of securities issued by the issuing entity. The notice will specify the payment date on which the securityholders may surrender their securities to the related owner trustee, indenture trustee or transfer agent and registrar for final payment. The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s security at the office or agency of the related owner trustee, indenture trustee or transfer agent and registrar, as specified in the notice of termination.

Material Legal Aspects of the Motor Vehicle Loans

Security Interests in the Motor Vehicle Loans

The motor vehicle loans are “chattel paper” as defined in the UCC in effect in the State of New York. The sale of chattel paper is treated in a manner similar to the creation of a security interest in chattel paper under the UCC. We perfect our security interests in the motor vehicle loans originated through dealers by taking physical possession of the paper contracts and by taking control over the authoritative copies of the electronic contracts. In order to protect an issuing entity’s ownership interest in the motor vehicle loans transferred to it, we will file UCC-1 financing statements with the appropriate governmental authorities in the State of Ohio to give notice of the issuing entity’s ownership interest in the motor vehicles loans and their proceeds. We will not notify the obligors under the motor vehicle loans of the transfer of those loans to the issuing entity.

Under the sale and servicing agreement, we, as depositor, will be obligated to maintain the perfection of the issuing entity’s ownership interest in the motor vehicle loans. However, a purchaser of chattel paper who gives new value and takes possession, or obtains control in the case of electronic contracts, of it in the ordinary course of its business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession or control of the chattel paper by the original secured party, if that purchaser acted in good faith without knowledge that the purchase of the related chattel paper violates the rights of a third party. Any purchaser would not be deemed to have knowledge of the issuing entity’s ownership interest by virtue of UCC filings and would not learn of the transfer of the motor vehicle loans to the issuing entity from a review of the documents evidencing the motor vehicle loans since they will not be marked to show any sale. The master computer records of all of the motor vehicle loans owned or serviced by us and our affiliates will indicate the sale. In addition, if the methods by which the authoritative copies of the electronic contracts are assigned to us and by which the servicer maintains control over such authoritative copies are not sufficient under the applicable provisions of the UCC to perfect the assignment of such electronic contracts to us, a creditor of a dealer that originated an electronic contract may have an interest in that contract that is prior to the interest of the issuing entity. If this were to occur, the only recourse of the issuing entity would be against us, as depositor, pursuant to our repurchase obligation.

Security Interests in the Financed Vehicles

Initial Perfection of Security Interests. Security interests in vehicles registered in most states may be perfected by a notation of the secured party’s lien on, or possession of, the certificate of title for the vehicle, depending on state law. In certain states, such as New York, California and Virginia these liens are noted electronically rather than on paper certificates. We obtain a representation and warranty from each dealer from whom we purchase a motor vehicle loan under a dealer agreement to the effect that we have been designated as the sole lien holder on the certificate of title for the related financed vehicle. We obtain the same representation and warranty from the obligor under a motor vehicle loan being originated directly without involvement of a dealer. If the dealer or obligor fails, due to clerical errors or for any other reason, to effect notation of our interest in the financed vehicle, we would not have a perfected first priority security interest in the financed vehicle. If this were to occur, our only recourse would be against the obligor on an unsecured basis or against the dealer under the dealer agreement.

Transfer of Security Interests. Pursuant to the terms of each sale and servicing agreement we will assign our security interests in the financed vehicles securing the motor vehicle loans to each issuing entity. The issuing entity will grant a security interest in those security interests in the financed vehicles to the related indenture trustee as security for the notes. Because of the administrative burden and expense, none of JPMorgan Chase, the owner trustee or the indenture trustee will amend the certificates of title for the financed vehicles to identify us (if the motor vehicle loan was not originated by us), the issuing entity or the related indenture trustee as the new secured party. Accordingly, we (or, if the motor vehicle loan was not originated by us, the originator) will continue to be named as the secured party on the certificates of title for the financed vehicles.

In most states, assignment of a motor vehicle loan together with the related security interest in the financed vehicle is an effective conveyance of the security interest in the financed vehicle without amendment of any lien noted on the certificate of title for the financed vehicle. In that case, the assignee of the motor vehicle loan succeeds to the originator’s rights as a secured party in the financed vehicle as against creditors of the obligor. In other states, in the absence of an amendment to the lien noted on the certificate of title for the financed vehicle, JPMorgan Chase, the related issuing entity and the related indenture trustee may not have a perfected security interest in the financed vehicle. In that event or if the originator did not obtain a perfected first priority security interest in the financed vehicle, the only recourse of the issuing entity would be against the obligor on an unsecured basis or, if the originator did not obtain a perfected security interest in the financed vehicle, against us, as depositor, pursuant to our repurchase obligation. If there are any financed vehicles as to which the originator has failed to obtain a perfected first priority security interest, the security interest would be subordinate to, among others, holders of perfected security interests, and subsequent purchasers of the financed vehicles would take possession free and clear of that security interest.

Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the originator on the certificate of title for a financed vehicle will be sufficient to protect the issuing entity’s security interest in that financed vehicle against the rights of subsequent purchasers of the vehicle or subsequent lenders who take a security interest in the vehicle. There also exists a risk that by not identifying the issuing entity or the related indenture trustee as the new secured party on the certificate of title for a financed vehicle, through fraud or negligence, the security interest of the issuing entity or indenture trustee could be released.

Maintenance of Perfection of Security Interests. If the owner of a financed vehicle moves to a state other than the state in which the financed vehicle was initially registered, under the laws of most states the perfected security interest in the financed vehicle will continue for four months after the relocation. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, upon notification thereof, the servicer must surrender possession of the certificate of title if it holds it or, if the financed vehicle was originally registered in a state which the secured party does not maintain possession of the certificate of title, the servicer receives a notice of the surrender of the certificate of title for re-registration if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, the servicer has the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

In the ordinary course of servicing the motor vehicle loans, we take steps to re-perfect the security interests in the financed vehicles upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, we must surrender possession of the certificate of title or we will receive notice as a result of the notation of our lien. Accordingly, we will have an opportunity to require full payment and discharge of the motor vehicle loan before releasing the lien. Under each sale and servicing agreement, as servicer, we will be obligated to take such steps, at our expense, as are necessary to maintain perfection of the security interests in the financed vehicles.

Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest in a financed vehicle. Certain U.S. federal tax liens may have priority over the lien of a secured party in a financed vehicle. As depositor, we will represent in each sale and servicing agreement that as of the applicable cutoff date, we have no knowledge of any of these types of liens on any financed vehicles. However, these types of liens could arise at any time during the term of a motor vehicle loan. No notice will be given to the owner trustee if any of these types of liens arise on the financed vehicles after the cutoff date.

Enforcement of Security Interests. As servicer, on behalf of each issuing entity and the indenture trustee, we may take action to enforce the security interest in the financed vehicle securing any motor vehicle loan by repossessing and selling the financed vehicle. We may contract out to third party contractors the actual repossession of the financed vehicle. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful”, meaning without a breach of the peace, and, in the absence of voluntary surrender and the ability to repossess without a breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor, obligor reinstatement and/or redemption rights and commercial reasonableness in the sale. If we repossess a financed vehicle and sell it, the issuing entity will have the first claim on the sale proceeds before the claims of unsecured creditors or the holders of subsequently perfected security interests or the claim of the obligor.

Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and sale of the motor vehicle securing the obligor’s loan. However, some states impose prohibitions or limitations on deficiency judgments. In general, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency worthwhile.

Other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

Numerous federal and state consumer protection laws may impose requirements applicable to the origination and the extension of credit pursuant to the motor vehicle loans, including the Truth in Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act and the Federal Trade Commission Act.

The so-called “holder-in-due-course” rule of the Federal Trade Commission, other state statutes or the common law in certain states have the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction and any assignee of the seller, which would include each issuing entity, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the “holder-in-due-course” rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. The Uniform Consumer Credit Code, applicable in certain states, contains provisions which generally duplicate this rule. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosure in addition to those required under federal law. In some cases, these laws could adversely affect the ability of an assignee to enforce a contract.

Each sale and servicing agreement will set forth criteria that must be satisfied by each motor vehicle loan, and these criteria will include, among other things, that each motor vehicle loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against an issuing entity for violation of any law and that claim materially and adversely affects the related securityholders’ interest in the motor vehicle loan, that violation would result in the motor vehicle loan’s failure to satisfy a criterion in the related sale and servicing agreement and would give rise to JPMorgan Chase’s obligation, as depositor, to repurchase the motor vehicle loan unless the failure is cured.

Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into a motor vehicle loan before entering into military service or, in the case of reservists, before being placed on active duty, are entitled, upon appropriate written notice to the creditor, to a reduction in the rate at which interest accrues on their motor vehicle loans to 6% per annum during their period of active service unless a court orders otherwise upon application of the creditor. In addition, the Relief Act requires a creditor seeking to repossess the vehicle of an individual covered by the Relief Act to obtain a court order before it can do so and permits the court to stay the proceeding for as long as the court determines justice and equity require. The Relief Act applies to members of the Army, the Navy, the Air Force, the Marines, the National Guard, the Reserve (when placed on active duty), the Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration ordered to federal duty with the military. The U.S. military operations in Afghanistan and Iraq have increased and may in the future increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. There are also similar state laws that may relieve, reduce, adjust or extend the obligations under, or the rights of a creditor with respect to, the motor vehicle loans of members of the military or other forms of governmental service and the motor vehicle loans of their dependents. Because the Relief Act and most similar state laws cover obligors who enter military or other service (including reservists who are called to active duty) after origination of the motor vehicle loan, no information can be provided as to the number of motor vehicle loans transferred to an issuing entity that may be affected thereby. Any resulting shortfalls in interest or principal payments on the motor vehicle loans will reduce the amount available to make payments on the securities issued by an issuing entity.

Other Litigation

A number of lawsuits have been threatened or filed in both state and federal courts against us and our affiliates challenging certain policies and practices of our indirect motor vehicle loan business. We and our affiliates have defended ourselves against claims in the past and intend to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, we believe that any liability which might result from any of these lawsuits will not have a material adverse effect on us or the motor vehicle loans.

Legal Aspects of Our Transfer and Servicing of the Motor Vehicle Loans

Certain Matters Relating to Conservatorship or Receivership

We are chartered as a national banking association and are subject to regulation and supervision by the Office of the Comptroller of the Currency. If we become insolvent, are in an unsound condition, engage in certain violations of our by-laws or regulations or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver.

The FDIC, as conservator or receiver, is authorized to repudiate any “contract” of JPMorgan Chase. This authority may permit the FDIC to repudiate the transfer of motor vehicle loans to an issuing entity. Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the motor vehicle loans, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors. We believe that this FDIC regulation will apply to the transfer of motor vehicle loans under a sale and servicing agreement to an issuing entity, and intend to satisfy the conditions of the regulation.

In the event that the FDIC nevertheless repudiates the transfer of motor vehicle loans to an issuing entity, the amount of compensation that the FDIC is required to pay is limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the issuing entity would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine an issuing entity’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of motor vehicle loans to an issuing entity under the applicable sale and servicing agreement, the amount paid to the issuing entity could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the securities issued by that issuing entity and the interest accrued thereon to the date of payment.

If the FDIC were appointed as conservator or receiver for JPMorgan Chase, the FDIC could:

•	require the owner trustee of the issuing entity to go through an administrative claims procedure to establish its right to payments collected on the motor vehicle loans held by the issuing entity,

•	request a stay of proceedings with respect to the issuing entity’s claims against JPMorgan Chase, or

•	repudiate without compensation JPMorgan Chase’s ongoing obligations under the sale and servicing agreement, such as the duty to collect payments or otherwise service the motor vehicle loans, or its obligations under an administration agreement to provide administrative services to an issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The FDIC, as conservator or receiver, may have the power to (i) prevent any of the indenture trustee or the securityholders from appointing a successor servicer under the related sale and servicing agreement or (ii) authorize JPMorgan Chase to stop servicing the motor vehicle loans.

If the FDIC were to take any of these actions, payments of principal and interest on the securities issued by the issuing entity could be delayed or reduced.

Certain Regulatory Matters

The operations and financial condition of JPMorgan Chase are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate federal banking agencies have broad enforcement powers over JPMorgan Chase and its affiliates. These enforcement powers may adversely affect the operations of an issuing entity and the rights of the holders of the securities issued by that issuing entity under the related sale and servicing agreement and administration agreement prior to the appointment of a receiver or conservator.

If the appropriate federal banking agency finds that any agreement or contract, including a sale and servicing agreement or administration agreement, of JPMorgan Chase, or the performance of any obligation under such an agreement or contract, or any activity of JPMorgan Chase that is related to its obligations under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to JPMorgan Chase or would adversely affect the safety and soundness of JPMorgan Chase, that banking agency has the power to order or direct JPMorgan Chase, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. JPMorgan Chase may not be liable to you for contractual damages for complying with such an order or directive, and you may not have any legal recourse against the applicable banking agency.

On March 14, 2003, the Comptroller issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003, the Comptroller terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

•	cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003,

•	withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

•	withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period April 1, 2003 to the date of the order, less servicing fees and compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank’s securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination, the servicing fee the bank was receiving was reduced or the bank received no payments for certain services. In addition, the Comptroller separately ordered that bank to cease extending new credit on its credit cards.

In the event that JPMorgan Chase were in economic or regulatory difficulty and servicing fees payable under the sale and servicing agreements and/or administration agreements did not fully compensate JPMorgan Chase for its actual servicing or administration costs, a federal banking agency might order JPMorgan Chase to amend or rescind its sale and servicing agreements and/or administration agreements, or to withhold amounts equal to its actual servicing or administration costs as determined by that banking agency. While JPMorgan Chase has no reason to believe that any federal banking agency would currently consider provisions relating to JPMorgan Chase under its sale and servicing agreements and administration agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking agency in the future would not conclude otherwise. If a federal banking agency did reach such a conclusion, and ordered JPMorgan Chase to rescind or amend its sale and servicing agreements and/or administration agreements, payments to you could be delayed or reduced.

Material Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the notes and the certificates by an investor who purchases the notes or the certificates pursuant to their original issuance at their original issue price (i.e., the first price at which a substantial amount of the notes and the certificates are sold to investors). This summary is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The following discussion does not deal with all aspects of U.S. federal income taxation, nor does it address U.S. federal income tax consequences that may be relevant to certain types of investors, such as financial institutions, insurance companies, dealers in securities or currencies, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons who hold the notes or certificates as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected to mark their securities holdings to market or persons whose functional currency is not the U.S. dollar, who may be subject to special treatment under the tax code. In addition, the following discussion does not address the alternative minimum tax consequences of an investment in the notes or the certificates or the consequences of such an investment under state and local tax laws or foreign tax laws. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel are not binding on the IRS or the courts. Thus, we can give you no assurance that the IRS will not take positions contrary to those described below. This discussion of the U.S. federal income tax consequences, to the extent that it states matters of law or legal conclusions and subject to the qualifications stated herein, represents the opinion of Simpson Thacher & Bartlett LLP, special counsel to JPMorgan Chase (“Special Counsel”). The opinions of Special Counsel described and delivered in connection with the filing of this prospectus and each related prospectus supplement will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the trust agreement and related documents.

This summary is intended as an explanatory discussion of the possible effects of the classification of an issuing entity as a partnership and its notes as debt for U.S. federal income tax purposes for investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences that may be relevant to their purchase, ownership and disposition of the notes or the certificates issued by an issuing entity based upon their particular facts and circumstances.

If a partnership holds notes or certificates, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A noteholder or certificateholder that is a partner of a partnership holding notes or certificates should consult its own tax advisor.

For purposes of the following discussion, except as otherwise provided herein, the terms “noteholder” and “certificateholder” refer, respectively, to the beneficial owner of a note or certificate. The discussion below assumes that JPMorgan Chase is and will remain the holder of a certificate representing the residual interest in the issuing entity. In addition, the discussion below assumes that noteholders and certificateholders will hold their notes and certificates as “capital assets” within the meaning of Section 1221 of the tax code. As used herein, a “U.S. noteholder” or “U.S. certificateholder” means a holder that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•	a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. noteholder” or “non-U.S. certificateholder” is a holder (other than a partnership) that is not a U.S. noteholder or U.S. certificateholder. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to such issuing entity.

Tax Characterization of the Issuing Entity

Special Counsel will, except as otherwise provided in the related prospectus supplement, deliver its opinion that the issuing entity will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion will be based on, among other things, certain facts and assumptions contained in such opinion that the terms of the trust agreement will be complied with, and on counsel’s conclusion, based in part upon a representation of JPMorgan Chase, that the nature of the issuing entity’s income exempts it from the rule that certain publicly traded partnerships are taxable as corporations.

JPMorgan Chase and the certificateholders, by their purchase of certificates, will agree to treat the issuing entity as a partnership for all U.S. tax purposes with the assets of such partnership being the assets held by the issuing entity (including any reserve account and all investment earnings thereon), the partners of the partnership being the certificateholders and JPMorgan Chase, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificateholders, the noteholders and JPMorgan Chase is not clear.

A variety of alternative characterizations are possible under which the tax consequences would differ. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of JPMorgan Chase or the issuing entity. The following discussion assumes that, for U.S. federal income tax purposes, (i) the issuing entity will be properly classified as a partnership (other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and (iii) the certificates represent equity interests in the partnership.

Tax Characterization of the Issuing Entity in Which All Certificates are Retained by the Depositor or an Affiliate

Special Counsel will, except as otherwise provided in the related prospectus supplement, deliver its opinion that an issuing entity which issues notes to investors and all the certificates of which are retained by the depositor or an affiliate thereof will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion will be based on, among other things, certain facts and assumptions contained in such opinion that the terms of the trust agreement will be complied with.

Tax Consequences to Noteholders

U.S. Noteholders

Treatment of the Notes as Indebtedness. The issuing entity and the noteholders, by their purchase of the notes, will agree to treat the notes as debt for all U.S. federal, state and local tax purposes. Special Counsel will, except as otherwise provided in the related prospectus supplement, deliver its opinion that the notes will be characterized as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

Interest Income on the Notes. Except to the extent indicated in the related prospectus supplement, the notes will be sold at no more than the statutorily defined de minimis discount (i.e., 1/4% of the principal amount of a note multiplied by its weighted average life to maturity) from their stated principal amount. In such case, the notes will not be considered to have been issued with original issue discount, or OID, in excess of the statutorily defined de minimis amount. Assuming the notes are not issued with OID, the stated interest thereon will be taxable to a noteholder as ordinary interest income at the time it is received or accrued in accordance with such noteholder’s method of tax accounting. Under the applicable Treasury regulations, a holder of a note issued with a de minimis amount of OID must include gain attributable to such OID in income, on a pro rata basis, as principal payments are made on the note. If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note over a constant yield method. Additional tax considerations with respect to such notes would be disclosed in the related prospectus supplement.

Sale or Other Disposition. If a noteholder sells or otherwise disposes of a note in a taxable transaction, the former noteholder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition (less an amount equal to any accrued but unpaid interest which will be treated as a payment of interest) and the noteholder’s adjusted tax basis in the note. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

Non-U.S. Noteholders

U.S. Federal Withholding Tax. Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) no withholding of U.S. federal income tax will be required with respect to the payment by the issuing entity of principal or interest on a note owned by a non-U.S. noteholder, provided that (i) the interest paid on the note is not effectively connected with the beneficial owner’s conduct of a trade or business in the United States, (ii) the beneficial owner is not actually or constructively a “10-percent shareholder” of the issuing entity (including a holder of 10% or more of the issuing entity’s outstanding certificates) or JPMorgan Chase, (iii) the beneficial owner is not a “controlled foreign corporation” with respect to which the issuing entity or JPMorgan Chase is a “related person” within the meaning of the tax code, (iv) the beneficial owner is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the tax code and (v) the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the tax code and the Treasury regulations thereunder; and

(b) no withholding of U.S. federal income tax generally will be required with respect to any gain realized by a non-U.S. noteholder upon the sale, exchange or retirement of a note provided that, in the case of any gain representing accrued interest, the conditions described in (a) above are satisfied.

To satisfy the requirement referred to in (a)(v) above, the beneficial owner of a note, or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, the entity that would otherwise be required to withhold U.S. taxes with a statement to the effect that the beneficial owner is not a U.S. person. These requirements will be met if (i) the beneficial owner provides the name and address of the beneficial owner, and certifies, under penalties of perjury, that the beneficial owner is not a “U.S. person” (which certification may be made on an IRS Form W-8BEN or a successor form), or (ii) a beneficial owner holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations. Special certification and other rules apply to certain non-U.S. noteholders that are pass-through entities rather than individuals.

If a non-U.S. noteholder cannot satisfy the requirements of the “portfolio interest” exception described in (a) above, payments of interest (including OID) made to a non-U.S. noteholder with respect to a note will be subject to a 30% U.S. withholding tax unless the beneficial owner of the note provides the U.S. entity otherwise required to withhold U.S. taxes with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner’s conduct of a trade or business in the United States.

U.S. Federal Income Tax. If a non-U.S. noteholder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), the non-U.S. noteholder, although exempt from the U.S. withholding tax discussed above (provided the certification requirements are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. noteholder. In addition, if such non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Any gain realized by a non-U.S. noteholder upon the sale, exchange or retirement of a note generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. noteholder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) or (ii) in the case of gain recognized by a non-U.S. noteholder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

Special rules may apply to certain non-U.S. noteholders, such as “controlled foreign corporations”, “passive foreign investment companies”, and certain U.S. expatriates, that are subject to special treatment under the tax code. Such non-U.S. noteholders should consult their own tax advisors to determine the U.S. federal, state and local and other tax consequences that may be relevant to their decision to purchase notes.

U.S. Federal Estate Tax. A non-U.S. noteholder’s estate will not be subject to U.S. federal estate tax on notes beneficially owned by such noteholder at the time of his or her death, provided that any payment to the non-U.S. noteholder on the notes would be eligible for exemption from the U.S. federal withholding tax under the “portfolio interest” rule described above under “U.S. Federal Withholding Tax” without regard to the statement requirement described in (a)(v) of that section.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal, interest and premium, if any, paid on the notes and to the proceeds from the sale of a note paid to U.S. noteholders, other than certain exempt recipients (such as corporations). A U.S. backup withholding tax will apply to such payments if the noteholder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

Generally, any payments of interest made by the issuing entity to a non-U.S. noteholder, and the amount of tax, if any, withheld with respect to such payments, must be reported annually to the IRS and to the non-U.S. noteholder. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. noteholder resides under the provisions of an applicable income tax treaty.

No backup withholding will be required with respect to payments made by the issuing entity to a non-U.S. noteholder if a statement described in (a)(v) above under the section entitled “Non-U.S. Noteholders—U.S. Federal Withholding Tax” has been received by the entity otherwise required to withhold U.S. taxes and such entity does not have actual knowledge or reason to know that the beneficial owner is a U.S. person.

In addition, backup withholding and information reporting will not apply if payments of proceeds from the sale of a note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption.

Payments of proceeds from the sale of a note paid to the beneficial owner of a note by a U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds from the sale of a note, will be subject to both backup withholding and information reporting unless the beneficial owner (i) provides the statement referred to in (a)(v) above and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person or (ii) otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Possible Alternative Classification of the Notes

If, contrary to the opinion of Special Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for U.S. federal income tax purposes, the classes of notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences to the holders of notes of that class (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deduction for interest expense on notes recharacterized as equity, and the resulting tax liability of the issuing entity would thus reduce the amount available to the issuing entity to make payments to the noteholders and certificateholders). Alternatively, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income” taxable to such entities, income to non-U.S. holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity expenses. See “Tax Consequences to Certificateholders” below.

Tax Consequences to Certificateholders

Treatment of the Issuing Entity as a Partnership. As discussed above under the section entitled “Issuing Entity Treated as Partnership—Tax Characterization of the Issuing Entity,” the following discussion assumes that, for U.S. federal income tax purposes, (i) the issuing entity will be treated as a partnership (other than a publicly traded partnership), (ii) the notes will be treated as debt of this partnership and (iii) the certificates represent equity interests in the partnership.

Partnership Taxation. Assuming the certificates represent equity, as a partnership, the issuing entity will not be subject to U.S. federal income tax. Rather, each certificateholder will be required separately to take into account such certificateholder’s allocable share of the issuing entity’s income, gains, losses, deductions and credits. The issuing entity’s income will consist primarily of interest and late and other administrative fees earned on the motor vehicle loans (including appropriate adjustments for market discount, OID and bond premium) and any gain realized upon the collection or disposition of motor vehicle loans. The issuing entity’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions realized upon the collection or disposition of motor vehicle loans.

The tax items of a partnership are allocable to the partners in accordance with the tax code, the relevant Treasury regulations promulgated thereunder and the partnership agreement (here, the trust agreement and related documents). However, inasmuch as the issuing entity’s payment of the pass-through rate applicable to the certificates is payable to the certificateholders without regard to the income of the issuing entity, the issuing entity intends to treat payments of such amounts to certificateholders as “guaranteed payments” within the meaning of Section 707(c) of the tax code. Under such treatment payments will be considered ordinary income to a certificateholder but may not be considered interest income for U.S. federal income tax purposes.

In the event that such tax treatment is not respected, the trust agreement provides that the certificateholders will be allocated gross income of the issuing entity for each calendar month equal to the sum of (i) the amount of interest that accrues on the certificates for such calendar month, (ii) an amount equivalent to interest that accrues during such period on amounts previously due on the certificates but not yet distributed and (iii) any gross income of the issuing entity attributable to discount on the motor vehicle loans that corresponds to any excess of the principal amount of the certificates over their initial issue price. All remaining income of the issuing entity will be allocated to JPMorgan Chase. All deductions and losses also will be allocated to JPMorgan Chase.

No assurance can be given that the IRS would not require the issuing entity to allocate a greater amount of gross or net income to the certificateholders. Moreover, even under the foregoing method of allocation (and also under the rules applicable to the tax treatment of guaranteed payments, which is the issuing entity’s primary U.S. federal income tax reporting position), certificateholders will realize income equal to the entire interest rate on the certificates even though the issuing entity may not have sufficient cash to make current cash distributions with respect to such income. Thus, cash method certificateholders will be required effectively to report income from the certificates on an accrual basis and all certificateholders will be liable for the U.S. federal income taxes due on their allocable share of the issuing entity’s income even if they have not received any cash distributions from the issuing entity with respect to such income. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders, certificateholders purchasing certificates at different times and at different prices may be required to recognize an amount of taxable income that is greater or less than the amount of economic income reported to them by the issuing entity. See “Allocations between Transferors and Transferees” below.

A significant portion of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the tax code.

The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each motor vehicle loan, the issuing entity might be required to incur additional expense.

Discount and Premium. JPMorgan Chase anticipates that the motor vehicle loans transferred to the issuing entity will not have been issued with OID. In such case, the issuing entity should not have to accrue any OID income. However, the purchase price paid by the issuing entity for the motor vehicle loans may be greater or less than the remaining principal balance of the motor vehicle loans at the time of purchase. If so, the motor vehicle loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

If the issuing entity acquires the motor vehicle loans at a market discount or premium, the issuing entity will elect to include any such discount in income currently as it accrues over the life of the motor vehicle loans or to offset any such premium against interest income on the motor vehicle loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the tax code, the issuing entity will be deemed to terminate for U.S. federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If such a termination occurs, the issuing entity would be considered to have transferred all of its assets and liabilities to a new issuing entity and then to have immediately liquidated and distributed the interests in the new issuing entity to the continuing certificateholders. The issuing entity will not comply with certain technical requirements that might apply when such a constructive termination occurs.

Consequently, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.

Disposition of Certificates. Generally, subject to a number of specific exceptions, a certificateholder will recognize capital gain or loss on a sale or other taxable disposition of certificates in an amount equal to the difference between the amount realized by the certificateholder on such sale or disposition and the certificateholder’s tax basis in such certificates. A certificateholder’s tax basis in a certificate generally will equal the certificateholder’s cost therefor increased by the certificateholder’s allocable share of issuing entity income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the certificateholder’s allocable share of the notes and other liabilities of the issuing entity. A certificateholder acquiring certificates at different prices will be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the certificateholder’s share of unrecognized accrued market discount on the motor vehicle loans generally would be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. In order to avoid this tax treatment and the resulting special tax reporting requirements related thereto, the issuing entity will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the certificates. The deductibility of capital losses is subject to limitations.

Allocations Between Transferors and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, an investor purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before their purchase.

The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the certificateholder’s interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The owner trustee is authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) tax basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity files an election under section 754 of the tax code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, the issuing entity will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee will be required to keep complete and accurate books for the issuing entity. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The owner trustee will file or cause to be filed a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The owner trustee will provide or cause to be provided the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, certificateholders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the certificateholder notifies the IRS of all such inconsistencies.

Under Section 6031 of the tax code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

JPMorgan Chase will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The tax code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could result in an audit of a certificateholder’s U.S. federal income tax returns and, consequently, to adjustments of items not related to the certificateholder’s allocable share of the income and losses of the issuing entity.

Disclosure Requirements. Treasury regulations require taxpayers to disclose their participation in tax shelters that meet the definition of a “reportable transaction” set forth in such Treasury regulations. Under the Treasury regulations, certain transactions may be characterized as reportable transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of certificates that results in a loss greater than a threshold amount. You should consult with your own tax advisor to determine whether or not your purchase of the certificates will subject you to this disclosure obligation.

Tax Consequences to Non-U.S. Certificateholders. Under the terms of the trust agreement, the certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the tax code, and any transfer of a certificate to a person that is not a U.S. person shall be void. Moreover, the issuing entity will withhold on any amounts allocable or payable to a non-U.S. certificateholder at a rate of 35% for non-U.S. certificateholders that are taxable as corporations and the highest individual income tax rate for all other non-U.S. certificateholders. In determining a certificateholder’s withholding status, the entity otherwise required to withhold U.S. taxes may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or a certificateholder’s certification of nonforeign status signed under penalties of perjury.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates generally will be subject to U.S. backup withholding tax if the certificateholder fails to comply with certain identification procedures or otherwise fails to establish an exemption.

State Tax Consequences

The above discussion does not address the tax treatment of the issuing entities, the securities or the securityholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the issuing entity as well as any state tax consequences to you, particularly if you are a financial institution, of purchasing, holding and disposing of your notes or certificates.

Employee Benefit Plan Considerations

Before investing in the securities issued by any issuing entity, a Plan fiduciary should consider, among other matters:

•	ERISA’s fiduciary standards or similar standards under Similar Laws,

•	whether an investment in the securities by the Plan satisfies the prudence and diversification requirements of ERISA or applicable standards under Similar Laws, taking into account the overall investment policy of the Plan, the composition of the Plan’s portfolio and any limitations on the marketability of the securities,

•	whether those fiduciaries have authority to make an investment in the securities under the applicable Plan investment policies and governing instruments and

•	rules under ERISA and the tax code or similar standards under Similar Laws that prohibit plan fiduciaries from causing a Plan to engage in certain “prohibited transactions.”

Under the Plan Assets Regulation, if a Plan subject to ERISA invests in an “equity interest” of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets will include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant. An “equity interest” is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The prospectus supplement relating to the securities of each issuing entity will indicate the expected treatment of those securities under the Plan Assets Regulation. If the underlying assets of the issuing entity or JPMorgan Chase were to be deemed to be “plan assets” of Plans under ERISA, this would result, among other things, in:

•	the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by JPMorgan Chase, the owner trustee and others and

•	the possibility that certain transactions in which JPMorgan Chase, the owner trustee and others may seek to engage could constitute “prohibited transactions” under ERISA and the tax code.

If a prohibited transaction occurs for which no exemption is available, JPMorgan Chase, the owner trustee and any other fiduciary that has engaged in the prohibited transaction could be required to:

•	restore to the Plan any profit realized on the transaction and

•	reimburse the Plan for any losses suffered by it as a result of the investment.

In addition, each disqualified person, within the meaning of Section 4975 of the tax code, involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, an additional tax of 100% of the amount involved. Plan fiduciaries who decide to invest in the securities issued by an issuing entity could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment or as co-fiduciaries for actions taken by or on behalf of JPMorgan Chase or the issuing entity. With respect to an individual retirement account, or IRA, that invests in the securities, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose it tax-exempt status.

Section 406 of ERISA and Section 4975 of the tax code prohibit Plans subject to Title I of ERISA or Section 4975 of the tax code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the tax code. The acquisition and/or ownership of the securities issued by an issuing entity by a Plan, with respect to which the issuing entity or the holder of the certificates issued by the issuing entity is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the tax code, unless those securities are acquired and are held in accordance with an applicable statutory, regulatory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, called PTCEs, that may apply to the acquisition and holding of the securities. These class exemptions include, among others, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers. However, these exemptions may not apply to all transactions arising in connection with an investment by Plans in the securities issued by an issuing entity, particularly if, as described above, the assets of the issuing entity are considered to be plan assets.

Similar Laws governing the investment and management of the assets of governmental, church and non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the tax code. Accordingly, fiduciaries of governmental Plans, church plans and non-U.S. Plans, in consultation with their advisors, should consider the impact on investments in the securities of any Similar Laws and the considerations described above.

Plan of Distribution

The securities of each issuing entity may be sold to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters or other underwriting arrangement as may be specified in the related prospectus supplement or may be placed either directly or through agents. We intend the securities to be offered through those various methods from time to time and that offerings may be made concurrently through more than one of those methods or that an offering of the securities issued by an issuing entity may be made through a combination of those methods.

Each prospectus supplement will either:

•	set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities or

•	specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any securities, public offering prices and concessions may be changed.

Each underwriting agreement will provide that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Each issuing entity may, from time to time, invest the funds in its accounts in eligible investments acquired from the underwriters or from JPMorgan Chase or any of its affiliates.

Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934:

•	over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

•	stabilizing transactions, which permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum,

•	syndicate covering transactions, which involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions, and

•	penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by the syndicate member are purchased in a syndicate covering transaction.

Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered securities to be higher than they would otherwise be in the absence of such transactions. Neither JPMorgan Chase nor any of the underwriters represent that the underwriters will engage in any these transactions nor that these transactions, once commenced, will not be discontinued without notice.

Ratings

The securities of each issuing entity offered pursuant to this prospectus and a related prospectus supplement will be rated at its initial issuance in one of the four highest categories by at least one nationally recognized statistical rating organization.

A securities rating addresses the likelihood of the receipt by the securityholders of scheduled interest and principal payments. The rating takes into consideration the characteristics of the motor vehicle loans and the structural, legal and tax aspects associated with the securities. The ratings on the securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the motor vehicle loans or the possibility that the securityholders might realize a lower than anticipated yield or that if there is a rapid rate of principal payments, including prepayments, on the motor vehicle loans, investors in interest-only securities could fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. We will request that the rating agencies maintain ongoing surveillance of their ratings assigned to the securities issued by the issuing entities. However, we cannot assure you that a rating agency will continue its surveillance of the ratings of the securities or that any of these ratings will be not lowered or withdrawn by the related rating agency. No person is obligated to maintain the rating on any security, and, accordingly, there can be no assurance that the ratings assigned to a security upon initial issuance will not be lowered or withdrawn by a rating agency at any time.

Legal Matters

Certain legal matters relating to the issuance of the securities by each issuing entity will be passed upon for JPMorgan Chase by Simpson Thacher & Bartlett LLP, New York, New York, and other counsel as specified in the related prospectus supplement. Certain legal matters will be passed upon for the underwriters by counsel specified in the related prospectus supplement. From time to time Simpson Thacher & Bartlett LLP provides legal services to JPMorgan Chase and its affiliates.

Glossary of Terms for Prospectus

Actuarial Receivables provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the final payment, consists of an amount of interest equal to 1/12th of the annual contract rate of interest on the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

administration agreement means an agreement among JPMorgan Chase as administrator, an issuing entity and the related indenture trustee, pursuant to which the administrator agrees to perform certain administrative duties on behalf of the issuing entity.

administrator means JPMorgan Chase, as the administrator of an issuing entity.

Advances are amounts advanced by JPMorgan Chase, as servicer, in respect of delinquent scheduled payments on the motor vehicle loans held by an issuing entity in the amounts and under the circumstances specified in the related prospectus supplement.

Bank One means the collective reference to Bank One, National Association, headquartered in Chicago, Illinois, and Bank One, National Association, headquartered in Columbus, Ohio, each of which was merged into JPMorgan Chase on November 13, 2004.

Book-Entry Securities are securities that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

Chase Auto Portfolio is the portfolio of motor vehicle loans originated by Chase USA prior to February 23, 2005 and by JPMorgan Chase on and after February 23, 2005 either through or with the involvement of dealers acting pursuant to dealer agreements and serviced by JPMorgan Chase or one of its affiliates.

Chase Auto Finance means Chase Auto Finance Corp., a wholly-owned subsidiary of JPMorgan Chase.

Chase USA means Chase Bank USA, National Association.

Clearstream is Clearstream Banking, société anonyme, a bank organized as a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg.

Clearstream Customers are organizations participating in Clearstream’s book-entry settlement system for trading of securities in Europe.

closing date is the date specified in the related prospectus supplement as the date on which the issuing entity issues its securities.

Collection Period means, with respect to the securities issued by each issuing entity, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related motor vehicle loans.

Controlling Class means, with respect to any issuing entity, the most senior class of securities issued by that issuing entity as long as those securities are outstanding, and thereafter, in order of seniority, each other class of securities issued by that issuing entity described in the prospectus supplement as long as they are outstanding.

cutoff date is the date specified in the related prospectus supplement as the date as of which the motor vehicle loans are being transferred to the issuing entity.

Deferred Payment Receivables are either Actuarial Receivables or Simple Interest Receivables that provide for the deferral of the initial scheduled payment.

Definitive Securities are securities in fully registered, certificated form.

depositor is JPMorgan Chase, as the depositor of motor vehicle loans into an issuing entity.

DTC means The Depository Trust Company and any successor depository selected by or on behalf of the issuing entity.

Eligible Deposit Account is either:

•	a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or

•	a segregated identifiable trust account established in the trust department of a Qualified Trust Institution.

ERISA means Employee Retirement Income Security Act of 1974, as amended.

Euroclear is the system operated by Euroclear Bank S.A./N.V.

Euroclear Participants are participants in the Euroclear system.

Event of Default is one of the events under each indenture specified in the section of this prospectus entitled “The Indenture—Events of Default.”

Event of Servicing Termination is one of the events under each sale and servicing agreement specified in the section of this prospectus entitled “Servicing—Termination of the Servicer.”

FDIC is the Federal Deposit Insurance Corporation.

Final Payment Receivables are either Actuarial Receivables or Simple Interest Receivables that provide for a final scheduled payment which is greater than the scheduled monthly payments. The obligation to make the final scheduled payment on a Final Payment Receivable may be satisfied by:

•	a cash payment in full of the amount due,

•	transferring the financed vehicle to us or

•	refinancing the final scheduled payment.

funding period is the period, if any, after the closing date specified in the related prospectus supplement during which the depositor will sell additional motor vehicle loans to the issuing entity.

Indenture is an agreement between the issuing entity and the applicable indenture trustee pursuant to which the issuing entity will issue notes.

indenture trustee means the indenture trustee for the holders of the notes issued by an issuing entity identified in the related prospectus supplement.

JPMorgan Chase means JPMorgan Chase Bank, National Association.

motor vehicle loans are

•	motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks purchased from dealers who regularly originate and sell motor vehicle loans to JPMorgan Chase or one of its affiliates,

•	purchase money loans secured by new or used automobiles and light-duty trucks made by JPMorgan Chase or one of its affiliates directly or pursuant to arrangements with dealers in accordance with approved agreements with the dealers or

•	motor vehicle retail installment sales contracts relating to, and purchase money loans secured by, new or used automobiles and light-duty trucks purchased by JPMorgan Chase from other originators of motor vehicle loans.

owner trustee is the owner trustee of the issuing entity identified in the related prospectus supplement.

payment date means the date for the payment or distribution of principal of and interest on the securities of each issuing entity specified in the related prospectus supplement.

Permitted Investments are investments confirmed by the rating agencies rating the securities issued by an issuing entity as being consistent with the rating of those securities. These investments may include securities issued by JPMorgan Chase or its affiliates or trusts originated by JPMorgan Chase or its affiliates, and may also include money market mutual funds for which JPMorgan Chase or any of its affiliates serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, for which it collects fees and expenses.

Plan Assets Regulation is regulation, 29 C.F.R. Section 2510.3-101, issued by the U.S. Department of Labor.

Plans means employee benefit plans that are subject to ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the tax code or provisions under Similar Laws, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements.

pre-funding account is, with respect to an issuing entity that is authorized to purchase additional receivables during a funding period, not to exceed one year, specified in the related prospectus supplement, an issuing entity account in which the depositor deposits a sum on the closing date to be used by the issuing entity to pay for additional motor vehicle loans to be acquired by the issuing entity during the funding period.

PTCE is a Prohibited Transaction Class Exemption under ERISA.

Qualified Institution is a depository institution, including JPMorgan Chase organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating and a long-term unsecured debt rating confirmed by each rating agency rating the securities issued by an issuing entity as being consistent with the ratings of those securities and the deposits of which are insured by the FDIC.

Qualified Trust Institution is an institution organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with the authority to act under the laws of the United States or any state as an owner trustee or in any other fiduciary capacity having not less than $1 billion in assets under fiduciary management and a long-term deposit rating confirmed by each rating agency rating the securities issued by an issuing entity as being consistent with the ratings of those securities.

Related Documents are, in respect of each issuing entity, the related sale and servicing agreement, indenture, trust agreement, administration agreement, any agreements relating to the credit enhancement for the securities issued by that issuing entity and letters of representation to DTC.

Repurchase Amount of a motor vehicle loan being repurchased by JPMorgan Chase, as depositor, or purchased, as servicer, pursuant to the sale and servicing agreement, is the sum, as of the last day of the Collection Period on which such motor vehicle loan is being repurchased or purchased, of the principal balance of that motor vehicle loan plus accrued and unpaid interest thereon, calculated in the manner specified in the related prospectus supplement.

sale and servicing agreement is an agreement between JPMorgan Chase, as depositor and servicer, and the issuing entity pursuant to which motor vehicle loans are sold to the issuing entity and the servicer agrees to service the motor vehicle loans.

servicer is JPMorgan Chase, as the servicer of the motor vehicle loans sold to an issuing entity, pursuant to a sale and servicing agreement and any successor to JPMorgan Chase as servicer under the sale and servicing agreement.

Similar Laws means applicable federal, state, local, non-U.S. or other laws or regulations that contain a provision or provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the tax code.

Simple Interest Receivables provide for the allocation of payments made to principal and interest in accordance with the “simple interest” method. As payments are received under a Simple Interest Receivable, the finance charges accrued to date are paid first, the unpaid amount financed, to the extent of the remaining monthly scheduled payment, is paid second and the remaining payment is applied to the unpaid late charges. Accordingly, if an obligor under a Simple Interest Receivable pays the fixed monthly installment in advance of the date on which a payment is due, the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the obligor pays the fixed monthly installment after the due date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller allocations of payments, as the case may be, to the amount financed under a Simple Interest Receivable as a result of early or late payments.

tax code is the Internal Revenue Code of 1986, as amended.

trust agreement is a trust agreement between JPMorgan Chase, as depositor, and the owner trustee pursuant to which the issuing entity is created and certificates are issued by the issuing entity.

UCC is the Uniform Commercial Code as in effect in the applicable jurisdiction from time to time.

Prospectus Supplement

$

Chase Auto Owner Trust 20    -

$                     Asset Backed Notes

$                     Asset Backed Certificates

JPMorgan Chase Bank, National Association

Sponsor, [Originator,] Depositor and Servicer

Underwriters of the Notes

[Names of Underwriters]

Underwriter of the Certificates

[Name of Underwriter]

You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus or this prospectus supplement is accurate on any date other than the dates stated on the respective covers.

We are not offering the notes or the certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes or the certificates will deliver a prospectus supplement and prospectus until                 , 20    (90 days after the date of this prospectus supplement).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration fee	$1,070,000
Printing expenses	$370,000
Legal fees	$880,000
Accounting fees	$320,000
Trustee fees	$120,000
Rating agency fees	$3,960,000
Miscellaneous	$100,000

Total	$6,820,000

Item 15. Indemnification of Directors and Officers.

Article V of the By-laws of JPMorgan Chase Bank, National Association (“JPMorgan Chase”) provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of JPMorgan Chase to procure a judgment in its favor, but excluding any action, suit, or proceeding brought by such person against JPMorgan Chase or any affiliate of JPMorgan Chase (a “Proceeding”)), by reason of the fact that he or she is or was a director or officer of JPMorgan Chase or is or was serving at the request of JPMorgan Chase as a director, officer, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis for such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by JPMorgan Chase.

The right to indemnification described in the immediately preceding paragraph shall include the right to be paid within 20 days of receipt by JPMorgan Chase of a statement, the reasonable expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereafter an “Advancement of Expenses”). To obtain indemnification an Indemnitee must submit a written request to the Secretary of JPMorgan Chase including documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification must be made within a reasonable time after receipt by JPMorgan Chase of the written request for indemnification together with the Supporting Documentation. The Secretary of JPMorgan Chase shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of JPMorgan Chase in writing that the Indemnitee has requested indemnification. The Indemnitee’s entitlement to indemnification is determined by (i) a majority vote of the Board of Directors of JPMorgan Chase of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors presents its determination in a written opinion, or (iii) by the shareholders, but only if a majority of the disinterested directors, if they constitute a quorum of the Board of Directors of JPMorgan Chase, presents the issue of entitlement to indemnification to the shareholders for their determination.

Item 16. Exhibits.

(a) Exhibits

Exhibit Number	Description
1.1(A)	Form of Note Underwriting Agreement*

1.1(B)	Form of Certificate Underwriting Agreement*

3.1	Articles of Association of JPMorgan Chase Bank, National Association**

3.2	Bylaws of JPMorgan Chase Bank, National Association**

4.1	Form of Sale and Servicing Agreement*

4.2	Form of Indenture*

4.3(A)	Form of Certificate of Trust*

4.3(B)	Form of Trust Agreement*

4.3(C)	Form of Amended and Restated Trust Agreement*

5.1(A)	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of the notes*

5.1(B)	Opinion of Richards Layton & Finger LLP with respect to legality of the certificates*

8.1	Opinion of Simpson Thacher & Bartlett LLP with respect to tax matters*

23.1	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 5.1(A))

23.2	Consent of Richards Layton & Finger LLP (included in opinion filed as Exhibit 5.1(B))

23.3	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 8.1)

24.1	Powers of Attorney**

25.1	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee under the Indenture***

99.1	Form of Administration Agreement*

99.2	Form of Collection Account Control Agreement*

99.3	Form of Reserve Account Control Agreement*

99.4	Form of Subservicing Agreement*

*	Filed herewith.
**	Previously filed.
***	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(b) Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17. Undertakings.

(a) Undertaking pursuant to Rule 415 Offering:

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Undertaking in respect of incorporation of subsequent Exchange Act documents by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking in respect of indemnification:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Undertaking in respect of qualification of trust indenture under the Trust Indenture Act of 1939:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(e) Undertaking in respect of reliance on Rule 430A:

If the registrant is relying on Rule 430A under the Securities Act, the undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Undertaking in respect of information provided through the Internet:

The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on March 28, 2006.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Mark I. Kleinman
Name:	Mark I. Kleinman
Title:	Senior Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed on February 10, 2006 by the following persons in the capacities indicated.

Signature	Title	Date
/s/ James Dimon* James Dimon	Principal Executive Officer and Director	March 28, 2006

/s/ Joseph L. Sclafani* Joseph L. Sclafani	Principal Accounting Officer	March 28, 2006

/s/ William B. Harrison* William B. Harrison	Director	March 28, 2006

/s/ Michael J. Cavanagh* Michael J. Cavanagh	Principal Financial Officer and Director	March 28, 2006

/s/ Don M. Wilson III* Don M. Wilson III	Director	March 28, 2006

*	Mark I. Kleinman hereby signs this pre-effective amendment no. 1 to the registration statement on behalf of each of the indicated persons for whom he is Attorney-in-Fact on March 28, 2006 pursuant to powers of attorney filed as an exhibit to this registration statement.

By:	/s/ Mark I. Kleinman
Name:	Mark I. Kleinman
Title:	Senior Vice President

Exhibit Index

Exhibit Number	Description
1.1(A)	Form of Note Underwriting Agreement**

1.1(B)	Form of Certificate Underwriting Agreement**

3.1	Articles of Association of JPMorgan Chase Bank, National Association*

3.2	Bylaws of JPMorgan Chase Bank, National Association*

4.1	Form of Sale and Servicing Agreement**

4.2	Form of Indenture**

4.3(A)	Form of Certificate of Trust**

4.3(B)	Form of Trust Agreement**

4.3(C)	Form of Amended and Restated Trust Agreement**

5.1(A)	Opinion of Simpson Thacher & Bartlett LLP with respect to legality of the notes**

5.1(B)	Opinion of Richards Layton & Finger LLP with respect to legality of the certificates**

8.1	Opinion of Simpson Thacher & Bartlett LLP with respect to tax matters**

23.1	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 5.1(A))

23.2	Consent of Richards Layton & Finger LLP (included in opinion filed as Exhibit 5.1(B))

23.3	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 8.1)

24.1	Powers of Attorney*

25.1	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee under the Indenture***

99.1	Form of Administration Agreement**

99.2	Form of Collection Account Control Agreement**

99.3	Form of Reserve Account Control Agreement**

99.4	Form of Subservicing Agreement**

*	Previously filed.
**	Filed herewith.
***	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.